MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,
Depositor

UBS REAL ESTATE SECURITIES INC.,
Transferor

WELLS FARGO BANK, N.A.,
Master Servicer, Trust Administrator,  Custodian and Credit Risk Manager

U.S. BANK NATIONAL ASSOCIATION,
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of October 1, 2007

MASTR ASSET SECURITIZATION TRUST 2007-1

MORTGAGE PASS-THROUGH CERTIFICATES, Series 2007-1

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

3

Section 1.01

Definitions.

3

Section 1.02

Certain Calculations.

52

Section 1.03

Calculation of Applicable Fractions.

52

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

54

Section 2.01

Conveyance of Mortgage Loans.

54

Section 2.02

Acceptance by Trustee of the Mortgage Loans.

59

Section 2.03

Remedies for Breaches of Representations and Warranties.

61

Section 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

63

Section 2.05

[Reserved].

64

Section 2.06

Execution and Delivery of Certificates.

64

Section 2.07

REMIC Matters.

64

Section 2.08

Covenants of the Master Servicer.

64

Section 2.09

Representations and Warranties of the Master Servicer.

64

Section 2.10

Representations and Warranties of the Custodian.

66

ARTICLE III ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS

67

Section 3.01

Master Servicing of Mortgage Loans.

67

Section 3.02

Monitoring of Servicers.

68

Section 3.03

[Reserved].

70

Section 3.04

Rights of the Depositor and the Trustee in Respect of the Master Servicer.

70

Section 3.05

Trustee to Act as Master Servicer.

70

Section 3.06

Protected Accounts.

71

Section 3.07

Collection of Mortgage Loan Payments; Collection Account; Distribution Account.

72

Section 3.08

Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

75

Section 3.09

Access to Certain Documentation and Information Regarding the Mortgage Loans.

75

Section 3.10

Permitted Withdrawals from the Collection Account and Distribution Account.

76

Section 3.11

Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

78

Section 3.12

Presentment of Claims and Collection of Proceeds.

79

Section 3.13

Maintenance of the Primary Insurance Policies.

79

Section 3.14

Realization upon Defaulted Mortgage Loans.

80

Section 3.15

REO Property.

80

Section 3.16

Due-on-Sale Clauses; Assumption Agreements.

81

Section 3.17

Trustee to Cooperate; Release of Mortgage Files.

82

Section 3.18

Documents, Records and Funds in Possession of Master Servicer and Custodian to

Be Held for the Trustee.

82

Section 3.19

Master Servicing Compensation.

83

Section 3.20

Access to Certain Documentation.

83

Section 3.21

Annual Statement as to Compliance.

84

Section 3.22

Report on Assessment of Compliance and Attestation.

84

Section 3.23

Errors and Omissions Insurance; Fidelity Bonds.

88

Section 3.24

Master Servicer to Remit Prepayment Penalties to the Transferor.

88

Section 3.25

[Reserved].

88

Section 3.26

Credit Risk Management Services and Reports; Reliability of Data.

88

Section 3.27

Limitation Upon Liability of Credit Risk Manager.

89

Section 3.28

Resignation or Removal of Credit Risk Manager.

90

ARTICLE IV DISTRIBUTIONS AND SERVICING ADVANCES

90

Section 4.01

Advances.

90

Section 4.02

Priorities of Distribution.

90

Section 4.03

Allocation of Realized Losses.

99

Section 4.04

Distribution Date Statements to Certificateholders.

102

ARTICLE V THE CERTIFICATES

105

Section 5.01

The Certificates.

105

Section 5.02

Certificate Register; Registration of Transfer and Exchange of Certificates.

106

Section 5.03

Mutilated, Destroyed, Lost or Stolen Certificates.

112

Section 5.04

Persons Deemed Owners.

112

Section 5.05

Access to List of Certificateholders’ Names and Addresses.

112

Section 5.06

Maintenance of Office or Agency.

113

Section 5.07

Deposit of Uncertificated REMIC Interests.

113

ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER AND THE CUSTODIAN

113

Section 6.01

Respective Liabilities of the Depositor, the Master Servicer and the Custodian.

113

Section 6.02

Merger or Consolidation of the Depositor, the Master Servicer and the Custodian.

113

Section 6.03

Limitation on Liability of the Depositor, the Transferor, the Master Servicer, the

Custodian and Others.

114

Section 6.04

Limitation on Resignation of Master Servicer.

115

Section 6.05

Sale and Assignment of Master Servicing Rights.

115

Section 6.06

Fees of the Custodian.

115

ARTICLE VII DEFAULT

116

Section 7.01

Events of Default.

116

Section 7.02

Trustee to Act; Appointment of Successor.

118

Section 7.03

Notification to Certificateholders.

119

ARTICLE VIII CONCERNING THE TRUSTEE

120

Section 8.01

Duties of Trustee.

120

Section 8.02

Certain Matters Affecting the Trustee.

121

Section 8.03

Trustee Not Liable for Certificates or Mortgage Loans.

123

Section 8.04

Trustee May Own Certificates.

123

Section 8.05

Trustee’s Fees and Expenses.

123

Section 8.06

Eligibility Requirements for Trustee.

124

Section 8.07

Resignation and Removal of Trustee.

125

Section 8.08

Successor Trustee.

125

Section 8.09

Merger or Consolidation of Trustee.

126

Section 8.10

Appointment of Co-Trustee or Separate Trustee.

126

ARTICLE IX CONCERNING THE TRUST ADMINISTRATOR AND THE MASTER SERVICER

128

Section 9.01

Duties of Trust Administrator.

128

Section 9.02

Certain Matters Affecting the Trust Administrator.

129

Section 9.03

Trust Administrator Not Liable for Certificates or Mortgage Loans.

131

Section 9.04

Trust Administrator May Own Certificates.

131

Section 9.05

Trust Administrator’s Fees and Expenses.

131

Section 9.06

Eligibility Requirements for Trust Administrator.

132

Section 9.07

Resignation and Removal of Trust Administrator.

132

Section 9.08

Successor Trust Administrator.

134

Section 9.09

Merger or Consolidation of Trust Administrator.

135

Section 9.10

[Reserved].

135

Section 9.11

Tax Matters.

135

Section 9.12

Periodic Filings.

138

ARTICLE X TERMINATION

147

Section 10.01

Termination upon Liquidation or Purchase of All Mortgage Loans.

147

Section 10.02

Final Distribution on the Certificates.

148

Section 10.03

Additional Termination Requirements.

149

ARTICLE XI MISCELLANEOUS PROVISIONS

150

Section 11.01

Amendment.

150

Section 11.02

Recordation of Agreement; Counterparts.

152

Section 11.03

Governing Law.

153

Section 11.04

Intention of Parties.

153

Section 11.05

Notices.

153

Section 11.06

Severability of Provisions.

154

Section 11.07

Assignment.

155

Section 11.08

Limitation on Rights of Certificateholders.

155

Section 11.09

Inspection and Audit Rights.

156

Section 11.10

Certificates Nonassessable and Fully Paid.

156

Section 11.11

Compliance With Regulation AB.

156

Section 11.12

Tax Status and Reporting.

157

SCHEDULES

Schedule I

Mortgage Loan Schedule

Schedule II

Representations and Warranties as to the Mortgage Loans

EXHIBITS

Exhibit A:

Form of Class A-P Certificate

Exhibit B

Form of Class A-X Certificate

Exhibit C-1:

Form of Class A-[LR][UR] Certificate

Exhibit C-2:

Form of Class P Certificate

Exhibit D:

Form of Class B Certificate

Exhibit E:

Form of Senior Certificate

Exhibit F:

Form of Reverse of Certificates

Exhibit G:

Form of Initial Certification of Custodian

Exhibit H:

Form of Final Certification of Custodian

Exhibit I:

Form of Class A-[__]R Transfer Affidavit

Exhibit J:

Form of Transferor Certificate

Exhibit K:

Form of Investment Letter (Non Rule 144A)

Exhibit L:

Form of Rule 144A Letter

Exhibit M:

Form of Request for Release of Documents

Exhibit N:

Form of Sarbanes-Oxley Certification

Exhibit O:

[Reserved]

Exhibit P:

[Reserved]

Exhibit Q:

Form of Assessment of Compliance

Exhibit R:

[Reserved]

Exhibit S:

Additional Disclosure Notification

Exhibit T:

Additional Form 10-D Disclosure

Exhibit U:

Additional Form 10-K Disclosure

Exhibit V:

Form 8-K Disclosure Information

Exhibit W:

[Reserved]

Exhibit X:

Assessments of Compliance and Attestation Reports Servicing Criteria

THIS POOLING AND SERVICING AGREEMENT, dated as of October 1, 2007, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., a Delaware corporation, as depositor (the “Depositor”), UBS REAL ESTATE SECURITIES INC., a Delaware corporation, as transferor (the “Transferor”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”), as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”) and as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”).

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund is being conveyed to the Trustee to create a trust for the benefit of the Certificateholders.  The Trust Fund for federal income tax purposes shall consist of two REMICs (the “Subsidiary REMIC” and the “Master REMIC”).  The “latest possible maturity date” for federal income tax purposes of all interests created hereby shall be the Latest Possible Maturity Date.

The Subsidiary REMIC shall consist of all of the assets constituting the Trust Fund corresponding to Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4, Collateral Group 5, Collateral Group 6 and Collateral Group 7 (exclusive of the Class P Prepayment Charges) and shall be evidenced by the uncertificated interests set forth below that shall be designated as REMIC regular interests (the “Subsidiary REMIC Regular Interests”).  In addition, the Subsidiary REMIC shall issue the Class A-LR Certificate and shall designate such interest as its sole class of residual interest.

The Master REMIC shall consist of the REMIC regular interests issued by the Subsidiary REMIC and shall be evidenced by the Classes of Certificates and Uncertificated REMIC Interests set forth below for the Master REMIC (which, except for the Exchangeable Certificates and Class P, Class A-LR and Class A-UR Certificates, shall represent the “regular interests” in the Master REMIC) and the Class R-2 Interest as the single “residual interest” in the Master REMIC.   The Class A-UR Certificate shall not be considered a Certificate issued by the Master REMIC, but instead shall represent beneficial ownership of the Class R-2 interest.

Subsidiary REMIC:

The Subsidiary REMIC Regular Interests, each of which is hereby designated as a REMIC regular interest for federal income tax purposes, shall have the following principal balances, pass-through rates and corresponding Collateral Groups in the manner set forth in the following table:

REMIC Interests	Initial Balance	Pass- Through Rate	Corresponding Collateral Group
LT1-1	(1)	5.500%	1
LT2-1	(1)	5.500%	1
LT3-1	(1)	5.500%	1
LT1-2	(1)	6.000%	2
LT2-2	(1)	6.000%	2
LT3-2	(1)	6.000%	2
LT1-3	(1)	6.250%	3
LT2-3	(1)	6.250%	3
LT3-3	(1)	6.250%	3
LT1-4	(1)	6.500%	4
LT2-4	(1)	6.500%	4
LT3-4	(1)	6.500%	4
LT1-5	(1)	5.500%	5
LT2-5	(1)	5.500%	5
LT3-5	(1)	5.500%	5
LT1-6	(1)	6.000%	6
LT2-6	(1)	6.000%	6
LT3-6	(1)	6.000%	6
LT1-7	(1)	6.500%	7
LT2-7	(1)	6.500%	7
LT3-7	(1)	6.500%	7
LT-A-X	(2)	(3)	4, 7
LT-A-P	(4)	(5)	1, 5

____________________

(1)

Each LT1 Interest shall have a principal balance initially equal to 0.9% of the Group Subordinate Amount of its corresponding Collateral Group or Groups.  Each LT2 Interest shall have a principal balance initially equal to 0.1% of the Group Subordinate Amount of its corresponding Collateral Group.   The initial principal balance of each LT3 Interest shall equal the excess of the Group Balance of its corresponding Collateral Group or Groups over the sum of (i) the initial principal balances of the LT1 and LT2 Interests corresponding to such Collateral Group or Groups, (ii) the portion of the LT-A-P Interest attributable to the Discount Loans in the Collateral Group or Groups corresponding to such LT3 Interest, and (iii) in the case of Collateral Group 7 the principal balance of the Class A-LR Certificate.

(2)

This Subsidiary REMIC interest shall not have any principal balance.

(3)

The LT-A-X Interest shall be entitled to receive all interest accrued at the related Stripped Interest Rate on each Non-Discount Loan contributing to Collateral Group 4 or Collateral Group 7.

(4)

The LT-A-P Interest shall have an initial principal balance equal to the initial principal balance of the Class A-P Certificate.

Unless a Cross-over Situation (as defined below) exists, principal and Realized Losses arising with respect to each Collateral Group shall be allocated first to cause the LT1 and LT2 interests corresponding to such Collateral Group or Groups to equal 0.9% and 0.1% of the Group Subordinate Amount of such Collateral Group or Groups as of such Distribution Date and all excess principal and Realized Losses shall be allocated to the LT3 interest corresponding to such Collateral Group or Groups.  A LT1, LT2 or LT3 interest that is allocated principal on any Distribution Date shall receive such principal, and have its principal balance reduced by the amount of such principal, on such Distribution Date.  Similarly, a LT1, LT2 or LT3 interest that is allocated a Realized Loss on any Distribution Date shall have its principal balance reduced by the amount of such Realized Loss on such Distribution Date.

A “Cross-over Situation” exists if on any Distribution Date (after taking into account distributions of principal and allocations of Realized Losses on such Distribution Date) the LT1 and LT2 interests corresponding to any Collateral Group or Groups are in the aggregate less than 1% of the Group Subordinate Amount of the Collateral Group or Groups to which they correspond.  In the event that a Cross-Over Situation exists on any Distribution Date, and the weighted average rate of the outstanding LT1 and LT2 interests related to a Class of Subordinate Certificates is less than the Pass-Through Rate for such class of Subordinate Certificates, a Principal Relocation Payment (as defined below) shall be made proportionately to such outstanding LT1 interests prior to any other distributions of principal from each such Collateral Group or Groups.  In the event that a Cross-Over Situation exists on any Distribution Date, and the weighted average rate of the outstanding LT1 and LT2 interests related to a Class of Subordinate Certificates is greater than the Pass-Through Rate for such class of Subordinate Certificates, a Principal Relocation Payment shall be made proportionately to such outstanding LT2 interests prior to any other distributions of principal from each such Collateral Group.  A “Principal Relocation Payment” is a distribution of principal that causes the Calculation Rate (as defined below) on the outstanding LT1 and LT2 interests related to a Class of Subordinate Certificates to equal the Pass-Through Rate for such class of Subordinate Certificates.  The “Calculation Rate” shall equal the product of (i) 10 and (ii) the weighted average rate of the outstanding Class LT1 and Class LT2 interests related to a Class of Subordinate Certificates, treating each Class LT1 interest as capped at zero or reduced by a fixed percentage of 100% of the interest accruing on such class.  Principal Relocation Payments shall be made from principal received on the Mortgage Loans from the related Collateral Group or Groups and shall also consist of a proportionate allocation of Realized Losses from the Mortgage Loans of the related Collateral Group or Groups.  For purposes of making Principal Relocation Payments, to the extent that the principal received during the Collection Period from the related Collateral Group and Realized Losses are insufficient to make the necessary reduction of principal, then interest shall accrue on the LT3 interest related to a Collateral Group or Groups (and be added to their principal balances) that are not receiving a Principal Relocation Payment to allow the necessary Principal Relocation Payment to be made.

If a Cross-Over Situation exists, the outstanding aggregate principal balance of the related LT1 and LT2 interests shall not be reduced below one percent of the aggregate Group Balance of the related Collateral Group or Groups as of the end of any Collection Period in excess of the Senior Certificates related to such Collateral Group as of the related Distribution Date (after taking into account distributions of principal and allocations of Realized Losses on such Distribution Date).  To the extent this limitation prevents the distribution of principal to the LT1 and LT2 interests of a Collateral Group and the related LT3 interest has already been reduced to zero, such excess principal from the other Collateral Group or Collateral Groups shall be paid proportionately to the LT3 interests of the Collateral Group or Groups whose aggregate LT1 and LT2 interests are less than one percent of the Group Subordinate Amount.  Any such shortfall as a result of the Collateral Group or Groups receiving the extra payment having a Ratio-strip Rate (as defined below) lower than the weighted average Ratio-strip Rate of the Collateral Group from which the payment was relocated shall be treated as a Realized Loss and if excess arises as a result of the Collateral Group receiving the extra payment having a Ratio-strip Rate higher than the Collateral Group from which the payment was relocated it shall reimburse the Middle REMIC for prior Realized Losses.  The “Ratio-strip Rate” for each Collateral Group shall be equal to the Required Coupon for such Collateral Group.

The Class LT-A-P Interest shall be entitled to receive the A-P Principal Distribution Amount.

Master REMIC:

The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount):

Class	Initial Certificate Principal Balance or Notional Amount	Initial Pass-Through Rate	Minimum Denomination	Integral Multiples in Excess of Minimum
Class 1-A-1	$ 7,600,000	5.500%	$25,000	$1
Class 1-A-2	$ 43,162,721	6.000%	$25,000	$1
Class 1-A-3	$ 58,028,639	6.250%	$25,000	$1
Class 1-A-4 (1)	$ 166,472,206	6.500%	$25,000	$1
Class 1-A-5 (2)	$ 11,060,538	(3)	$25,000	$1
Class 1-A-6 (4)	$ 166,472,206	5.500%	$25,000	$1
Class 1-A-7 (4)	$ 166,472,206	6.000%	$25,000	$1
Class 1-A-8 (4)	$ 166,472,206	(5)	$25,000	$1
Class 1-A-9 (4)	(6)	6.500%	$100,000	$1
Class 2-A-1 (4)	$ 6,172,217	5.500%	$25,000	$1
Class 2-A-2 (4)	$ 19,121,493	6.000%	$25,000	$1
Class 2-A-3 (4)	$ 11,743,014	6.500%	$25,000	$1
Class 2-A-4 (1)	$ 5,937,673	5.500%	$25,000	$1
Class 2-A-5 (1)	$ 234,544	5.500%	$25,000	$1
Class 2-A-6 (1)	$ 18,394,876	6.000%	$25,000	$1
Class 2-A-7 (1)	$ 726,617	6.000%	$25,000	$1
Class 2-A-8 (1)	$ 11,296,779	6.500%	$25,000	$1
Class 2-A-9 (1)	$ 446,235	6.500%	$25,000	$1
Class 2-A-10 (1)	$ 37,036,724	(7)
Class 2-A-11 (1)	$ 1,407,396	(8)
Class A-LR	$50	5.500%	100%	$1
Class A-UR	$50	5.500%	100%	$1
Class A-P	$ 136,562	(9)	$100,000	$1
Class A-X	(10)	6.000%	$100,000	$1
Class B-1	$7,398,000	(11)	$25,000	$1
Class B-2	$2,017,700	(11)	$25,000	$1
Class B-3	$1,008,800	(11)	$25,000	$1
Class B-4	$1,008,800	(11)	$25,000	$1
Class B-5	$840,700	(11)	$25,000	$1
Class B-6	$504,488	(11)	$25,000	$1
Class P	(12)	N/A	N/A	N/A
Components
Class 1-A-5-1	$ 6,649,158	5.500%	N/A	N/A
Class 1-A-5-2	$ 1,892,312	6.000%	N/A	N/A
Class 1-A-5-3	$ 2,292,192	6.250%	N/A	N/A
Class 1-A-5-4	$ 226,876	6.500%	N/A	N/A

___________

(1)

Each of these Classes shall be issued in uncertificated form and shall constitute an Uncertificated REMIC Interest.

(2)

The Class 1-A-5 Certificates will be deemed for purposes of the distribution of interest and principal and the allocation of losses to consist of four Components as described under “Components” in the table above.  The Components are not severable.

(3)

The Class 1-A-5 Certificates will be entitled to all distributions of interest allocable to the Class 1-A-5-1, Class 1-A-5-2, Class 1-A-5-3 and Class 1-A-5-4 Components.

(4)

This Class of Certificates shall be issued pursuant to the Trust Agreement and shall not represent an interest in any REMIC formed hereby.

(5)

The Class 1-A-8 Certificates are Principal Only Certificates and will not be entitled to distributions in respect of interest.

(6)

The Class 1-A-9 Certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 1-A-9 notional amount (initially $166,472,206).

(7)

On any Distribution Date, the Class 2-A-10 Certificates will be entitled to receive all distributions of interest otherwise distributable to the Class 2-A-4, Class 2-A-5, Class 2-A-6, Class  2-A-7, Class 2-A-8 and Class 2-A-9 Certificates.

(8)

On any Distribution Date, the Class 2-A-11 Certificates will be entitled to receive all distributions of interest otherwise distributable to the Class 2-A-5, Class 2-A-7 and Class 2-A-9 Certificates.

(9)

The Class A-P Certificates are principal only certificates and will not be entitled to distributions in respect of interest.

(10)

The Class A-X Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class A-X notional amount (initially $8,035,764).

(11)

Interest will accrue on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates at a per annum rate equal to the weighted average of (i) 5.500% for the portions of loans contributing to Collateral Group 1, (ii) 6.000% for the portions of loans contributing to Collateral Group 2, (iii) 6.250% for the portions of loans contributing to Collateral Group 3, (iv) 6.500% for the portions of loans contributing to Collateral Group 4, (v) 5.500% for the portions of loans contributing to Collateral Group 5, (vii) 6.000% for the portions of loans contributing to Collateral Group, and (viii) 6.500% for the portions of loans contributing to Collateral Group, weighted on the basis of the portion of the aggregate principal balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates attributable to each such Collateral Group.  The per annum Pass-Through Rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for the first interest accrual period will be approximately 6.29%.

(12)

The Class P Certificates do not have an aggregate principal balance and shall not be entitled to distributions in respect of principal or interest.  The Class P Certificates shall be entitled to Class P Prepayment Charges collected.  The Class P Certificates do not represent an interest in any REMIC created hereby.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans (exclusive of the Class P Prepayment Charges) to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention the party identifying any ambiguity or drafting error shall notify each of the parties hereto, and shall, in accordance with Section 10.01 of this Agreement, attempt to resolve any ambiguities or correct any drafting errors to accomplish such intention.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates

All Classes of Offered Certificates other than the Physical Certificates.

ERISA-Restricted Classes

The Residual Certificates and the Private Certificates, and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption.

Exchangeable Certificates

The Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-10 and Class 2-A-11 Certificates.

Exchangeable REMIC Certificates

The Class 1-A-4, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8 and Class 2-A-9 Certificates.

Group 1 Certificates

The Class 1-A-1 Certificates and the Class 1-A-5-1 Component.

Group 2 Certificates

The Class 1-A-2 Certificates and the Class 1-A-5-2 Component.

Group 3 Certificates

The Class 1-A-3 Certificates and the Class 1-A-5-3 Component.

Group 4 Certificates

The Class 1-A-4, Class 1-A-6, Class 1-A-7, Class 1-A-8 and Class 1-A-9 Certificates and the Class 1-A-5-4 Component.

Group 5 Certificates

The Class 2-A-1, Class 2-A-4 and Class 2-A-5 Certificates.

Group 6 Certificates

The Class 2-A-2, Class 2-A-6 and Class 2-A-7 Certificates.

Group 7 Certificates

The Class 2-A-3, Class 2-A-8, Class 2-A-9, Class A-LR and Class A-UR Certificates.

Interest Only Certificates

The Class 1-A-9 and Class A-X Certificates.

Offered Certificates

All Classes of Certificates other than the Private Certificates.

Physical Certificates

The Private Certificates and the Residual Certificates.

Principal Only Certificates

The Class 1-A-8 and the Class A-P Certificates.

Private Certificates

The Class B-4, Class B-5 and Class B-6,  and Class P Certificates.

Rating Agencies

S&P and Fitch.

Regular Certificates

The Certificates, other than the Residual Certificates and the Class P Certificates.

Residual Certificates

The Class A-LR and Class A-UR Certificates.

Senior Certificates

The Group 1, Group 2, Group 3, Group 4, Group 5, Group 6 and Group 7 Certificates and the Interest Only, Principal Only Certificates.

Subordinate Certificates

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

ARTICLE I

DEFINITIONS

Section 1.01

Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 9.12.

Accountant’s Attestation:  As defined in Section 3.22(b)(i).

Accrued Certificate Interest:  With respect to any Distribution Date and any interest bearing Class of Certificates, the sum of (i) one month’s interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Balance or Notional Amount, as applicable, subject to reduction as provided in Section 4.02(b) plus (ii) any Class Unpaid Interest Amounts for such Class.

Additional Form 10-D Disclosure:  As defined in Section 9.12.

Additional Form 10-K Disclosure:  As defined in Section 9.12.

Additional Servicer:  Each Affiliate of any Servicer that services any of the Mortgage Loans and each person that is not an Affiliate of any such Servicer that services 10% or more of the Mortgage Loans.

Adjustment Amount:  With respect to the Special Hazard Loss Coverage Amount and, with respect to each anniversary of October 1, 2007, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (x) the product of 1% and the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (y) the outstanding principal balance of Mortgage Loans secured by Mortgaged Properties in the highest California zip code concentration on the Distribution Date immediately preceding such anniversary, and (z) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

Advance:  An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01.

Affiliate:  When used with reference to a specified Person, another Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities.

Aggregate Pool Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

Aggregate Subordinate Optimal Principal Amount:  For any Distribution Date, the sum of the Subordinate Optimal Principal Amounts for each Collateral Group.

Aggregate Subordinate Percentage:  With respect to the Subordinate Certificates and as of any Distribution Date, the aggregate Certificate Principal Balance for the Subordinate Certificates divided by the Aggregate Pool Principal Balance (net of the A-P Percentage of the Scheduled Principal Balance of each Discount Loan).

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Allocable Share:  For any Distribution Date and with respect to each Class of Subordinate Certificates, the portion of the Aggregate Subordinate Optimal Principal Amount allocable to such Class, equal to the product of the Aggregate Subordinate Optimal Principal Amount on such Distribution Date and a fraction, the numerator of which is the related Certificate Principal Balance thereof and the denominator of which is the aggregate of the Certificate Principal Balances of the Subordinate Certificates.

Amount Available for Group 1 Principal:  As to any Distribution Date, Group 1 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 1 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (A).

Amount Available for Group 2 Principal:  As to any Distribution Date, Group 2 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 2 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (B).

Amount Available for Group 3 Principal:  As to any Distribution Date, Group 3 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 3 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (C).

Amount Available for Group 4 Principal:  As to any Distribution Date, Group 4 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 4 Certificates and Class A-X Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (D).

Amount Available for Group 5 Principal:  As to any Distribution Date, Group 5 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 5 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (E).

Amount Available for Group 6 Principal:  As to any Distribution Date, Group 6 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 6 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (F).

Amount Available for Group 7 Principal:  As to any Distribution Date, Group 7 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 7 Certificates and Class A-X Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (G).

Amount Available for A-P Recoveries: With respect to Collateral Group 1 and Collateral Group 5 and any Distribution Date, the aggregate of the A-P Percentage of Recoveries on each Discount Loan in such Collateral Group for such Distribution Date (and with respect to Collateral Group 1 and Collateral Group 5, further multiplied by the Applicable Fraction of each such Discount Loan).

Amount Held for Future Distribution:  As to any related Distribution Date and any Mortgage Loan or Collateral Group, the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date with respect to such Mortgage Loan or Collateral Group on account of (i) Principal Prepayments received after the related Prepayment Period, Liquidation Proceeds and Insurance Proceeds received in the month of such Distribution Date multiplied by the related Applicable Fraction for the related Collateral Group and (ii) all Scheduled Payments due after the related Due Date multiplied by the related Applicable Fraction for the related Collateral Group.

Annual Statement of Compliance:  As defined in Section 3.21(a).

A-P Deferred Amount:  The Group 1 A-P Deferred Amount and Group 5 A-P Deferred Amount, as applicable.

A-P Percentage:  As to any Discount Loan, 100% minus the Non-A-P Percentage for such Discount Loan.  As to any Non-Discount Loan, 0%.

A-P Principal Distribution Amount:  As to any Distribution Date and Collateral Group 1 and Collateral Group 5, the sum for all of the Discount Loans contributing to or in such Collateral Group, if any, of the applicable A-P Percentage of the Applicable Fraction of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of such Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan contributing to Collateral Group 1 or Collateral Group 5, as applicable, received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Mortgage Loan, to the extent such Mortgage Loan is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Mortgage Loan became a Liquidated Loan during the month preceding the calendar month of such Distribution Date, the lesser of (i) the Scheduled Principal Balance of such Mortgage Loan and (ii) the amount of Liquidation Proceeds allocable to principal received during the month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) the sum of (i) any Principal Prepayments in full with respect to such Mortgage Loan received during the related Prepayment Period, (ii) all partial Principal Prepayments with respect to such Mortgage Loan applied during the related Prepayment Period and (iii) Recoveries received during the calendar month prior to such Distribution Date, but in no case to exceed the Group 1 A-P Deferred Amount or Group 5 A-P Deferred Amount, as applicable, for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Discount Loan that is not a Liquidated Loan, the A-P Principal Distribution Amount will be reduced on the related Distribution Date by the applicable A-P Percentage, multiplied by the Applicable Fraction, of the principal portion of such Bankruptcy Loss.

A-P Recoveries:  With respect to any Recoveries on Discount Loans contributing to Collateral Group 1 or Collateral Group 5 and any Distribution Date, an amount equal to the lesser of (a) the A-P Percentage of the Applicable Fraction of each Recovery on a Discount Loan in the related Collateral Group and (b) the Group 1 A-P Deferred Amount or Group 5 A-P Deferred Amount, as applicable.

Applicable Fraction:  With respect to each Mortgage Loan and any of Collateral Group, the fraction set forth in Section 1.03, or such fraction multiplied by the Principal Balance of such Mortgage Loan, as the context requires.

Apportioned Subordinate Principal Distribution Amount:  For any Distribution Date and the Subordinate Certificates, the product of (i) the Subordinate Principal Distribution Amount for the Subordinate Certificates net of any portion thereof applied to pay any A-P Deferred Amount and (ii) the Apportionment Fraction.

Apportionment Fraction:  With respect to the Subordinate Certificates and for any Distribution Date, in the event that the Certificate Principal Balances of the Senior Certificates of any Certificate Group have been reduced to zero, a fraction, the numerator of which is equal to the Subordinate Optimal Principal Amount of the Collateral Group related to such Certificate Group, and the denominator of which is equal to the Aggregate Subordinate Optimal Principal Amount.

Appraised Value:  With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be:  (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan as modified by an updated appraisal.

Assessment of Compliance:  As defined in Section 3.22(a)(i).

Assignment:  An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

Assignment Agreements:  The following Assignment, Assumption and Recognition Agreements, each dated as of October 29, 2007, whereby certain Servicing Agreements solely with respect to the related Mortgage Loans were assigned to the Depositor for the benefit of the Certificateholders:

(a)

The Transfer Notice among Cenlar, the Transferor and Depositor;

(b)

The Assignment, Assumption and Recognition Agreement among Chevy Chase Bank, the Transferor and the Depositor;

(c)

The Assignment, Assumption and Recognition Agreement among CitiMortgage, the Transferor and the Depositor;

(d)

The Assignment, Assumption and Recognition Agreement among Countrywide, the Transferor and the Depositor;

(e)

The Assignment, Assumption and Recognition Agreement among Downey, the Transferor and the Depositor;

(f)

The Assignment, Assumption and Recognition Agreement among GreenPoint, the Transferor and the Depositor;

(g)

The Assignment, Assumption and Recognition Agreement among Mid America, the Transferor and the Depositor;

(h)

The Assignment, Assumption and Recognition Agreement among National City, the Transferor and the Depositor;

(i)

The Assignment, Assumption and Recognition Agreement among Provident, the Transferor and the Depositor;

(j)

The Assignment, Assumption and Recognition Agreement among SunTrust, the Transferor and the Depositor;

(k)

The Assignment, Assumption and Recognition Agreement among Wachovia, the Transferor and the Depositor; and

(l)

The Assignment, Assumption and Recognition Agreement among Wells Fargo, the Transferor and the Depositor.

Assignment of Proprietary Lease:  With respect to a Cooperative Loan, the assignment or mortgage of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Loan.

Back-Up Certification:  As defined in Section 9.12.

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978, as amended.

Bankruptcy Coverage Termination Date:  With respect to any Collateral Group, the point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss:  With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction as reported by the applicable Servicer to the Master Servicer; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that either the Master Servicer or the applicable Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by either the Master Servicer or the applicable Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount:  With respect to any Distribution Date prior to the Cross-Over Date, the Bankruptcy Loss Coverage Amount shall equal the related Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses relating to the Mortgage Loans since October 1, 2007 and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trust Administrator to the effect that any such reduction or modification will not adversely affect the then current ratings assigned to the Senior Certificates rated by it.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, New York, Minnesota, Maryland, or any city in which the Corporate Trust Office of the Trustee or Trust Administrator is located are authorized or obligated by law or executive order to be closed.

Cenlar:  Cenlar, FSB, and its successors and assigns, in its capacity as Servicer of the Cenlar Serviced Mortgage Loans.

Cenlar Serviced Mortgage Loans:  The Mortgage Loans for which Cenlar is listed as “Servicer” on the Mortgage Loan Schedule.

Cenlar Servicing Agreement:  Solely with respect to the Cenlar Serviced Mortgage Loans, the Servicing Agreement, dated as of January 1, 2006 by and among the Master Servicer, the Transferor, as seller, and Cenlar, as servicer, as the same may be amended from time to time.

Certificate:  Any one of the Certificates executed by the Trust Administrator on behalf of the Issuing Entity and authenticated by the Trust Administrator in substantially the forms attached hereto as Exhibits A through F.

Certificate Group:  Any of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6 and Group 7 Certificates, as applicable.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance:  With respect to any Certificate or Component (other than the Interest Only Certificates and the Class 1-A-5 Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made (or in the case of components, allocated) with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Principal Balance previously allocated thereto pursuant to Section 4.03; provided, however, that pursuant to Section 4.03(d), the Certificate Principal Balance of a Class of Certificates (other than the Class 1-A-5 Certificates) or Component may be increased up to the amount of Realized Losses previously allocated to such Class or Component in the event that there is a Recovery on a related Mortgage Loan, and the Certificate Principal Balance of any individual Certificate of such Class will be increased by its pro rata share of the increase to such Class.

With respect to the Class 1-A-5 Certificates at any date, the sum of the Certificate Principal Balances of the Class 1-A-5-1, Class 1-A-5-2, Class 1-A-5-3 and Class 1-A-5-4 Component on such date.

Certificate Register:  The register maintained pursuant to Section 5.02 hereof.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Master Servicer or the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder.  The Trust Administrator is entitled to rely conclusively on a certification of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, in determining which Certificates are registered in the name of an affiliate of the Master Servicer or the Depositor.

Certification Parties:  As defined in Section 9.12.

Certifying Person:  As defined in Section 9.12.

Chevy Chase:  Chevy Chase Bank, F.S.B. and its successors and assigns, in its capacity as Servicer of the Chevy Chase Serviced Mortgage Loans.

Chevy Chase Serviced Mortgage Loans:  The Mortgage Loans for which Chevy Chase is listed as “Servicer” on the Mortgage Loan Schedule.

Chevy Chase Servicing Agreement:  Solely with respect to the Chevy Chase Serviced Mortgage Loans, Amended and Restated Master Loan Purchase and Servicing Agreement, dated as of July 1, 2005, as amended and restated to and including June 1, 2006, by and between the Transferor, as purchaser, and Chevy Chase, as seller and servicer, as the same may be amended from time to time.

CitiMortgage:  CitiMortgage, Inc. and its successors and assigns, in its capacity as Servicer of the CitiMortgage Serviced Mortgage Loans.

CitiMortgage Serviced Mortgage Loans:  The Mortgage Loans for which CitiMortgage is listed as “Servicer” on the Mortgage Loan Schedule.

CitiMortgage Servicing Agreement:  Solely with respect to the CitiMortgage Serviced Mortgage Loans, Master Loan Purchase and Servicing Agreement, dated as of  December 1, 2003, as amended by Amendment No. 1, dated as of April 1, 2005, by and between the Transferor, as initial purchaser, and ABN AMRO Mortgage Group, Inc., as seller and servicer, as the same may be amended from time to time.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A-P Certificates:  As specified in the Preliminary Statement.

Class Interest Shortfall:  As to any Distribution Date and any interest-bearing Class of Certificates, the amount by which the amount described in clause (i) of the definition of “Accrued Certificate Interest” for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

Class P Certificates:  All Certificates bearing the class designation of “Class P.”

Class P Prepayment Charges:  Any prepayment premium, penalty or charge to which the Issuing Entity is entitled with respect to the Mortgage Loans.

Class Principal Balance:  With respect to any Class of Certificates (other than a Class of Interest Only Certificates and the Class P Certificates) and as to any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

Class Prepayment Distribution Trigger:  This trigger is satisfied with respect to any Class of Subordinate Certificates and any Distribution Date, if either (i) the fraction, the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class of Subordinate Certificates subordinate thereto, immediately prior to such Distribution Date, and the denominator of which is the Aggregate Pool Principal Balance with respect to that Distribution Date, equals or exceeds such percentage calculated as of the Closing Date or (ii) such Class of Subordinate Certificates is the only Class of Subordinate Certificates then outstanding.

Class Unpaid Interest Amounts:  As to any Distribution Date and any interest-bearing Class of Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of “Accrued Certificate Interest” for such Class.

Clean-up Call Mortgage Loan Price:  With respect to each Mortgage Loan (not including REO Properties) to be purchased pursuant to Section 10.01(a), the greater of (x) the Par Call Price for such Mortgage Loan and (y) the Fair Market Value Call Price for such Mortgage Loan.

Clean-up Call REO Property Price:  With respect to each REO Property to be purchased pursuant to Section 10.01(a), the lesser of (x) the appraised value of such REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the unpaid principal balance of each Mortgage Loan related to such REO Property plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate.

Closing Date:  October 29, 2007.

Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collateral Group:  Any of Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4, Collateral Group 5, Collateral Group 6 or Collateral Group 7, as applicable.

Collateral Group 1:  For purposes of allocating principal collections, Advances of principal and otherwise as specified herein, a group consisting of (a) the aggregate Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 1-A and (b) the aggregate of the Applicable Fraction for Collateral Group 1 of the Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 1-B, as of the Cut-off Date.

Collateral Group 2:  For purposes of allocating principal collections, Advances of principal and otherwise as specified herein, a group consisting of (a) the aggregate of the Applicable Fraction for Collateral Group 2 of the Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 1-B, as of the Cut-off Date and (b) the Applicable Fraction for Collateral Group 2 of the Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 1-C, as of the Cut-off Date.

Collateral Group 3: For purposes of allocating principal collections, Advances of principal and otherwise as specified herein, a group consisting of (a) the aggregate of the Applicable Fraction for Collateral Group 3 of the Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 1-C, as of the Cut-off Date and (b) the Applicable Fraction for Collateral Group 3 of the Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 1-D, as of the Cut-off Date.

Collateral Group 4:  For purposes of allocating principal collections, Advances of principal and otherwise as specified herein, a group consisting of (a) the aggregate Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 1-E and (b) the aggregate of the Applicable Fraction for Collateral Group 4 of the Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 1-D, as of the Cut-off Date.

Collateral Group 5:  For purposes of allocating principal collections, Advances of principal and otherwise as specified herein, a group consisting of (a) the aggregate Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 2-A and (b) the aggregate of the Applicable Fraction for Collateral Group 5 of the Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 2-B, as of the Cut-off Date.

Collateral Group 6: For purposes of allocating principal collections, Advances of principal and otherwise as specified herein, a group consisting of (a) the aggregate of the Applicable Fraction for Collateral Group 6 of the Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 2-B, as of the Cut-off Date and (b) the Applicable Fraction for Collateral Group 6 of the Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 2-C, as of the Cut-off Date.

Collateral Group 7:  For purposes of allocating principal collections, Advances of principal and otherwise as specified herein, a group consisting of (a) the aggregate Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 2-D and (b) the aggregate of the Applicable Fraction for Collateral Group 7 of the Scheduled Principal Balance of each of the Mortgage Loans in Subgroup 2-C, as of the Cut-off Date.

Collection Account:  The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.07 with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated “Wells Fargo Bank, N.A., for the benefit of U.S. Bank National Association, in trust for the registered Holders of MASTR Asset Securitization Trust 2007-1, Mortgage Pass-Through Certificates Series 2007-1”.  The Collection Account may be deemed to be a sub-account of the Distribution Account.

Commission:  The U.S. Securities and Exchange Commission.

Compensating Interest:  With respect to any Distribution Date and any Servicer, the amount required to be paid by such Servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Mortgage Loans serviced by such Servicer for the related Distribution Date.  If a Servicer fails to make its required payment of Compensating Interest on any Distribution Date, the Master Servicer will be required to make such payment of Compensating Interest to the same extent that such Servicer was required to make such payment of Compensating Interest.

Component:  The Class 1-A-5-1, Class 1-A-5-2, Class 1-A-5-3 and Class 1-A-5-4 Components, as applicable.

Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Property and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Lien Search:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Property into the Cooperative Corporation.

Cooperative Loan:  A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Property:  With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares:  With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

Cooperative Unit:  With respect to any Cooperative Loan, a specific unit in a Cooperative Property.

Corporate Trust Office:  With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at EP-MN-WS3D, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Structured Finance—MASTR Asset Securitization Trust 2007-1, which is the address to which appropriate notices to and correspondence with the Trustee should be directed.

With respect to the Trust Administrator, the designated office of the Trust Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located for certificate transfer purposes at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services—MASTR 2007-1, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager—MASTR 2007-1.

Countrywide:  Countrywide Home Loans, Inc. and its successors and assigns, in its capacity as Servicer of the Countrywide Serviced Mortgage Loans.

Countrywide Serviced Mortgage Loans:  The Mortgage Loans for which Countrywide is listed as “Servicer” on the Mortgage Loan Schedule.

Countrywide Servicing Agreement:  Solely with respect to the Countrywide Serviced Mortgage Loans, the Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2001, as amended by the Amended and Restated Amendment Reg AB, dated as of March 1, 2006, by and between the Transferor, as purchaser, and Countywide, as seller and servicer, as the same may be amended from time to time.

Covered Loan:  A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit Risk Manager:  Wells Fargo Bank, N.A.

Cross-Over Date:  The Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero.

Custodian:  Wells Fargo, and any successor thereto appointed hereunder.

Cut-off Date:  October 1, 2007.

Cut-off Date Pool Balance:  $336,275,877.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Deleted Mortgage Loan:  Any Mortgage Loan that is required to be repurchased pursuant to Section 2.02 or 2.03.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.  With respect to any Component, the principal balance of that Component on the date of the initial issuance of the Certificates.

Depositor:  Mortgage Asset Securitization Transactions, Inc., a Delaware corporation, or its successor in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects Book-Entry transfers and pledges of securities deposited with the Depository.

Determination Date:  The date on which a Servicer is required to determine the amount it is required to advance pursuant to the applicable Servicing Agreement.

Discount Loan:  With respect to Collateral Group 1 and Collateral Group 5, any Mortgage Loan with a Net Mortgage Rate that is less than the applicable Required Coupon as of the Cut-off Date.  There are no Discount Loans contributing to Collateral Group 2, Collateral Group 3, Collateral Group 4, Collateral Group 6 or Collateral Group 7.

Distribution Account:  The separate Eligible Account created and maintained by the Trust Administrator pursuant to Section 3.07 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., in trust for registered Holders of MASTR Asset Securitization Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1.”  Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date:  As to any Distribution Date, one Business Day prior to such Distribution Date.

Distribution Date:  The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in November 2007.

Distribution Date Statement:  The statement delivered to the Certificateholders pursuant to Section 4.04.

Downey:  Downey Savings and Loan Association, F.A. and its successors and assigns, in its capacity as Servicer of the Downey Serviced Mortgage Loans.

Downey Serviced Mortgage Loans:  The Mortgage Loans for which Downey is listed as “Servicer” on the Mortgage Loan Schedule.

Downey Servicing Agreement:  Solely with respect to the Downey Serviced Mortgage Loans, Master Loan Purchase and Servicing Agreement, dated as of August 1, 2002, by and between the Transferor, as initial purchaser, and Downey, as seller and servicer, as the same may be amended from time to time.

Due Date:  With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

Eligible Account:  Any account or accounts (1) maintained by the Trust Administrator with a federal or state chartered depository institution or trust company that complies with the definition of “Eligible Institution,” or (2) maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Institution:  An institution meeting all of the following requirements:

(a)  that is rated a minimum of “A-2” (or “BBB+” or above if it has no short-term rating) by S&P; provided that within 30 calendar days of a downgrade below the minimum required rating level, the Servicer, shall transfer all funds in the applicable Eligible Account to an account with an Eligible Institution that meets the requirements of clause (a) of this definition; and

(b) that has (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of Moody’s and Fitch (if Fitch is a Rating Agency) or (ii) the approval of Fitch (if Fitch is a Rating Agency) and Moody’s.

Eligible Substitute Mortgage Loan:  With respect to a Mortgage Loan substituted by the Transferor for a Deleted Mortgage Loan, a Mortgage Loan which must, on the date of such substitution, (i) have a Scheduled Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Scheduled Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.04 hereof; (vi) be the same credit grade category as the Deleted Mortgage Loan; (vii) have the same prepayment penalty term; and (viii) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan.  Any Mortgage Loan substituted for a Discount Loan shall for all purposes of this Agreement be treated as having the same interest rate as the Mortgage Loan it replaced, except that any excess interest shall be paid to the Class A-X Certificates.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

Escrow Account:  The Eligible Account or Accounts established and maintained pursuant to Section 3.08 hereof.

Excess Loss:  With respect to any Mortgage Loan, the amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Deficient Valuation realized after the Bankruptcy Coverage Termination Date.

Excess Proceeds:  With respect to any Liquidated Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Loan, exceeds (i) the Scheduled Principal Balance of such Liquidated Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

Exchangeable Certificates:  The Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-10 and Class 2-A-11 Certificates.

Exchangeable REMIC Certificates:  The Class 1-A-4, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8 and Class 2-A-9 Certificates.

Fair Market Value Call Price:  With respect to each Mortgage Loan (not including REO Properties) to be purchased pursuant to Section 10.01(a) hereof, the fair market value of such Mortgage Loan (to be determined pursuant to a bid procedure set forth in Section 10.01(b) hereof) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate.

Fair Market Value Excess:  With respect to each Mortgage Loan to be purchased pursuant to Section 10.01(a) hereof, the excess, if any, of the Fair Market Value Call Price for such Mortgage Loan, over the Par Call Price for such Mortgage Loan. Any Fair Market Value Excess will not become part of the Group 1 Available Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds, Group 6 Available Funds or Group 7 Available Funds, but shall instead be distributed directly to the Holders of the Class A-LR Certificates pursuant to Section 4.02(h) hereof.

Fannie Mae:  Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Final Certification:  The certification required to be delivered by the Custodian not later than 90 days after the Closing Date to the Depositor, the Trustee and the Transferor in the form annexed hereto as Exhibit H pursuant to Section 2.02 of this Agreement.

Final Scheduled Distribution Date:  With respect to the Group 1, Group 2, Group 3 and Group 4 Certificates and the Class A-P, Class A-X, Class A-LR and Class A-UR Certificates, the Distribution Date in November 2037.  With respect to Group 5, Group 6 and Group 7 Certificates (other than the Class A-LR and Class A-UR Certificates), the Distribution Date in October 2022.

Financing Statement:  A financing statement in the form of a UCC-1 or UCC-3, as applicable, filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

Fitch:  Fitch, Inc., or any successor thereto.  If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(b), the address for notices to Fitch shall be One State Street Plaza, New York, NY 10004, Attention:  MBS Monitoring MASTR Asset Securitization Trust 2007-1, or such other address as Fitch may hereafter furnish to each party to this Agreement.

Form 8-K Disclosure Information:  As defined in Section 9.12.

Fraud Loan:  A Liquidated Loan as to which a Fraud Loss has occurred.

Fraud Loss Coverage Amount:  As of the Closing Date, $3,362,759 subject to reduction from time to time by the aggregate amount of Fraud Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date.  In addition, such Fraud Loss Coverage Amount will be reduced as follows:  (a) on November 1, 2010, to an amount equal to $1,681,380 less the aggregate amount of Fraud Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date and (b) after the earlier to occur of the Cross-Over Date and November 1, 2012, to zero.

Fraud Loss Coverage Termination Date:  The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

Fraud Losses:  Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation as reported by the applicable Servicer to the Master Servicer.

Freddie Mac:  Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Grantor Trust:  That portion of the Issuing Entity, exclusive of any REMIC, that holds the rights of the Class P Certificateholders to receive Class P Prepayment Charges.

GreenPoint:  GreenPoint Mortgage Funding, Inc.. and its successors and assigns, in its capacity as Servicer of the GreenPoint Serviced Mortgage Loans.

GreenPoint Serviced Mortgage Loans:  The Mortgage Loans for which GreenPoint is listed as “Servicer” on the Mortgage Loan Schedule.

GreenPoint Servicing Agreement:  Solely with respect to the GreenPoint Serviced Mortgage Loans, Master Loan Purchase and Servicing Agreement dated as of March 1, 2003, by and between the Transferor, as initial purchaser, and GreenPoint, as seller and servicer, as the same may be amended from time to time.

Group 1 A-P Deferred Amount:  With respect to Collateral Group 1 and any Distribution Date on or prior to the Cross-Over Date, the sum of (i) the applicable A-P Percentage of the Applicable Fraction of the principal portion of each Realized Loss on each Discount Loan contributing to Collateral Group 1 other than Excess Losses to be allocated to the Class A-P Certificates on such Distribution Date and (ii) all amounts previously allocated to the Class A-P Certificates in respect of such losses and not distributed to the Class A-P Certificates on prior Distribution Dates.  After the Cross-Over Date, the Group 1 A-P Deferred Amount shall be zero.

Group 1 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Applicable Fraction of each of the Group 1 Mortgage Loans net of (i) the Amount Held for Future Distribution related to the Group 1 Mortgage Loans, (ii) amounts related to the Applicable Fraction of each of the Group 1 Mortgage Loans permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(a)(ii) and (iii), (ix)(b), (x) and (xi) of Section 3.10(a), (iii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts related to the Applicable Fraction of each of the Group 1 Mortgage Loans permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Applicable Fraction of each of the Group 1 Mortgage Loans and (iv) any amounts representing Fair Market Value Excess with respect to the Applicable Fraction of each Group 1 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the related Advances related to the Applicable Fraction of each of the Group 1 Mortgage Loans and (c) in connection with each Deleted Mortgage Loan contributing to Collateral Group 1, the Purchase Price and Substitution Adjustment Amount of each such Mortgage Loan multiplied by the related Applicable Fraction of such Mortgage Loan required to be deposited on the related Distribution Account Deposit Date.

Group 1 Certificates:  As specified in the Preliminary Statement.

Group 1 Mortgage Loans:  The Pool 1 Mortgage Loans contributing to Collateral Group 1.

Group 1 Principal Balance:  As to any Distribution Date, the aggregate for each Group 1 Mortgage Loan which was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such Distribution Date, of the product of (i) the Scheduled Principal Balance of such Mortgage Loan multiplied by (ii) the Applicable Fraction thereof.

Group 1 Subordinate Amount:  As to any Distribution Date, the excess of (i) the sum of the related Applicable Fraction of the Scheduled Principal Balance of each of the Group 1 Mortgage Loans (net of the A-P Percentage of each Group 1 Mortgage Loan) over (ii) the sum of the Certificate Principal Balances of the Group 1 Certificates.

Group 2 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Applicable Fraction of each of the Group 2 Mortgage Loans net of (i) the Amount Held for Future Distribution related to the Group 2 Mortgage Loans, (ii) amounts related to the Applicable Fraction of each of the Group 2 Mortgage Loans permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(a)(ii) and (iii), (ix)(b), (x) and (xi) of Section 3.10(a), (iii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts related to the Applicable Fraction of each of the Group 2 Mortgage Loans permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Applicable Fraction of each of the Group 2 Mortgage Loans and (iv) any amounts representing Fair Market Value Excess with respect to the Applicable Fraction of each Group 2 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the related Advances related to the Applicable Fraction of each of the Group 2 Mortgage Loans and (c) in connection with each Deleted Mortgage Loan contributing to Collateral Group 2, the Purchase Price and Substitution Adjustment Amount of each such Mortgage Loan multiplied by the related Applicable Fraction of such Mortgage Loan required to be deposited on the related Distribution Account Deposit Date.

Group 2 Certificates:  As specified in the Preliminary Statement.

Group 2 Mortgage Loans:  The Pool 1 Mortgage Loans contributing to Collateral Group 2.

Group 2 Principal Balance:  As to any Distribution Date, the aggregate for each Group 2 Mortgage Loan which was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such Distribution Date, of the product of (i) the Scheduled Principal Balance of such Mortgage Loan multiplied by (ii) the Applicable Fraction thereof.

Group 2 Subordinate Amount:  As to any Distribution Date, the excess of (i) the sum of the related Applicable Fraction of the Scheduled Principal Balance of each of the Group 2 Mortgage Loans (net of the A-P Percentage of each Group 2 Mortgage Loan) over (ii) the sum of the Certificate Principal Balances of the Group 2 Certificates.

Group 3 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Applicable Fraction of each of the Group 3 Mortgage Loans net of (i) the Amount Held for Future Distribution related to the Group 3 Mortgage Loans, (ii) amounts related to the Applicable Fraction of each of the Group 3 Mortgage Loans permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(a)(ii) and (iii), (ix)(b), (x) and (xi) of Section 3.10(a), (iii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts related to the Applicable Fraction of each of the Group 3 Mortgage Loans permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Applicable Fraction of each of the Group 3 Mortgage Loans and (iv) any amounts representing Fair Market Value Excess with respect to the Applicable Fraction of each Group 3 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the related Advances related to the Applicable Fraction of each of the Group 3 Mortgage Loans and (c) in connection with each Deleted Mortgage Loan contributing to Collateral Group 3, the Purchase Price and Substitution Adjustment Amount of each such Mortgage Loan multiplied by the related Applicable Fraction of such Mortgage Loan required to be deposited on the related Distribution Account Deposit Date.

Group 3 Certificates:  As specified in the Preliminary Statement.

Group 3 Mortgage Loans:  The Pool 1 Mortgage Loans contributing to Collateral Group 3.

Group 3 Principal Balance:  As to any Distribution Date, the aggregate for each Group 3 Mortgage Loan which was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such Distribution Date, of the product of (i) the Scheduled Principal Balance of such Mortgage Loan multiplied by (ii) the Applicable Fraction thereof.

Group 3 Subordinate Amount:  As to any Distribution Date, the excess of (i) the sum of the related Applicable Fraction of the Scheduled Principal Balance of each of the Group 3 Mortgage Loans over (ii) the sum of the Certificate Principal Balances of the Group 3 Certificates.

Group 4 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Applicable Fraction of each of the Group 4 Mortgage Loans net of (i) the Amount Held for Future Distribution related to the Group 4 Mortgage Loans, (ii) amounts related to the Applicable Fraction of each of the Group 4 Mortgage Loans permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(a)(ii) and (iii), (ix)(b), (x) and (xi) of Section 3.10(a), (iii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts related to the Applicable Fraction of each of the Group 4 Mortgage Loans permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Applicable Fraction of each of the Group 4 Mortgage Loans and (iv) any amounts representing Fair Market Value Excess with respect to the Applicable Fraction of each Group 4 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the related Advances related to the Applicable Fraction of each of the Group 4 Mortgage Loans and (c) in connection with each Deleted Mortgage Loan contributing to Collateral Group 4, the Purchase Price and Substitution Adjustment Amount of each such Mortgage Loan multiplied by the related Applicable Fraction of such Mortgage Loan required to be deposited on the related Distribution Account Deposit Date.

Group 4 Certificates:  As specified in the Preliminary Statement.

Group 4 Mortgage Loans:  The Pool 1 Mortgage Loans contributing to Collateral Group 4.

Group 4 Principal Balance:  As to any Distribution Date, the aggregate for each Group 4 Mortgage Loan which was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such Distribution Date, of the product of (i) the Scheduled Principal Balance of such Mortgage Loan multiplied by (ii) the Applicable Fraction thereof.

Group 4 Subordinate Amount:  As to any Distribution Date, the excess of (i) the sum of the related Applicable Fraction of the Scheduled Principal Balance of each of the Group 4 Mortgage Loans over (ii) the sum of the Certificate Principal Balances of the Group 4 Certificates (other than the related Interest Only Certificates).

Group 5 A-P Deferred Amount:  With respect to Collateral Group 5 and any Distribution Date on or prior to the Cross-Over Date, the sum of (i) the applicable A-P Percentage of the Applicable Fraction of the principal portion of each Realized Loss on each Discount Loan contributing to Collateral Group 5 other than Excess Losses to be allocated to the Class A-P Certificates on such Distribution Date and (ii) all amounts previously allocated to the Class A-P Certificates in respect of such losses and not distributed to the Class A-P Certificates on prior Distribution Dates.  After the Cross-Over Date, the Group 5 A-P Deferred Amount shall be zero.

Group 5 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Applicable Fraction of each of the Group 5 Mortgage Loans net of (i) the Amount Held for Future Distribution related to the Group 5 Mortgage Loans, (ii) amounts related to the Applicable Fraction of each of the Group 5 Mortgage Loans permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(a)(ii) and (iii), (ix)(b), (x) and (xi) of Section 3.10(a), (iii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts related to the Applicable Fraction of each of the Group 5 Mortgage Loans permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Applicable Fraction of each of the Group 5 Mortgage Loans and (iv) any amounts representing Fair Market Value Excess with respect to the Applicable Fraction of each Group 5 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the related Advances related to the Applicable Fraction of each of the Group 5 Mortgage Loans and (c) in connection with each Deleted Mortgage Loan contributing to Collateral Group 5, the Purchase Price and Substitution Adjustment Amount of each such Mortgage Loan multiplied by the related Applicable Fraction of such Mortgage Loan required to be deposited on the related Distribution Account Deposit Date.

Group 5 Certificates:  As specified in the Preliminary Statement.

Group 5 Mortgage Loans:  The Pool 2 Mortgage Loans contributing to Collateral Group 5.

Group 5 Principal Balance:  As to any Distribution Date, the aggregate for each Group 5 Mortgage Loan which was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such Distribution Date, of the product of (i) the Scheduled Principal Balance of such Mortgage Loan multiplied by (ii) the Applicable Fraction thereof.

Group 5 Subordinate Amount:  As to any Distribution Date, the excess of (i) the sum of the related Applicable Fraction of the Scheduled Principal Balance of each of the Group 5 Mortgage Loans (net of the A-P Percentage of each Group 5 Mortgage Loan) over (ii) the sum of the Certificate Principal Balances of the Group 5 Certificates.

Group 6 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Applicable Fraction of each of the Group 6 Mortgage Loans net of (i) the Amount Held for Future Distribution related to the Group 6 Mortgage Loans, (ii) amounts related to the Applicable Fraction of each of the Group 6 Mortgage Loans permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(a)(ii) and (iii), (ix)(b), (x) and (xi) of Section 3.10(a), (iii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts related to the Applicable Fraction of each of the Group 6 Mortgage Loans permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Applicable Fraction of each of the Group 6 Mortgage Loans and (iv) any amounts representing Fair Market Value Excess with respect to the Applicable Fraction of each Group 6 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the related Advances related to the Applicable Fraction of each of the Group 6 Mortgage Loans and (c) in connection with each Deleted Mortgage Loan contributing to Collateral Group 6, the Purchase Price and Substitution Adjustment Amount of each such Mortgage Loan multiplied by the related Applicable Fraction of such Mortgage Loan required to be deposited on the related Distribution Account Deposit Date.

Group 6 Certificates:  As specified in the Preliminary Statement.

Group 6 Mortgage Loans:  The Pool 2 Mortgage Loans contributing to Collateral Group 6.

Group 6 Principal Balance:  As to any Distribution Date, the aggregate for each Group 6 Mortgage Loan which was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such Distribution Date, of the product of (i) the Scheduled Principal Balance of such Mortgage Loan multiplied by (ii) the Applicable Fraction thereof.

Group 6 Subordinate Amount:  As to any Distribution Date, the excess of (i) the sum of the related Applicable Fraction of the Scheduled Principal Balance of each of the Group 6 Mortgage Loans over (ii) the sum of the Certificate Principal Balances of the Group 6 Certificates.

Group 7 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Applicable Fraction of each of the Group 7 Mortgage Loans net of (i) the Amount Held for Future Distribution related to the Group 7 Mortgage Loans, (ii) amounts related to the Applicable Fraction of each of the Group 7 Mortgage Loans permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(a)(ii) and (iii), (ix)(b), (x) and (xi) of Section 3.10(a), (iii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts related to the Applicable Fraction of each of the Group 7 Mortgage Loans permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Applicable Fraction of each of the Group 7 Mortgage Loans and (iv) any amounts representing Fair Market Value Excess with respect to the Applicable Fraction of each Group 7 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the related Advances related to the Applicable Fraction of each of the Group 7 Mortgage Loans and (c) in connection with each Deleted Mortgage Loan contributing to Collateral Group 7, the Purchase Price and Substitution Adjustment Amount of each such Mortgage Loan multiplied by the related Applicable Fraction of such Mortgage Loan required to be deposited on the related Distribution Account Deposit Date.

Group 7 Certificates:  As specified in the Preliminary Statement.

Group 7 Mortgage Loans:  The Pool 2 Mortgage Loans contributing to Collateral Group 7.

Group 7 Principal Balance:  As to any Distribution Date, the aggregate for each Group 7 Mortgage Loan which was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such Distribution Date, of the product of (i) the Scheduled Principal Balance of such Mortgage Loan multiplied by (ii) the Applicable Fraction thereof.

Group 7 Subordinate Amount:  As to any Distribution Date, the excess of (i) the sum of the related Applicable Fraction of the Scheduled Principal Balance of each of the Group 7 Mortgage Loans over (ii) the sum of the Certificate Principal Balances of the Group 7 Certificates (other than the related Interest Only Certificates).

Group Available Funds:  Any of the Group 1 Available Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds, Group 6 Available Funds or Group 7 Available Funds, as applicable.

Group Balance:  Any of the Group 1 Principal Balance, Group 2 Principal Balance, Group 3 Principle Balance, Group 4 Principle Balance, Group 5 Principle Balance, Group 6 Principle Balance or Group 7 Principal Balance, as applicable.

Group Subordinate Amount:  Any of the Group 1 Subordinate Amount, Group 2 Subordinate Amount, Group 3 Subordinate Amount, Group 4 Subordinate Amount, Group 5 Subordinate Amount, Group 6 Subordinate Amount or Group 7 Subordinate Amount, as applicable.

High Cost Loan:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard and Poor’s Glossary.

Home Loan:  A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Independent:  When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Commission’s Regulation S-X; when used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any affiliate of such other Person, (b) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (c) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, trust administrator, trustee, partner, director or Person performing similar functions and (d) is not a member of the immediate family of a Person defined in clause (b) or (c) above.

Indirect Participant:  A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Bankruptcy Coverage Amount:  $100,000.

Initial Certification:  The certification required to be executed by the Custodian and delivered on the Closing Date to the Depositor and the Trustee in the form annexed hereto as Exhibit G pursuant to Section 2.02 of this Agreement.

Insolvency Proceeding:  With respect to any Person:  (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person’s creditors, in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of insured expenses, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the borrower in accordance with the applicable Servicer’s normal servicing procedures.

Interest Accrual Period:  (i) With respect to each Class of Certificates and Components, the Subsidiary REMIC Regular Interests and any Distribution Date, the period from and including the first day of the month immediately preceding the month in which such Distribution Date occurs, commencing October 1, 2007, to and including the last day of such immediately preceding month, on the basis of a 360-day year consisting of twelve 30-day months.

Interest Only Certificates:  As specified in the Preliminary Statement.

Issuing Entity:  As defined in Section 2.01(c).

Latest Possible Maturity Date:  The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Liquidated Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer or the Master Servicer, as the case may be, has determined (in accordance with the applicable Servicing Agreement and this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and Advances.

Loan-to-Value Ratio:  With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.  For purposes of representation (xxxi) of Schedule II, the Loan-to-Value Ratio will be the loan-to-value ratio calculated in accordance with applicable state laws regarding primary mortgage insurance.

Loan Seller:  With respect to any Mortgage Loan, the entity that sold such Mortgage Loan to the Transferor.

Loss Allocation Limitation:  As defined in Section 4.03(c) hereof.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Majority in Interest:  As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master REMIC:  As specified in the Preliminary Statement.

Master Servicer:  Wells Fargo Bank, N.A., a national banking association, and its successors and assigns, in its capacity as Master Servicer hereunder.

Master Servicer Event of Termination:  As defined in Section 7.01 hereof.

Master Servicing Compensation:  For any Distribution Date, all investment earnings on amounts on deposit in the Collection Account and the Master Servicing Fee.

Master Servicing Fee:  For any Distribution Date and each Mortgage Loan, an amount equal to one twelfth of the Master Servicing Fee Rate for the Loan on the Scheduled Principal Balance of that Loan.

Master Servicing Fee Rate:  0.0075% per annum.

Master Servicing Officer:  Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

MERS:  As defined in Section 2.01.

Mid America:  Mid America Bank, fsb, a federal savings bank, and its successors and assigns, in its capacity as Servicer of the Mid America Serviced Mortgage Loans.

Mid America Serviced Mortgage Loans:  The Mortgage Loans for which Mid America is listed as “Servicer” on the Mortgage Loan Schedule.

Mid America Servicing Agreement:  Solely with respect to the Mid America Serviced Mortgage Loans, Master Loan Purchase and Servicing Agreement dated as of September 1, 2002, as amended and restated to and including December 1, 2005, by and between the Transferor, as initial purchaser, and Mid America, as seller and servicer, as the same may be amended from time to time.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.  If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(b), the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Mortgage Monitoring Group, or such other address as Moody’s may hereafter furnish to each other party to this Agreement.

Mortgage:  The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Custodian to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Purchase Agreement:  The Mortgage Loan Purchase Agreement, dated as of October 1, 2007, between the Transferor and the Depositor.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Custodian to reflect the addition of Eligible Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:  (1) the Mortgage Loan identifying number; (2) the Mortgagor’s first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) the original principal balance of the Mortgage Loan; (5) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (6) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (7) the last scheduled Due Date on which a Scheduled Payment was applied to the Scheduled Principal Balance; (8) the last Due Date on which a Scheduled Payment was actually applied to the unpaid principal balance; (9) the Mortgage Rate in effect immediately following origination; (10) the Mortgage Rate in effect immediately following the Cut-off Date (if different from (9)); (11) the amount of the Scheduled Payment at origination; (12) the amount of the Scheduled Payment as of the Cut-off Date (if different from (11)); (13) a code indicating whether the Mortgaged Property is owner occupied, a second home or an investor property; (14) a code indicating whether the Mortgaged Property is a single family residence, a two-family residence, a three-family residence, a four-family residence, a planned unit development, a condominium or a Cooperative Unit; (15) a code indicating the loan purpose (i.e., purchase, rate/term refinance, cash out refinance); (16) the stated maturity date; (17) the original months to maturity; (18) the remaining months to maturity from the Cut-off Date based on the original amortization schedule and, if different, the remaining months to maturity expressed in the same manner but based on the actual amortization schedule; (19) the origination date of the Mortgage Loan; (20) the Loan-to-Value Ratio at origination; (21) the date on which the first Scheduled Payment was due on the Mortgage Loan after the origination date; (22) a code indicating the documentation style of the Mortgage Loan; (23) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy and, if so, the name of the Qualified Mortgage Insurer, the certificate number and the coverage amount of the Primary Insurance Policy; (24) the Servicing Fee Rate; (25) a code indicating whether the Mortgage Loan is subject to a prepayment penalty and, if so, the term of such prepayment penalty and whether the same shall be a Class P Prepayment Charge; (26) the credit score (or mortgage score) of the Mortgagor; (27) the debt-to-income ratio of the Mortgage Loan; (28) a code indicating the originator of the Mortgage Loan; (29) a code indicating which Loan Pool such Mortgage Loan is included in; (30) the date on which the Loan was transferred to the Transferor; (31) the initial Servicer and (32) a code indicating whether the Mortgage Loan is a Cooperative Loan.

Mortgage Loans:  Such of the mortgage loans and cooperative loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  With respect to each Mortgage Loan that is a Cooperative Loan, if any, “Mortgage Loan” shall include, but not be limited to, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Shares and Proprietary Lease and, with respect to each Mortgage Loan other than a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to the related Mortgage and the related Mortgage Note.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note from time to time.

Mortgaged Property:  The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease.

Mortgagor:  The obligor(s) on a Mortgage Note.

National City:  National City Mortgage Co., and its successors and assigns, in its capacity as Servicer of the National City Mortgage Loans.

National City Mortgage Loans:  The Mortgage Loans for which National City is listed as “Servicer” on the Mortgage Loan Schedule.

National City Servicing Agreement:  Solely with respect to the National City Mortgage Loans, the Second Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of October 1, 2001 as amended and restated through and including May 1, 2004, as amended by Amendment Number One, dated as of December 1, 2004, as further amended by Amendment Number Two, dated as of February 4, 2005, as further amended by Amendment Number Three, dated as of March 8, 2005, and as further amended by Amendment Number Four, dated as of March 1, 2006, as amended, between the Transferor, as purchaser, and National City, as company, as the same may be amended from time to time, and any assignments and conveyances related to the National City Mortgage Loans.

Net Mortgage Rate:  As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less (i) the related Servicing Fee Rate and (ii) the Master Servicing Fee Rate.  For purposes of determining whether any Eligible Substitute Mortgage Loan is a Discount Loan or a Non-Discount Loan and for purposes of calculating the applicable A-P Percentage and applicable Non-A-P Percentage, each Eligible Substitute Mortgage Loan shall be deemed to have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan for which it is substituted.

Net Prepayment Interest Shortfalls:  As to any Distribution Date and Collateral Group, the amount by which the aggregate of Prepayment Interest Shortfalls for that Collateral Group during the related Prepayment Period exceeds the amount of Compensating Interest available to such Collateral Group for such Distribution Date.

Non-Discount Loan:  With respect to any Collateral Group, any Mortgage Loan with a Net Mortgage Rate that is greater than or equal to the related Required Coupon as of the Cut-off Date.

Non-A-P Percentage:  As to any Mortgage Loan (a) that is a Discount Loan, a fraction (expressed as a percentage) the numerator of which is the Net Mortgage Rate of such Discount Loan and the denominator of which is the related Required Coupon and (b) that is a Non-Discount Loan, 100%.

Non-A-P Recoveries:  With respect to any Collateral Group and any Distribution Date, an amount that is equal to the excess, if any, of  (A) the amount of Recoveries on the Mortgage Loans contributing to such Collateral Group for such Distribution Date, over (B) the amount of A-P Recoveries for such Collateral Group for such Distribution Date.

Nonrecoverable Advance:  Any portion of an Advance previously made or proposed to be made by the applicable Servicer or the Master Servicer, as the case may be, that, in the good faith judgment of the applicable Servicer or the Master Servicer, will not be ultimately recoverable by the applicable Servicer or the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Notice of Final Distribution:  The notice to be provided pursuant to Section 10.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Notional Amount:  With respect to any Distribution Date and the Class A-X Certificates an amount equal to the product of (x) the aggregate Scheduled Principal Balance of the Non-Discount Loans contributing to Collateral Group 4 and Collateral Group 7 and (y) a fraction, (a) the numerator of which is the weighted average of the Stripped Interest Rates for such Non-Discount Loans and (b) the denominator of which is 6.00% per annum.

With respect to any Distribution Date and the Class 1-A-9 Certificates, the Certificate Principal Balance of the Class 1-A-4 Certificates, immediately prior to such Distribution Date.

Offered Certificates:  As specified in the Preliminary Statement.

Officer’s Certificate:  A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii) if provided for in this Agreement, signed by a Master Servicing Officer, as the case may be, and delivered to the Depositor, the Trustee and the Trust Administrator, as the case may be, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including in house counsel, reasonably acceptable to the Trustee or the Trust Administrator, as applicable; provided, however, that, with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination:  The termination of the Issuing Entity created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 10.01(a) hereof.

Original Subordinate Principal Balance:  The aggregate of the Certificate Principal Balances of the Subordinate Certificates as of the Closing Date.

OTS:  The Office of Thrift Supervision.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a)

Certificates theretofore canceled by the Trust Administrator or delivered to the Trust Administrator for cancellation; and

(b)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trust Administrator pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Scheduled Principal Balance greater than zero that was not the subject of a Principal Prepayment in Full prior to such Due Date and that did not become a Liquidated Loan prior to such Due Date.

Ownership Interest:  As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Par Call Price:  With respect to each Mortgage Loan (not including REO Properties) to be purchased pursuant to Section 10.01(a) hereof, 100% of the unpaid principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate and any unreimbursed Advances, fees and expenses of the Master Servicer, Trust Administrator and Trustee.

Pass-Through Rate:  For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Percentage Interest:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments:  At any time, any one or more of the following obligations and securities:

(a)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(c)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(d)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(e)

demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(f)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(g)

repurchase obligations with respect to any security described in clauses (a) and (b) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (d) above;

(h)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(i)

units of a taxable money market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(j)

any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trust Administrator or Master Servicer or any affiliate of the Trust Administrator or Master Servicer or for which the Trust Administrator or Master Servicer or any affiliate of the Trust Administrator or Master Servicer acts as an adviser as long as such fund is rated in the highest rating category, if so rated, by each Rating Agency; and

(k)

such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

Permitted Transferee:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the Issuing Entity and one or more Persons described in this clause (v) have the authority to control all substantial decisions of the Issuing Entity (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificate:  As specified in the Preliminary Statement.

Pledge Instruments:  With respect to each Cooperative Loan, the Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

Pool 1 Mortgage Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Pool 1 Mortgage Loans.

Pool 2 Mortgage Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Pool 2 Mortgage Loans.

Prepayment Interest Shortfall:  As to any Distribution Date, Mortgage Loan and Principal Prepayment received or, in the case of partial Principal Prepayments, applied, during the applicable Prepayment Period, the amount, if any, by which one month’s interest at the related Net Mortgage Rate on such Principal Prepayment exceeds the amount of interest at the Net Mortgage Rate paid in connection with such Principal Prepayment.

Prepayment Period:  As to any Distribution Date and any voluntary Principal Prepayment of a Mortgage Loan, the calendar month preceding the month in which such Distribution Date occurs.

Primary Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Only Certificates:  As specified in the Preliminary Statement.

Principal Prepayment:  Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon, and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.  Partial Principal Prepayments will be applied by the applicable Servicers in accordance with the terms of the related Servicing Agreements and in accordance with the terms of the related Mortgage Note, and to the extent the Mortgage Note does not provide otherwise, shall be applied in the Prepayment Period preceding the receipt thereof.

Principal Prepayment in Full:  Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Private Certificate:  As specified in the Preliminary Statement.

Proprietary Lease:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Prospectus Supplement:  The Prospectus Supplement dated October 29, 2007, as supplemented by the Supplement dated November 13, 2007, relating to the Offered Certificates.

Protected Account:  An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreements.  Each Protected Account is required to be an Eligible Account.

Provident:  Provident Funding Associates, L.P., and its successors and assigns, in its capacity as Servicer of the Provident Mortgage Loans.

Provident Mortgage Loans:  The Mortgage Loans for which Provident is listed as “Servicer” on the Mortgage Loan Schedule.

Provident Servicing Agreement:  Solely with respect to the Provident Mortgage Loans, the Amended and Restated Master Loan Purchase and Servicing Agreement, dated as of March 1, 2006, as amended by Amendment Number One, dated as of September 12, 2007, between the Transferor, as purchaser, and Provident, as company, as the same may be amended from time to time, and any assignments and conveyances related to the Provident Mortgage Loans.

PCAOB:  The Public Company Accounting Oversight Board.

Purchase Price:  With respect to any Mortgage Loan required to be purchased by the Transferor pursuant to Section 2.02 or 2.03 hereof, an amount equal to (a) the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor or the applicable Servicer or the Master Servicer, as the case may be, made an Advance in respect thereof (which was not reimbursed) to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) in the event that such Mortgage Loan is repurchased by the Transferor due to a breach of the Transferor's representations and warranties listed in clauses (xiii) or (xxxiv) of Schedule II to this Agreement relating to applicable anti-predatory and abusive lending laws, any costs and damages incurred by the Issuing Entity in connection with a violation of a predatory or abusive lending law with respect to such Mortgage Loan, less (b) any Amounts Held for Future Distribution related to such Mortgage Loan with respect to the Distribution Date in the month in which the Purchase Price is to be distributed to Certificateholders.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Mortgage Insurer:  Any mortgage insurer that is Fannie Mae and Freddie Mac approved.

Rating Agency:  Each of the Rating Agencies specified in the Preliminary Statement.  If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Trust Administrator.  References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss:  With respect to each Mortgage Loan that is a Liquidated Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage Loan) as of the date of such liquidation equal to (i) the unpaid principal balance of the Liquidated Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Loan, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Loan.  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

Recognition Agreement:  An Agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan and (ii) make certain agreements with respect to such Cooperative Loan.

Record Date:  With respect to any Distribution Date and all classes of Certificates and Components, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Recovery:  With respect to any Distribution Date and any Mortgage Loan, an amount, net of any reimbursable expenses, received in respect of principal on such Mortgage Loan during the related Prepayment Period, which has previously been allocated as a Realized Loss to a Class of Certificates.

Refinancing Mortgage Loan:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regular Certificates: The Certificates, other than the Residual Certificates, the Exchangeable Certificates and the Class P Certificates.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria:  The Servicing Criteria applicable to each party, as set forth on Exhibit X attached hereto.  Multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by any of the Master Servicer, the Trust Administrator or any Servicer, the term Relevant Servicing Criteria may refer to a portion of the Relevant Servicing Criteria applicable to such party.

Relief Act:  The Servicemembers Civil Relief Act, as amended, or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code, as amended).

Relief Act Reduction:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Change of Law:  Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise in connection with a defaulted Mortgage Loan.

Reportable Event:  As defined in Section 9.12.

Reporting Servicer:  As defined in Section 9.12(b)(i).

Required Coupon:  For Collateral Group 1, 5.50% per annum, for Collateral Group 2, 6.00% per annum,  for Collateral Group 3, 6.25% per annum, for Collateral Group 4, 6.50% per annum, for Collateral Group 5, 5.50% per annum, for Collateral Group 6, 6.00% per annum and for Collateral Group 7, 6.50% per annum.

Required Insurance Policy:  With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under the applicable Servicing Agreement.

Residual Interests:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee or the Trust Administrator, any Director, any Managing Director, any Associate, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee or Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Restricted Classes:  As defined in Section 4.02(c).

S&P:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.  If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(b), the address for notices to S&P shall be Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention:  Residential Mortgage Monitoring Group, or such other address as S&P may hereafter furnish to each other party to this Agreement.

Sarbanes-Oxley Act:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification:  As defined in Section 9.12.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Scheduled Principal Balance:  As to any Mortgage Loan and any Distribution Date, the unpaid principal balance of such Mortgage Loan as of such Due Date in the month preceding the month in which such Distribution Date occurs, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal received during the Prepayment Period for the prior Distribution Date (other than with respect to any Liquidated Loan), and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.  The Scheduled Principal Balance of any Mortgage Loan that has been prepaid in full or has become a Liquidated Loan during the related Prepayment Period shall be zero.

Securities Act:  The Securities Act of 1933, as amended.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Shares.

Senior Certificates:  As specified in the Preliminary Statement.

Senior Final Distribution Date:  With respect to any Group, the Distribution Date on which the respective Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) in each such Group have each been reduced to zero.

Senior Optimal Principal Amount:  For any Distribution Date and any Collateral Group, the sum for all Mortgage Loans contributing to such Collateral Group of (i) the Senior Percentage of the applicable Non-A-P Percentage of the Applicable Fraction of: (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each such Mortgage Loan on the related Due Date, (b) the principal portion of the Purchase Price of each such Mortgage Loan that was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan contributing to such Collateral Group received with respect to such Distribution Date and (d) any Liquidation Proceeds (including Insurance Proceeds) allocable to recoveries of principal of Mortgage Loans related to such Collateral Group that are not yet Liquidated Loans received during the calendar month preceding the month of such Distribution Date, (ii) with respect to each such Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (a) the Senior Percentage of the applicable Non-A-P Percentage of the Applicable Fraction of the Scheduled Principal Balance of such Mortgage Loan, or (b) either (A) the Senior Prepayment Percentage, or (B) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage of the applicable Non-A-P Percentage of the Applicable Fraction of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, (iii) the Senior Prepayment Percentage of the applicable Non-A-P Percentage of the Applicable Fraction of the sum of (a) all Principal Prepayments in Full received on the Mortgage Loans contributing to such Collateral Group during the related Prepayment Period and (b) all partial Principal Prepayments on the Mortgage Loans contributing to such Collateral Group applied during the related Prepayment Period, and (iv) with respect to any Distribution Date prior to the Cross-Over Date only, the Senior Prepayment Percentage of the Applicable Fraction of the Non-A-P Recoveries for such Collateral Group received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to such Mortgage Loan that is not a Liquidated Loan, the Senior Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-A-P Percentage of the Applicable Fraction of the principal portion of such Bankruptcy Loss.

Senior Percentage:  As to any Distribution Date and Certificate Group, the lesser of (a) 100% and (b) the percentage equivalent of a fraction the numerator of which is the aggregate of the Certificate Principal Balances of each Class of Senior Certificates in such Certificate Group (other than the Class A-P Certificates and the Interest Only Certificates related to such Certificate Group) immediately preceding such Distribution Date and the denominator of which is the aggregate of the applicable Non-A-P Percentage multiplied by the Applicable Fraction of the Scheduled Principal Balance of each Mortgage Loan contributing to the related Collateral Group for such Distribution Date.

Senior Prepayment Percentage:  With respect to any Certificate Group and any Distribution Date during the five years beginning on the first Distribution Date, 100%.  The Senior Prepayment Percentage for any Certificate Group and any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows:  for any Distribution Date in the first year thereafter, the Senior Percentage for such Certificate Group plus 70% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Certificate Group plus 60% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Certificate Group plus 40% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Certificate Group plus 20% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Certificate Group for such Distribution Date (unless on any Distribution Date the Senior Percentage for any Certificate Group exceeds the initial Senior Percentage for such Certificate Group, in which case the Senior Prepayment Percentage for each Certificate Group for such Distribution Date will once again equal 100%).  Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Certificate Group will occur unless both of the related Senior Stepdown Conditions are satisfied; provided, however, that if on any Distribution Date the Senior Prepayment Percentage is not permitted to decrease because one or both of the related Senior Stepdown Conditions are not satisfied, such Senior Stepdown Conditions shall be tested on each succeeding Distribution Date and if both Senior Stepdown Conditions are satisfied the Senior Prepayment Percentage for that Certificate Group shall decrease; and provided, further, that upon the occurrence of a decrease in the Senior Prepayment Percentage for any Certificate Group during one of the periods described in the definition of “Senior Stepdown Conditions,” such decrease shall remain in effect for the remainder of such period.

Senior Stepdown Conditions:  With respect to any Certificate Group, as of the last day of the month preceding the applicable Distribution Date as to which any decrease in the Senior Prepayment Percentage for such Certificate Group applies, (i) the sum of (a) the aggregate Scheduled Principal Balance of all of the Mortgage Loans delinquent 60 days or more (including delinquent Mortgage Loans in bankruptcy, and all Mortgage Loans in foreclosure and REO Properties), as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates on such Distribution Date and (b) the aggregate Scheduled Principal Balance of all of the Mortgage Loans modified within the period beginning on the later of (x) the Closing Date and (y) the date that is 12 months prior to that Distribution Date, does not equal or exceed 50% and (ii) the sum of (a) cumulative Realized Losses with respect to all of the Mortgage Loans and (ii) any amounts of principal and interest that have been forgiven as the result of any modification of any Mortgage Loan do not exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the Original Subordinate Principal Balance, (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related Original Subordinate Principal Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related Original Subordinate Principal Balance.

Servicer:  Each of Cenlar, Chevy Chase, CitiMortgage, Countrywide, Downey, GreenPoint, Mid America, National City, Provident, SunTrust, Wachovia and Wells Fargo, as applicable.

Servicer Remittance Date:  With respect to any Servicer and any Distribution Date, the 18th day of each calendar month, or if such 18th day is not a Business Day, either the immediately preceding Business Day or the immediately succeeding Business Day, as specified in the related Servicing Agreement.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its master servicing obligations or the applicable Servicer, as the case may be, of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Master Servicer or the applicable Servicer, as the case may be, pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.09.

Servicing Agreements:

(a)

the Cenlar Servicing Agreement;

(b)

the Chevy Chase Servicing Agreement;

(c)

the CitiMortgage Servicing Agreement;

(d)

the Countrywide Servicing Agreement.;

(e)

the Downey Servicing Agreement

(f)

the GreenPoint Servicing Agreement;

(g)

the Mid America Servicing Agreement;

(h)

the National City Servicing Agreement;

(i)

the Provident Servicing Agreement;

(j)

the SunTrust Servicing Agreement;

(k)

the Wachovia Servicing Agreement;

(l)

the Wells Fargo Servicing Agreement; and

(m)

the Assignment Agreements.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one twelfth of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs (after giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction for any Compensating Interest payments required to be made by the applicable Servicer.

Servicing Fee Rate:  With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule.

Servicing Function Participant:  Any Subservicer, Subcontractor or any other Person, other than any Servicer, the Master Servicer and the Trust Administrator, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans (calculated by Aggregate Pool Principal Balance).

Special Hazard Coverage Termination Date:  The point in time at which the Special Hazard Loss Coverage Amount is reduced to zero.

Special Hazard Loss:  Any Realized Loss as reported by the applicable Servicer to the Master Servicer suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 3.11 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)

normal wear and tear;

(b)

fraud, conversion or other dishonest act on the part of the Trustee, the Trust Administrator, any Servicer, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)

errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)

nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss”;

(e)

hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

(i)

by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

(ii)

by military, naval or air forces; or

(iii)

by an agent of any such government, power, authority or forces;

(f)

any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(g)

insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount:  With respect to each Group and any Distribution Date, $5,000,000 less (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation and (ii) the related Adjustment Amount as of the most recent anniversary of October 1, 2007.  As of any Distribution Date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount shall be zero.

All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

Special Hazard Mortgage Loan:  A Liquidated Loan as to which a Special Hazard Loss has occurred.

Standard & Poor’s Glossary:  The current Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Startup Day:  The Closing Date.

Stepdown Percentage: With respect to any Distribution Date, the percentage indicated below:

Distribution Date Occurring	%
November 2007 through October 2012	0%
November 2012 through October 2013	30%
November 2013 through October 2014	40%
November 2014 through October 2015	60%
November 2015 through October 2016	80%
After October 2016	100%

Stock Power:  With respect to a Cooperative Loan, an assignment of the stock certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

Stripped Interest Rate:  With respect to each Non-Discount Loan contributing to Collateral Group 4 or Collateral Group 7, the excess, if any, of the Net Mortgage Rates for such Mortgage Loan over the related Required Coupon for such Collateral Group.

Subcontractor:  Any outsourcer that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to more than 5% but less than 10% of the Mortgage Loans under the direction or authority of the Master Servicer, the Trust Administrator, the Custodian or any Servicer (measured by Aggregate Pool Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subcontractor performs such discrete functions and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

Subgroup 1-A:  All Pool 1 Mortgage Loans with a Net Mortgage Rate less than or equal to 5. 500%.

Subgroup 1-B:  All Pool 1 Mortgage Loans with a Net Mortgage Rate greater than 5.500% but less than or equal to 6.000%.

Subgroup 1-C:  All Pool 1 Mortgage Loans with a Net Mortgage Rate greater than 6.000% but less than or equal to 6.250%.

Subgroup 1-D:  All Pool 1 Mortgage Loans with a Net Mortgage Rate greater than 6.250% but less than 6.500%.

Subgroup 1-E:  All Pool 1 Mortgage Loans with a Net Mortgage Rate greater than or equal to 6.500%.

Subgroup 2-A:  All Pool 2 Mortgage Loans with a Net Mortgage Rate less than or equal to 5.500%.

Subgroup 2-B:  All Pool 2 Mortgage Loans with a Net Mortgage Rate greater than 5.500% but less than or equal to 6.000%.

Subgroup 2-C:  All Pool 2 Mortgage Loans with a Net Mortgage Rate greater than 6.000% but less 6.500%.

Subgroup 2-D:  All Pool 2 Mortgage Loans with a Net Mortgage Rate greater than or equal to 6.500%.

Subordinate Certificates:  As specified in the Preliminary Statement.

Subordinate Optimal Principal Amount:  For any Distribution Date and Collateral Group, the sum for each Mortgage Loan contributing to such Collateral Group of (i) the Subordinate Percentage of the applicable Non-A-P Percentage of the Applicable Fraction of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each such Mortgage Loan on the related Due Date, (b) the principal portion of the Purchase Price of each such Mortgage Loan that was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan contributing to such Collateral Group received with respect to such Distribution Date and (d) any Liquidation Proceeds (including Insurance Proceeds) allocable to recoveries of principal of Mortgage Loans contributing to such Collateral Group that are not yet Liquidated Loans received during the calendar month preceding the month of such Distribution Date, (ii) with respect to each such Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the portion of the applicable Non-A-P Percentage of the Applicable Fraction of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan that was not included in clause (ii) of the definition of “Senior Optimal Principal Amount” with respect to such Distribution Date, (iii) the Subordinate Prepayment Percentage of the applicable Non-A-P Percentage of the Applicable Fraction of the sum of (A) all Principal Prepayments in full received on the Mortgage Loans contributing to such Collateral Group during the related Prepayment Period and (B) all partial Principal Prepayments on the Mortgage Loans contributing to such Collateral Group applied during the related Prepayment Period, and (iv) with respect to any Distribution Date prior to the Cross-Over Date only, the Subordinate Prepayment Percentage of the Applicable Fraction of the Non-A-P Recoveries for such Collateral Group received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan contributing to such Collateral Group that is not a Liquidated Loan, the Subordinate Optimal Principal Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the applicable Non-A-P Percentage of the Applicable Fraction of the principal portion of such Bankruptcy Loss.

Subordinate Percentage:  As to any Distribution Date and any Certificate Group, 100% minus the Senior Percentage for such Certificate Group for such Distribution Date.

Subordinate Prepayment Percentage:  As to any Distribution Date and any Certificate Group, 100% minus the Senior Prepayment Percentage for such Certificate Group for such Distribution Date, except that, on any Distribution Date after the Senior Final Distribution Date for any Certificate Group, the Subordinate Prepayment Percentage for each such Certificate Group will equal 100%.

Subordinate Principal Distribution Amount:  With respect to the Subordinate Certificates, the aggregate amount which would be payable as principal on the Subordinate Certificates from Group 1 Available Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds, Group 6 Available Funds and Group 7 Available Funds in the aggregate, after application of Group 1 Available Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds, Group 6 Available Funds and Group 7 Available Funds in the aggregate (i) to make payments on the Senior Certificates, in accordance with Section 4.02(a)(i) items first and second and Section 4.02(d) and (ii) to make payments of Accrued Certificate Interest to the Subordinate Certificates in accordance with Section 4.02(a)(i) priority fourth.

Subservicer:  Any Person that (a) services Mortgage Loans on behalf of any Servicer pursuant to a subservicing agreement and is responsible for the performance of the material servicing functions required to be performed by such Servicer under the related Servicing Agreement that are identified in Item 1122(d) of Regulation AB with respect to 10% or more of the Mortgage Loans under the direction or authority of such Servicer (measured by Aggregate Pool Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subservicer services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

Subsidiary REMIC :  As specified in the Preliminary Statement.

Subsidiary REMIC Regular Interest:  As specified in the Preliminary Statement.

Substitution Adjustment Amount:  The meaning ascribed to such term pursuant to Section 2.03.

SunTrust:  SunTrust Mortgage, Inc., a Virginia corporation, and its successors and assigns, in its capacity as Servicer of the SunTrust Mortgage Loans.

SunTrust Mortgage Loans:  The Mortgage Loans for which SunTrust is listed as “Servicer” on the Mortgage Loan Schedule.

SunTrust Servicing Agreement:  Solely with respect to the SunTrust Mortgage Loans, the Amended and Restated Purchase, Warranties and Servicing Agreement dated as of December 1, 2004, as amended by Amendment Number One, dated as of July 1, 2005, as further amended by Amendment Number Two, dated as of February 28, 2006, as further amended by Amendment Number Three, dated as of April 1, 2006, as further amended by Amendment Number Four, dated as of August 1, 2006, and as further amended by Amendment Number Five, dated as of March 21, 2007, between the Transferor, as purchaser, and SunTrust, as company, as the same may be amended from time to time, and any assignments and conveyances related to the SunTrust Mortgage Loans.

Tax Matters Person:  In the case of each REMIC created by this Agreement, the person designated as “tax matters person” in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1 for such REMIC.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transferor:  UBS Real Estate Securities Inc., a Delaware corporation, seller of the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

Trust Administrator:  Wells Fargo, in its capacity as Trust Administrator and any successor appointed hereunder.

Trust Administrator Compensation:  All investment earnings on amounts on deposit in the Distribution Account.

Trust Agreement:  The Trust Agreement dated as of October 1, 2007, entered into by and among the Depositor, the Trustee and the Trust Administrator in connection with the issuance of the Exchangeable Certificates.

Trust Fund:  The corpus of the trust created hereunder consisting of:  (a) the Mortgage Loan Purchase Agreement and the Servicing Agreements solely as each such Servicing Agreement relates to the Mortgage Loans being serviced by the related Servicer (other than those rights under the Servicing Agreements that do not relate to servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by the applicable  Servicer (with respect to the Mortgage Loans sold to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto), which rights were retained by the Transferor pursuant to the Assignment Agreements); (b) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (c) the Collection Account and the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement (other than, in the case of the Collection Account, any prepayment penalties (exclusive of the Class P Prepayment Charges) deposited therein which shall be retained by the Transferor); (d) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise;  (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing and (f) $100 to be deposited by the Depositor on the Closing Date, such amount to be distributed on the first Distribution Date to the Class R Certificates.

Trustee:  U.S. Bank National Association and, if a successor trustee is appointed hereunder, such successor, both in its capacity as trustee under this Agreement and the Trust Agreement.

Uncertificated REMIC Interests: The REMIC regular interests issued by the Master REMIC in uncertificated form as specified in the Preliminary Statement.

Undercollateralized Group:  With respect to any Certificate Group with respect to which, on any Distribution Date, the aggregate Certificate Principal Balance of the related Senior Certificates (other than the Class A-P Certificates and Interest Only Certificates) related to such Certificate Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Group Balance of the Applicable Fraction of the related Collateral Group (net of the applicable A-P Percentage of the Scheduled Principal Balance of each Discount Loan in such Collateral Group) for the following Distribution Date.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Voting Rights:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  As of any date of determination, (a) the Interest Only Certificates will be entitled to 1% in the aggregate of all Voting Rights (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates and (c) the remaining Voting Rights (and the Voting Rights allocated to the Interest Only Certificates if there are no Interest Only Certificates) shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Principal Balances of their respective Certificates on such date.

Wachovia:  Wachovia Mortgage Corporation, and its successors and assigns, in its capacity as Servicer of the Wachovia Mortgage Loans.

Wachovia Mortgage Loans:  The Mortgage Loans for which Wachovia is listed as “Servicer” on the Mortgage Loan Schedule.

Wachovia Servicing Agreement:  Solely with respect to the Wachovia Mortgage Loans, the Amended and Restated Master Loan Purchase and Servicing Agreement dated as of May 1, 2006, as amended by Amendment Number One, dated as of September 4, 2007, by and between the Transferor, as initial purchaser and Wachovia, as seller and servicer, as the same may be further amended from time to time.

Wells Fargo:  Wells Fargo Bank, N.A., and its successors and assigns in its capacity as Master Servicer, Trust Administrator, Custodian, Credit Risk Manager or Servicer, as the case may be, hereunder.

Wells Fargo Guide:

Wells Fargo Conduit Servicing Guide, dated January 1997, as amended July 2001, as amended and restated January 2006, as the same may be amended and supplemented from time to time.

Wells Fargo Mortgage Loans:  The Mortgage Loans for which Wells Fargo is listed as “Servicer” on the Mortgage Loan Schedule.

Wells Fargo Servicing Agreement:  Solely with respect to the Wells Fargo Mortgage Loans, that certain Amended and Restated Servicing Agreement, dated as of November 1, 2005, between UBSRES and Wells Fargo, in each case as the same may be further amended from time to time.

WHFIT:  A “widely held fixed investment trust” as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

WHFIT Regulations:  Treasury Regulations section 1.671-5, as amended.

WHMT:  A “widely held mortgage trust” as that term is defined in Treasury Regulations section 1.671-5(b)(23) or successor provisions.

Section 1.02

Certain Calculations.

Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, all calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30 day months.

Section 1.03

Calculation of Applicable Fractions.

For purposes of determining Collateral Group 1, Collateral Group 2, Collateral Group 3 and Collateral Group 4, each Pool 1 Mortgage Loan shall be deemed to be allocated, based on the Net Mortgage Rate of such Mortgage Loan, as of the Cut off Date, either to Collateral Group 1, Collateral Group 2, Collateral Group 3 or Collateral Group 4 only, or between each Collateral Group 1, Collateral Group 2, Collateral Group 3 and Collateral Group 4, based on a fixed fraction that differs among Mortgage Loans (in each case, the “Applicable Fraction”), such that the principal of and interest on such Pool 1 Mortgage Loan is treated as if that Mortgage Loan were two loans bearing interest at two different effective Net Mortgage Rates, one higher than and one lower than the original Net Mortgage Rate of such Mortgage Loan.  The allocation of a Pool 1 Mortgage Loan to Collateral Group 1, Collateral Group 2, Collateral Group 3 or Collateral Group 4 shall not change based on a modification to the Net Mortgage Rate of such Mortgage Loan subsequent to the Cut-off Date.  The Applicable Fractions are calculated as follows:

(a)

Pool 1 Mortgage Loans with Net Mortgage Rates Less Than or Equal To 5.500%:  Each Pool 1 Mortgage Loan having a Net Mortgage Rate less than or equal to 5.500% shall be allocated to Collateral Group 1.

(b)

Pool 1 Loans with Net Mortgage Rates Greater Than 5.500% but Less Than or Equal to 6.000%:  Each Pool 1 Mortgage Loan having a Net Mortgage Rate greater than 5.500%  but less than or equal to 6.000% shall be allocated between Collateral Group 1 and Collateral Group 2 by multiplying the Scheduled Principal Balance of such Pool 1 Mortgage Loan by its Applicable Fraction.  The Applicable Fraction for the portion of each such Pool 1 Mortgage Loan allocated to Collateral Group 1 is the quotient of (a)(i) 6.000% minus (ii) the related Net Mortgage Rate divided by (b) 0.500%.  The Applicable Fraction for the portion of each such Pool 1 Mortgage Loan allocated to Collateral Group 2 is (I) 1 minus (II) the quotient of (a)(i) 6.000% minus (ii) the related Net Mortgage Rate divided by (b) 0.500%.

(c)

Pool 1 Loans with Net Mortgage Rates Greater Than 6.000% but Less Than or Equal to 6.250%:  Each Pool 1 Mortgage Loan having a Net Mortgage Rate greater than 6.000%  but less than or equal to 6.250% shall be allocated between Collateral Group 2 and Collateral Group 3 by multiplying the Scheduled Principal Balance of such Pool 1 Mortgage Loan by its Applicable Fraction.  The Applicable Fraction for the portion of each such Pool 1 Mortgage Loan allocated to Collateral Group 2 is the quotient of (a)(i) 6.250% minus (ii) the related Net Mortgage Rate divided by (b) 0.250%.  The Applicable Fraction for the portion of each such Pool 1 Mortgage Loan allocated to Collateral Group 3 is (I) 1 minus (II) the quotient of (a)(i) 6.250% minus (ii) the related Net Mortgage Rate divided by (b) 0.250%.

(d)

Pool 1 Loans with Net Mortgage Rates Greater Than 6.250% but Less Than 6.500%:  Each Pool 1 Mortgage Loan having a Net Mortgage Rate greater than 6.250%  but less than 6.500% shall be allocated between Collateral Group 3 and Collateral Group 4 by multiplying the Scheduled Principal Balance of such Pool 1 Mortgage Loan by its Applicable Fraction.  The Applicable Fraction for the portion of each such Pool 1 Mortgage Loan allocated to Collateral Group 3 is the quotient of (a)(i) 6.500% minus (ii) the related Net Mortgage Rate divided by (b) 0.250%.  The Applicable Fraction for the portion of each such Pool 1 Mortgage Loan allocated to Collateral Group 4 is (I) 1 minus (II) the quotient of (a)(i) 6.500% minus (ii) the related Net Mortgage Rate divided by (b) 0.250%.

(e)

Pool 1 Loans with Net Mortgage Rates Equal to or Greater Than 6.500%:  Each Pool 1 Mortgage Loan having a Net Mortgage Rate equal to or greater than 6.500% shall be allocated to Collateral Group 4.

For purposes of determining Collateral Group 5, Collateral Group 6 and Collateral Group 7, each Pool 2 Mortgage Loan shall be deemed to be allocated, based on the Net Mortgage Rate of such Mortgage Loan, as of the Cut off Date, either to Collateral Group 5, Collateral Group 6 or Collateral Group 7 only, or between each Collateral Group 5, Collateral Group 6, and Collateral Group 7, based on a fixed fraction that differs among Mortgage Loans (in each case, the “Applicable Fraction”), such that the principal of and interest on such Pool 2 Mortgage Loan is treated as if that Mortgage Loan were two loans bearing interest at two different effective Net Mortgage Rates, one higher than and one lower than the original Net Mortgage Rate of such Mortgage Loan.  The allocation of a Pool 2 Mortgage Loan to Collateral Group 5, Collateral Group 6 or Collateral Group 7 shall not change based on a modification to the Net Mortgage Rate of such Mortgage Loan subsequent to the Cut-off Date.  The Applicable Fractions are calculated as follows:

(f)

Pool 2 Mortgage Loans with Net Mortgage Rates Less Than or Equal To 5.500%:  Each Pool 2 Mortgage Loan having a Net Mortgage Rate less than or equal to 5.500% shall be allocated to Collateral Group 5.

(g)

Pool 2 Loans with Net Mortgage Rates Greater Than 5.500% but Less Than or Equal to 6.000%:  Each Pool 2 Mortgage Loan having a Net Mortgage Rate greater than 5.500%  but less than or equal to 6.000% shall be allocated between Collateral Group 5 and Collateral Group 6 by multiplying the Scheduled Principal Balance of such Pool 2 Mortgage Loan by its Applicable Fraction.  The Applicable Fraction for the portion of each such Pool 2 Mortgage Loan allocated to Collateral Group 5 is the quotient of (a)(i) 6.000% minus (ii) the related Net Mortgage Rate divided by (b) 0.500%.  The Applicable Fraction for the portion of each such Pool 2 Mortgage Loan allocated to Collateral Group 6 is (I) 1 minus (II) the quotient of (a)(i) 6.000% minus (ii) the related Net Mortgage Rate divided by (b) 0.500%.

(h)

Pool 2 Loans with Net Mortgage Rates Greater Than 6.000% but Less Than 6.500%:  Each Pool 2 Mortgage Loan having a Net Mortgage Rate greater than 6.000%  but less than 6.500% shall be allocated between Collateral Group 6 and Collateral Group 7 by multiplying the Scheduled Principal Balance of such Pool 2 Mortgage Loan by its Applicable Fraction.  The Applicable Fraction for the portion of each such Pool 2 Mortgage Loan allocated to Collateral Group 6 is the quotient of (a)(i) 6.500% minus (ii) the related Net Mortgage Rate divided by (b) 0.500%.  The Applicable Fraction for the portion of each such Pool 2 Mortgage Loan allocated to Collateral Group 7 is (I) 1 minus (II) the quotient of (a)(i) 6.500% minus (ii) the related Net Mortgage Rate divided by (b) 0.500%.

(i)

Pool 2 Loans with Net Mortgage Rates Equal to or Greater Than 6.500%:  Each Pool 2 Mortgage Loan having a Net Mortgage Rate equal to or greater than 6.500% shall be allocated to Collateral Group 7.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01

Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.  In connection with the foregoing assignments, the Transferor has caused each Servicer to enter into the related Assignment Agreement.

(b)

(i)  In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan that is not a Cooperative Loan so assigned:

(A)

the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form:  “Pay to the order of ___________ without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or, with respect to any Lost Mortgage Note, a lost note affidavit from the related originator or the Transferor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(B)

except as provided below, the original recorded Mortgage or a copy of such Mortgage certified by the related originator as being a true and complete copy of the Mortgage;

(C)

a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), endorsed in the following form:  “U.S. Bank National Association, in trust for the MASTR Asset Securitization Trust 2007-1 for the benefit of the Holders of the Mortgage Pass-Through Certificates, Series 2007-1” together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

(D)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(E)

except as provided below, the original or duplicate original lender’s title policy and all riders thereto.

(ii)

In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders the following documents or instruments with respect to each Cooperative Loan so assigned:

(A)

the Cooperative Shares, together with the Stock Power in blank;

(B)

the executed Security Agreement;

(C)

the executed Proprietary Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan;

(D)

the executed Recognition Agreement;

(E)

copies of the original Financing Statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(F)

copies of the filed UCC assignments or amendments of the security interest referenced in clause (v) above showing an unbroken chain of title from the originator to the Issuing Entity, each with evidence of recording thereof, evidencing the interest of the assignee under the Security Agreement and the Assignment of Proprietary Lease;

(G)

an executed assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of title from the originator to the Issuing Entity; and

(H)

for any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment.

Notwithstanding the foregoing, if any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. (“MERS”) or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer (or if the Master Servicer is the applicable Servicer, the Trustee upon receipt of written notice that the records of MERS have not been so changed) shall enforce the obligations of the applicable Servicer under its related Servicing Agreement to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

If in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements of clause (b)(i)(B), (C) or (E) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (b)(i)(B) or (C) above, or because the title policy has not been delivered to either the Custodian or the Depositor by the applicable title insurer in the case of clause (b)(i)(E) above, the Depositor shall promptly deliver to the Custodian, in the case of clause (b)(i)(B) or (C) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (b)(i)(E) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Custodian as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date.  The Depositor shall forward or cause to be forwarded to the Custodian (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor to the Custodian.  In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a “lost instruments affidavit and indemnity” or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Custodian shall execute and deliver or cause to be executed and delivered such a document to the public recording office.  In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Transferor shall deliver to the Custodian a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

As promptly as practicable subsequent to such transfer and assignment, set forth in clause (a) above and in any event, within ninety (90) days thereafter, the Custodian shall affix the Trustee’s name to each assignment of Mortgage, as the assignee thereof, and, subject to Section 2.02, the Master Servicer shall enforce the obligations of the related Servicer pursuant to the related Servicing Agreement to (i) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the related Servicer has not received the information required to prepare such assignment in recordable form, the related Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within ninety (90) days after receipt thereof and except that the related Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan (a) in any state where, in an Opinion of Counsel addressed to the Trustee, such recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Transferor, (b) in any state where recordation is not required by either Rating Agency to obtain the initial ratings on the Certificates set forth in the Prospectus Supplement or (c) with respect to any Mortgage which has been recorded in the name of MERS, or its designee.  As of the date hereof, recordation is not required in any state by either Rating Agency to obtain the initial rating on the Certificates (upon which statement the Master Servicer, the Trustee and the Custodian may each conclusively rely).

In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Master Servicer on behalf of the Trustee, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.07 hereof.

(c)

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Issuing Entity”) to be known, for convenience, as “MASTR Asset Securitization Trust 2007-1” and U.S. Bank National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement.

(d)

[Reserved].

(e)

Each of the Collection Account and Distribution Account shall at all times be an Eligible Account, provided that the Collection Account may be deemed to be a sub-account of the Distribution Account.  If at any time either the Collection Account or the Distribution Account ceases to be an Eligible Account, the Master Servicer or the Trust Administrator, as applicable, shall immediately establish and maintain a new Collection Account or Distribution Account, as applicable, that is an Eligible Account, and shall immediately transfer all funds on deposit in the former Collection Account or Distribution Account, as applicable, to the new Collection Account or Distribution Account, as applicable.

(f)

It is agreed and understood by the Trustee, the Trust Administrator, the Depositor and the Transferor that it is not intended that any mortgage loan be included in the Issuing Entity that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005.

(g)

[Reserved].

(h)  The Trustee is hereby directed, on or prior to the Closing Date, not in its individual capacity but solely on behalf of the Trust Fund, to execute and deliver each of the Assignment Agreements to which it is a party, and to execute any acknowledgement or agreement to any Assignment Agreements, in the forms presented to it by the Depositor, for the benefit of the Holders of the Certificates.  The Trustee shall execute, deliver and perform its obligations under such Assignment Agreements and shall do so in its capacity as Trustee under this Agreement and not in its individual capacity.  The Trustee shall not be personally liable for the payment of any indebtedness or expenses of the Trust Fund or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee on behalf of the Trust Fund under any Assignment Agreement or any other related documents, as to all of which recourse shall be had solely to the assets of the Trust Fund in accordance with the terms of this Agreement.  Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of each of the Assignment Agreements to which it is a party, and of any acknowledgement or agreement to any Assignment Agreement, and the performance of any obligations thereunder.

Section 2.02

Acceptance by Trustee of the Mortgage Loans.

The Custodian, on behalf of the Trustee, acknowledges receipt of the documents identified in the Initial Certification issued by it in the form annexed hereto as Exhibit G and declares that it holds and will hold such related documents and the other documents delivered to it constituting the Mortgage Files, and the Custodian and Trustee together declare that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.  The Custodian acknowledges that it will maintain possession of the Mortgage Notes held by it in the State of Minnesota, unless otherwise permitted by the Rating Agencies and the Trustee.

The Custodian agrees to execute and deliver on the Closing Date to the Depositor and the Trustee an Initial Certification in the form annexed hereto as Exhibit G.  Based on its review and examination, and only as to the documents identified in such Initial Certification, the Custodian acknowledges, subject to any applicable exceptions noted on Exhibit G, that such documents appear regular on their face and relate to such Mortgage Loan.  The Custodian shall not be under any duty or obligation to (i) inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face or (ii) determine whether the Mortgage File should include any of the documents specified in Section 2.01(b)(i)(D) with respect to each Mortgage Loan that is not a Cooperative Loan and Section 2.01(b)(ii)(H) with respect to each Cooperative Loan, unless the Mortgage Loan Schedule indicates that such documents are applicable.

Not later than 90 days after the Closing Date, the Custodian shall deliver to the Depositor, the Trustee and the Transferor a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.  The Custodian shall make available, upon request of any Certificateholder, a copy of any exceptions noted on the Initial Certification or the Final Certification.  The Custodian shall make available, upon request of the Trustee, the identity of the originator for any Mortgage Loan with a material exception.

If, in the course of such review, the Custodian finds any document constituting a part of a related Mortgage File which does not meet the requirements of Section 2.01, the Custodian shall list such as an exception in the Final Certification; provided, however, that the Custodian shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note, (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates or (iii) the Mortgage File should include any of the documents specified in Section 2.01(b)(i)(D) with respect to each Mortgage Loan that is not a Cooperative Loan and Section 2.01(b)(ii)(H) with respect to each Cooperative Loan, unless the Mortgage Loan Schedule indicates that such documents are applicable.

Upon receiving each Final Certification from the Custodian, the Transferor shall determine if there are any document defects listed as exceptions in such Final Certification.  In the event any such document defects exist, the Transferor shall promptly correct or cure such document defects, and if the Transferor fails to correct or cure the defect within ninety (90) days of the earlier of its discovery or its receipt of written notice from the Trustee, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Transferor shall repurchase the affected Mortgage Loan from the Trustee at the Purchase Price.  Any such purchase of a Mortgage Loan shall not be effected prior to the delivery to the Custodian of a Request for Release substantially in the form of Exhibit M.  The Purchase Price for any such Mortgage Loan shall be paid by the Transferor to the Master Servicer for deposit in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit, the Master Servicer shall instruct the Custodian to release, and the Custodian shall release, the related Mortgage File to the Transferor and the Trustee shall execute and deliver at the Transferor’s written request such instruments of transfer or assignment prepared by the Transferor, in each case without recourse, representation or warranty, as shall be necessary to vest in the Transferor, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.  The Transferor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing such repurchase by the Transferor.

The Custodian shall retain possession and custody of each related Mortgage File in accordance with and subject to the terms and conditions set forth herein.  Pursuant to the terms of the related Servicing Agreement, the Master Servicer shall cause each of the related Servicers to promptly deliver to the Custodian who shall thereupon promptly deposit within each Mortgage File, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the related Servicers from time to time.

It is understood and agreed that the obligations of the Transferor hereunder to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 above or substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan shall constitute the sole remedies respecting such defect available to the Trustee, the Master Servicer, the Depositor and any Certificateholder.

Section 2.03

Remedies for Breaches of Representations and Warranties.

The Transferor hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.  With respect to any of the representations and warranties set forth on Schedule II hereto which are made to the best of the Transferor’s knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Transferor, any Servicer or the Trust Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Transferor’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Upon discovery by any of the Depositor, the Transferor, the Master Servicer, the Trust Administrator or the Custodian of a breach of a representation or warranty made by the Transferor pursuant to this Section 2.03 that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties hereto and the Trustee.  A breach which causes a Mortgage Loan not to constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, will be deemed automatically to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan.  Upon receiving notice of a breach, the Trustee shall in turn notify the Transferor of such breach.  The Trustee shall enforce the obligations of the Transferor in accordance with this Section 2.03 to correct or cure any such breach of a representation or warranty made herein, and if the Transferor fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Transferor’s obligations hereunder to (i) purchase such Mortgage Loan at the Purchase Price or (ii) substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan; provided, however, that the Trustee’s obligations to prosecute legal actions against the Transferor pursuant to this Section 2.03 shall be subject to the provisions set forth in Section 8.02(vi) regarding reimbursement of or reasonable indemnification for costs and expenses.  In each case, such Mortgage Loan (a “Deleted Mortgage Loan”) will be removed from the Trust Fund.

The Transferor hereby covenants that within ninety (90) days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to this Section 2.03 which materially and adversely affects the interest of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such ninety (90) day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place an Eligible Substitute Mortgage Loan or Loans into the Trust Fund, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below.  The Transferor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach by the Transferor.

With respect to any Eligible Substitute Mortgage Loan or Loans, the Transferor shall deliver to the Custodian on behalf of the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made on any day in any calendar month after the Determination Date for such month.

With respect to substitutions made by the Transferor, Scheduled Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Transferor on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Transferor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Custodian shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loan or Loans and the Custodian shall deliver the amended Mortgage Loan Schedule to the Trustee.  Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to this Section 2.03 with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Transferor and shall execute and deliver or cause the Trustee to execute and deliver at the Transferor’s direction such instruments of transfer or assignment prepared by the Transferor, without recourse, representation or warranty, as shall be necessary to vest title in the Transferor, as applicable, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Transferor substitutes one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate Scheduled Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be remitted by the Transferor to the Master Servicer, and the Master Servicer shall deposit such amounts received from the Transferor into the Collection Account on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that the Transferor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.07 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Transferor became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit M hereto, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to the Transferor, and the Trustee shall execute and deliver at the Transferor’s direction such instruments of transfer or assignment prepared by the Transferor, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of the Transferor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Transferor respecting such matters available to Certificateholders, the Master Servicer, the Depositor, the Trust Administrator or the Trustee on their behalf.

The provisions of this Section 2.03 shall survive the conveyance and assignment of the Mortgage Files to the Trustee and the delivery of the respective Mortgage Files to the Custodian for the benefit of the Trustee and the Certificateholders.

Section 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee, the Trust Administrator and the Master Servicer with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Transferor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, liens, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodian.  Upon discovery by the Depositor, the Transferor, the Master Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a “breach”), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties hereto and to each Rating Agency.

Section 2.05

[Reserved].

Section 2.06

Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund by the Depositor pursuant to Section 2.01 hereof by the Depositor pursuant to Section 2.01 hereof and acknowledges the issuance of the REMIC Interests as described in the Preliminary Statement in exchange therefor.  The Trustee further acknowledges the transfer and assignment to it by the Underwriter pursuant to Section 5.07 hereof of the Uncertificated REMIC Interests described in the Preliminary Statement.  Concurrently with such transfers and assignments, the Trust Administrator, on behalf of the Trustee, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund.  The Trustee agrees to hold the Trust Fund and the Uncertificated REMIC Interests described in the Preliminary Statement and to exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

Section 2.07

REMIC Matters.

The Preliminary Statement sets forth the designations as “regular interests” or “residual interests” and “latest possible maturity date” for federal income tax purposes of all interests created hereby.  The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date.  Each REMIC’s fiscal year shall be the calendar year.

Section 2.08

Covenants of the Master Servicer.

The Master Servicer hereby covenants to the Depositor and the Trustee as follows:

(a)

subject to Section 3.01, the Master Servicer shall cause each Servicer to perform its obligations under the applicable Servicing Agreement; and

(b)

no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading at the time provided.

Section 2.09

Representations and Warranties of the Master Servicer.

The Master Servicer hereby represents and warrants to the Depositor, the Trustee and the Custodian, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(a)

The Master Servicer is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(b)

The Master Servicer has the full power and authority to master service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)

The execution and delivery of this Agreement by the Master Servicer, and the master servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (i) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Master Servicer, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer’s ability to perform or meet any of its obligations under this Agreement.

(d)

The Master Servicer or an affiliate thereof is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

(e)

No litigation is pending or, to the knowledge of the Master Servicer, threatened against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to master service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms thereof.

(f)

No consent, approval, authorization or, to the knowledge of the Master Servicer, order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

Section 2.10

Representations and Warranties of the Custodian.

The Custodian hereby represents and warrants to the Depositor, the Master Servicer, the Trust Administrator and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(a)

The Custodian is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Custodian in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

(b)

The Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)

The execution and delivery of this Agreement by the Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Custodian and will not (i) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Custodian, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Custodian is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Custodian of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Custodian; and the Custodian is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Custodian’s ability to perform or meet any of its obligations under this Agreement.

(d)

No litigation is pending or, to the knowledge of the Custodian, threatened against the Custodian that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Custodian to perform any of its obligations under this Agreement in accordance with the terms thereof.

(e)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Custodian of, or compliance by the Custodian with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Custodian has obtained the same.

ARTICLE III

ADMINISTRATION AND MASTER
SERVICING OF MORTGAGE LOANS

Section 3.01

Master Servicing of Mortgage Loans.

For and on behalf of the Certificateholders, the Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior two sentences, and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement.  The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.04 and any other information and statements required hereunder.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Collection Account pursuant to the applicable Servicing Agreements.

In accordance with the standards of the preceding paragraph and to the extent the related Servicer does not make such advance, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.07, and further as provided in Section 3.08.  The costs incurred by the Master Servicer, if any, in effecting the timely payment of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.02

Monitoring of Servicers.

(a)

The Master Servicer shall be responsible for reporting to the Trustee, the Trust Administrator and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement.  In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement.  In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Trust Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)

The Master Servicer, for the benefit of the Trustee, the Trust Administrator and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor Servicer of the related Mortgage Loans or cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)

To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

(d)

The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e)

If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

(f)

If a Servicer fails to make its required payment of Compensating Interest on any Distribution Date, the Master Servicer will be required to make such payment of Compensating Interest to the same extent that such Servicer was required to make such payment of Compensating Interest.

(g)

To the extent a Servicer is obligated under the related Servicing Agreement to procure the consent of the Master Servicer in connection with the Servicer’s engagement of a Subservicer to perform any servicing responsibilities under the related Servicing Agreement with respect to the related Mortgage Loans, the Master Servicer will only give such consent if that Subservicer first agrees in writing with such Servicer and the Master Servicer to deliver an Annual Statement of Compliance, an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permit that Servicer and the Master Servicer to comply with Sections 3.21 and 3.22 of this Agreement.

(h)

The Master Servicer shall enforce any negative covenant in the related Servicing Agreement which prohibits a Servicer from outsourcing one or more separate servicing functions under the related Servicing Agreement with respect to the Mortgage Loans to any Subcontractor unless that Subcontractor first agrees in writing with such Servicer and the Master Servicer to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer and the Master Servicer to comply with Section 3.22 of this Agreement.

Section 3.03

[Reserved].

Section 3.04

Rights of the Depositor and the Trustee in Respect of the Master Servicer.

The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee.  Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer or any Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer hereunder or any Servicer under any Servicing Agreement or otherwise.

Section 3.05

Trustee to Act as Master Servicer.

In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of a Master Servicer Event of Termination), the Trustee or its successor shall in accordance with Section 7.02 thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the predecessor Master Servicer pursuant to Section 3.09 hereof or any acts or omissions of the predecessor Master Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 hereof, (v) deemed to have made any representations and warranties of the Master Servicer pursuant to Section 2.09 hereunder) or (vi) obligated to perform any obligation of the Master Servicer under Section 3.21, 3.22 or 9.12 with respect to any periods during which the Trustee was not the Master Servicer).  Any such assumption shall be subject to Section 7.02 hereof.  If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Termination), the Trustee or its successor may, but shall not be obligated to, succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each subservicing agreement or substitute subservicing agreement to the assuming party.

The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively.

If the Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Issuing Entity and the Trustee shall be entitled to such reimbursement from amounts on deposit in the Distribution Account pursuant to Section 3.10(b)(iii); provided that the Master Servicer shall reimburse the Issuing Entity for any such expense incurred by the Issuing Entity.

Section 3.06

Protected Accounts.

(a)

The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan or amounts received with respect to any REO Property, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account.  The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement.  Permitted Investments of funds in Protected Accounts must mature at least one Business Day before the subsequent Distribution Date.

(b)

In accordance with the terms of the applicable Servicing Agreement, amounts on deposit in a Protected Account shall be invested by the applicable Servicer in Permitted Investments.  The income earned from investments made pursuant to this Section 3.06 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer.  The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 3.07

Collection of Mortgage Loan Payments; Collection Account; Distribution Account.

(a)

The Master Servicer shall enforce the obligation of the Servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with the applicable Servicing Agreement and the terms and provisions of any related Required Insurance Policy.

(b)

The Master Servicer shall establish and maintain a Collection Account, which account may be deemed to be a sub-account of the Distribution Account, into which the Master Servicer shall deposit or cause to be deposited within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by the Servicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)

all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)

all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

(iii)

all Liquidation Proceeds (including Insurance Proceeds), other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer’s or Master Servicer’s normal servicing procedures, and all Recoveries;

(iv)

any amount required to be deposited by the Master Servicer pursuant to Section 3.07(c) in connection with any losses on Permitted Investments;

(v)

any amounts required to be deposited by the Master Servicer pursuant to Section 2.01(e), Section 3.15(b) and 3.15(d), and in respect of net monthly rental income from REO Property pursuant to Section 3.15 hereof;

(vi)

all Substitution Adjustment Amounts;

(vii)

all Advances made by the Master Servicer pursuant to Section 4.01;

(viii)

any prepayment penalties received from any Servicer;

(ix)

any Compensating Interest payments;

(x)

any amounts deposited by the Master Servicer in connection with a deductible clause in any blanket hazard insurance policy in respect of the Mortgage Loans;

(xi)

all proceeds of any primary mortgage guaranty insurance policy in respect of the Mortgage Loans;

(xii)

any Class P Prepayment Charges; and

(xiii)

any other amounts required to be deposited hereunder.

(xiv)

In the event that the Master Servicer shall deposit into the Collection Account any amount not required to be deposited, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.  The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section.  All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.10.

(xv)

[reserved];

(xvi)

The Trust Administrator shall establish and maintain, on behalf of the Certificateholders, the Distribution Account.  The Trust Administrator shall, promptly upon receipt but no later than on the Distribution Account Deposit Date, deposit in the Distribution Account and retain therein the following:

(xvii)

the aggregate amount remitted by the Master Servicer to the Trust Administrator pursuant to Section 3.10(a)(ix)(a);

(xviii)

any amount deposited by the Master Servicer or the Trust Administrator pursuant to Section 3.07(c) in connection with any losses on Permitted Investments;

(xix)

[reserved];

(xx)

[reserved]; and

(xxi)

any other amounts described hereunder which are required to be deposited in the Distribution Account.

In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trust Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering an Officer’s Certificate to the Trust Administrator which describes the amounts deposited in error in the Distribution Account.  All funds deposited in the Distribution Account shall be held by the Trust Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.10.  Funds deposited in the Distribution Account in respect of the Class P Prepayment Charges shall not be treated as assets of any REMIC, but shall be treated as assets of a separate sub-account of the Distribution Account which shall be an asset of the Grantor Trust for the benefit of the Class P Certificates.  In no event shall the Trust Administrator incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

(c)

Each institution at which the Collection Account is maintained shall invest the funds on deposit in the Collection Account as directed in writing by the Master Servicer, in Permitted Investments.  Each institution at which the Distribution Account is maintained shall invest the funds on deposit in the Distribution Account as directed in writing by the Trust Administrator, in Permitted Investments.  Funds invested in the Collection Account shall mature not later than the Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of or is managed by the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Account Deposit Date).  The Trust Administrator shall without direction either (i) hold funds on deposit in the Distribution Account uninvested in a trust or deposit account of the Trust Administrator or (ii) invest funds on deposit in the Distribution Account in Permitted Investments, which Permitted Investments shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of or is managed by the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date).  Permitted Investments in respect of the Collection Account or the Distribution Account shall not be sold or disposed of prior to their maturity.  All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders.  All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Master Servicer as master servicing compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer (from its own funds without any right of reimbursement) in the Collection Account or paid to the Trust Administrator by wire transfer of immediately available funds for deposit into the Distribution Account.  All income and gain (net of any losses realized from any such investment of funds on deposit in the Distribution Account) shall be for the benefit of the Trust Administrator as compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trust Administrator in the Distribution Account.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account (except to the extent the Trust Administrator is the obligor and has defaulted thereon) and made in accordance with this Section 3.07.  In the absence of written instructions by the Trust Administrator, all funds on deposit in the Distribution Account shall remain uninvested.

(d)

The Master Servicer shall give notice to the Trustee, the Trust Administrator, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account prior to any change thereof.  The Trust Administrator shall give notice to the Trustee, the Master Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

Section 3.08

Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

To the extent required by the related Servicing Agreement and by the related Mortgage Note and not violative of current law, the Master Servicer shall require each Servicer to establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors.  Nothing herein shall require the Master Servicer to compel a Servicer to establish an Escrow Account in violation of applicable law.

Section 3.09

Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Master Servicer and the Custodian shall afford and the Master Servicer shall require the Servicers to afford the Depositor, the Trustee and Trust Administrator and their respective agents or representatives reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement or the Servicing Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer, the applicable Servicer or the Custodian, to the extent set forth in the applicable Servicing Agreement.

Upon reasonable advance notice in writing, the Master Servicer and the Custodian will provide or the Master Servicer shall require the Servicers, to the extent set forth in the applicable Servicing Agreement, to provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer, the applicable Servicer or the Custodian shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Master Servicer, the applicable Servicer or the Custodian in providing such reports and access.

Section 3.10

Permitted Withdrawals from the Collection Account and Distribution Account.

(a)

The Master Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

(i)

to pay to the Master Servicer and the Servicers (to the extent not previously retained or withdrawn by them), the compensation to which they are entitled, and to pay to the Master Servicer, earnings on or investment income with respect to funds in or credited to the Collection Account pursuant to Section 3.19;

(ii)

to reimburse each of the Servicers or the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

(iii)

to reimburse the Servicers or the Master Servicer for any Nonrecoverable Advance previously made;

(iv)

to reimburse the Servicers or the Master Servicer for insured expenses from the related Insurance Proceeds;

(v)

to reimburse the Servicers or the Master Servicer for (a) unreimbursed Servicing Advances, the Servicers’ or the Master Servicer’s right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06 and (b) for unpaid Servicing Fees as provided in Section 3.15 hereof;

(vi)

to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02 or 2.03, all amounts received thereon after the date of such purchase;

(vii)

to reimburse the Transferor, the Master Servicer or the Depositor for expenses or indemnities incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

(viii)

to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

(ix)

on or prior to the Distribution Account Deposit Date, to (a) withdraw (i) an amount equal to the related Available Funds, for such Distribution Date, (ii) any A-P Recoveries received during the calendar month prior to that Distribution Date and (iii) on or after the Cross-Over Date only, any Recoveries received during the calendar month prior to that Distribution Date, and remit by wire transfer of immediately available funds such amounts to the Trust Administrator for deposit in the Distribution Account and (b) withdraw any prepayment penalties (other than any Class P Prepayment Charges) received from any Servicer and remit by wire transfer of immediately available funds such amounts to the Transferor pursuant to Section 3.24;

(x)

to reimburse the Master Servicer for any costs or expenses incurred by it and reimbursable pursuant to Section 3.02;

(xi)

to reimburse the Trustee for any costs and expenses incurred by it pursuant to Section 2.03; and

(xii)

to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 10.01 hereof.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv), (v) and (vi).  Prior to making any withdrawal from the Collection Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trust Administrator an Officer’s Certificate of a Master Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

(b)

The Trust Administrator shall withdraw funds from the Distribution Account for distributions to Certificateholders, in the manner specified in this Agreement (and withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 9.11).  In addition, the Trust Administrator may from time to time, prior to distributions to Certificateholders, make withdrawals from the Distribution Account for the following purposes:

(i)

to pay to the Trust Administrator the earnings on or investment income, if any, on funds in or credited to the Distribution Account;

(ii)

to withdraw and return to the Master Servicer, with respect to any other amount, any amount deposited in the Distribution Account and not required to be deposited therein in accordance with Section 3.07(d);

(iii)

to withdraw any indemnity, expense or other reimbursement owed to it, the Master Servicer or the Trustee pursuant to this Agreement, including, without limitation, Section 3.05, Section 7.02, Section 8.02, Section 8.05 and Section 9.05; and

(iv)

to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 10.01 hereof.

Section 3.11

Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

(a)

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

Pursuant to Sections 3.07 and 3.08, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.08.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 3.07 and 3.08.

Section 3.12

Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.13

Maintenance of the Primary Insurance Policies.

(a)

The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder.  The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Sections 3.07 and 3.08, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.08.

Section 3.14

Realization upon Defaulted Mortgage Loans.

The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.15

REO Property.

(a)

In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the related Servicer) in the name of the Trustee or a nominee thereof, on behalf of the Certificateholders, or in the event the Trustee or a nominee thereof is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the related Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder.  The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions.

(b)

The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)

The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Collection Account.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the related Servicer to dispose of such Mortgaged Property prior to the close of the third calendar year after the year in which the Trust Fund acquires such Mortgaged Property unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Fund may continue to hold such Mortgaged Property for the period of such extension.  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Master Servicer will cause the applicable Servicer to comply with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.16

Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due on sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.17

Trustee to Cooperate; Release of Mortgage Files.

Upon (i) the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or (ii) otherwise in connection with the servicing of any Mortgage Loan, the Master Servicer shall, upon receipt of notification from the related Servicer pursuant to the applicable Servicing Agreement which notification shall state that such payment in full has been deposited in the Collection Account or has otherwise been escrowed in a manner customary for such purposes, instruct the Custodian to, and the Custodian shall, release the related Mortgage File to the related Servicer.  Upon notification, the Trustee shall at the Custodian’s direction execute and deliver to the Custodian the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Custodian, together with the Mortgage Note with written evidence of cancellation thereon.  Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

If the Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreement, the Master Servicer or any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

Subject to this Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Servicer to carry out their servicing and administrative duties hereunder.  The Trustee shall not be liable for the actions of the Master Servicer or any Servicers under such powers of attorney.

Section 3.18

Documents, Records and Funds in Possession of Master Servicer and Custodian to Be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, the Master Servicer shall forward to the Custodian with an instruction to, and the Custodian shall, place within the Mortgage File and the Master Servicer shall cause each Servicer to transmit to the Custodian as required by this Agreement and the related Servicing Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer or related Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or related Servicer or which otherwise are collected by the Master Servicer, or related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, the related Servicer or the Custodian in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account or any Protected Account, shall be held by the Master Servicer, the related Servicer or the Custodian for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Issuing Entity, subject to the applicable provisions of this Agreement and the related Servicing Agreement.  Each of the Master Servicer and the Custodian also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

Section 3.19

Master Servicing Compensation.

As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Collection Account, in connection with each Distribution Date, an amount equal to the Master Servicing Compensation.

Section 3.20

Access to Certain Documentation.

The Master Servicer and the Custodian shall provide and the Master Servicer shall cause each Servicer to provide in accordance with the related Servicing Agreement to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer, the Custodian and the related Servicer.  Nothing in this Section shall limit the obligation of the Master Servicer, the Custodian and the related Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer, the Custodian or the related Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Agreement.  In fulfilling such requests, the Master Servicer and the Custodian shall not be responsible to determine the sufficiency of such information.

Section 3.21

Annual Statement as to Compliance.

(a)

The Master Servicer and the Trust Administrator shall deliver or otherwise make available (and the Master Servicer and Trust Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Trust Administrator on or before March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement or such other applicable Agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Annual Statement of Compliance, the Depositor shall review such Annual Statement of Compliance and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party identified therein, in the fulfillment of any of such party’s obligations hereunder.

(b)

The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an Annual Statement of Compliance  within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreements.  The Master Servicer shall include all Annual Statements of Compliance received by it from each servicer with its own Annual Statement of Compliance to be submitted to the Trust Administrator pursuant to this Section.

(c)

In the event the Master Servicer, the Trust Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.21 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 3.22

Report on Assessment of Compliance and Attestation.

(a)

(i)

By March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, the Master Servicer, the Trust Administrator and the Custodian, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Trust Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria in the form of Exhibit Q hereto, (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 9.12(b), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(i)

No later than the end of each fiscal year for the Trust Fund for which a Form 10-K is required to be filed, the Master Servicer and the Custodian shall each forward to the Trust Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided that the Master Servicer need not provide such information to the Trust Administrator so long as the Master Servicer and the Trust Administrator are the same Person).  When the Master Servicer, the Custodian and the Trust Administrator (or any Servicing Function Participant engaged by either of them) submit their Assessments of Compliance to the Trust Administrator, such parties will also at such time include the Assessment of Compliance and Accountant’s Attestation pursuant to Section 3.22(b)(i) of each Servicing Function Participant engaged by it.

(ii)

Promptly after receipt of each Assessment of Compliance, (A) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Trust Administrator, the Custodian and any Servicing Function Participant engaged by any such party as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (B) the Trust Administrator shall confirm that the Assessments of Compliance, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit X and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.

(iii)

The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an annual Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include all Assessments of Compliance received by it from the Servicers with its own Assessment of Compliance to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator, the Custodian or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.22, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(b)

(i)

By March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, the Master Servicer, the Trust Administrator and the Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Custodian, the Trust Administrator, or such other Servicing Function Participants, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Trust Administrator and the Depositor (an “Accountant’s Attestation”), to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(ii)

Promptly after receipt of such Assessment of Compliance and Accountant’s Attestation, the Trust Administrator shall confirm that each assessment submitted pursuant to Section 3.22(a)(i) is coupled with an attestation that appears on its face to meet the requirements of this Section and notify the Depositor of any exceptions.

(iii)

The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an attestation within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.22, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(c)

(i)

The Master Servicer agrees to indemnify and hold harmless each of the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (A) the failure of the Master Servicer (or any Servicing Function Participant engaged by it) to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i), as applicable, or (B) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(ii)

The Trust Administrator agrees to indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Trust Administrator (or any Servicing Function Participant engaged by it) to deliver when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i), or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(iii)

The Custodian agrees to indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Custodian (or any Servicing Function Participant engaged by it) to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i) or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(d)

Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.22 is to facilitate compliance by the Transferor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply, to the extent practicable from a timing and information systems perspective (and to the extent the requesting party will pay any increased cost of the Trustee resulting from such request provided that such request results in extraordinary expenses), with requests made by the Transferor or the Depositor for delivery of additional or different information as the Transferor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 3.23

Errors and Omissions Insurance; Fidelity Bonds.

The Master Servicer shall, for so long as it acts as Master Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents.  Each such policy or policies shall be in such form and such amount generally acceptable for entities serving as master servicer.  In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

Section 3.24

Master Servicer to Remit Prepayment Penalties to the Transferor.

On or prior to each Distribution Account Deposit Date, the Master Servicer shall withdraw any amounts in the Collection Account attributable to prepayment penalties, other than the Class P Prepayment Charges, deposited therein by any Servicer, and remit by wire transfer of immediately available funds such amounts to the Transferor in accordance with the instructions of the Transferor.  Class P Prepayment Charges shall be distributed to the Class P Certificateholder pursuant to Section 4.02(f).

Section 3.25

[Reserved].

Section 3.26

Credit Risk Management Services and Reports; Reliability of Data.

(a)

The Depositor hereby appoints Wells Fargo Bank, N.A. as Credit Risk Manager. The Credit Risk Manager shall perform certain services related to servicer review and oversight, monitoring and reporting of various Mortgage Loans and each Servicer’s performance, preparation of Mortgage Loan and REO Property payment, delinquency and loss information, reconciliation of Prepayment Charge collections by such Servicer and monitoring information related to insurance claims and foreclosures.  No later than the end of each calendar month, the Credit Risk Manager shall prepare and make available certain reports containing various performance, payment, delinquency and loss information and information related to insurance claims and foreclosures. Such reports shall be made available through the facilities of Wells Fargo’s corporate trust services website, currently located at www.CTSLink.com, and shall be in a format and contain such content as is mutually agreed upon by the Depositor and the Credit Risk Manager. None of the Trustee, the Trust Administrator or the Master Servicer shall have any obligation to review such reports or otherwise monitor or supervise the activities of the Credit Risk Manager.

(b)

Each of the Depositor, the Servicers, the Trustee, the Trust Administrator, the Master Servicer and the Custodian acknowledge and agree that the reports that are compiled and prepared by the Credit Risk Manager are based on information provided to the Credit Risk Manager by the Servicers, the Master Servicer and from various unaffiliated third parties, including other Persons involved in the servicing and administration of the related Mortgage Loans or related REO Properties. The Credit Risk Manager makes no representation or warranty as to the accuracy or completeness of any such information or data, and the Credit Risk Manager shall not be responsible for any misstatements, omissions, errors, or inaccuracies in any such reports or information resulting from any misstatements, omissions, errors, or inaccuracies in any information or data provided by third parties.

Section 3.27

Limitation Upon Liability of Credit Risk Manager.

Neither the Credit Risk Manager nor any of the directors, officers, employees, or agents of the Credit Risk Manager shall be under any liability to the Servicers, the Master Servicer, the Trust Administrator, the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement in reliance upon information provided by the Servicers or the Master Servicer or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager against any breach of representation or warranty made herein, failure to perform its obligations hereunder, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence of the Credit Risk Manager in the performance of its duties hereunder or by reason of a breach of its obligations and duties hereunder. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Subject to the terms of this Agreement, the Credit Risk Manager shall be under no obligation to appear in, prosecute, or defend any legal action which, in its opinion, may involve it in any expense or liability; provided, however, that the Credit Risk Manager may with the consent of the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Custodian, and the Servicers, and at the  expense of the respective consenting party, undertake any such action as it may deem necessary or desirable in respect to this Agreement and the rights, duties, and the interests of the parties hereto.

Section 3.28

Resignation or Removal of Credit Risk Manager.

The Credit Risk Manager may resign upon ninety (90) days’ prior written notice to the Trustee, the Trust Administrator and the Depositor.  If the Credit Risk Manager is no longer able to perform its duties hereunder, the Credit Risk Manager may be terminated by the Depositor at the direction of Certificateholders evidencing not less than 66 2/3% of the Voting Rights.  The Depositor may, at its option, cause the appointment of a successor Credit Risk Manager.  Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the related Servicer, the Master Servicer, the Trust Administrator, the Trustee, each Rating Agency and the Credit Risk Manager.  Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section 3.28 shall not become effective until the appointment of a successor Credit Risk Manager.

ARTICLE IV

DISTRIBUTIONS AND SERVICING ADVANCES

Section 4.01

Advances.

The Master Servicer shall deposit in the Distribution Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Scheduled Payment due on a Mortgage Loan that is delinquent (other than as a result of a Relief Act Reduction) and for which the related Servicer was required to make an Advance pursuant to the related Servicing Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable Advance.  Subject to the foregoing, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under the related Servicing Agreement.  If applicable, on the Distribution Account Deposit Date, the Master Servicer shall deliver an Officer’s Certificate to the Trust Administrator stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable Advance.  Any amounts deposited by the Master Servicer pursuant to this Section 4.01 shall be net of the Servicing Fee and the Master Servicing Compensation, if applicable, for the related Mortgage Loans.

Section 4.02

Priorities of Distribution.

(a)

On each Distribution Date, the Trust Administrator shall withdraw the related Group Available Funds (to the extent on deposit in the Distribution Account) from the Distribution Account and, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, apply such funds, first to distributions in respect of the Subsidiary REMIC Regular Interests, as provided in Section 4.02(g), and then to distributions on the Certificates and Components in the following order and priority and, in each case, to the extent of such Group Available Funds, subject to adjustment in accordance with Sections 4.02(b), 4.02(c) and 4.02(d):

first, concurrently,

(A)

from the Available Funds for Collateral Group 1, sequentially, to the Class 1-A-1 Certificates and the Class 1-A-5-1 Component, in that order, the applicable Accrued Certificate Interest for that Distribution Date; and

(B)

from the Available Funds for Collateral Group 2, sequentially, to the Class 1-A-2 Certificates and the Class 1-A-5-2 Component, in that order, the applicable Accrued Certificate Interest for that Distribution Date;

(C)

from the Available Funds for Collateral Group 3, sequentially, to the Class 1-A-3 Certificates and the Class 1-A-5-3 Component, in that order, the applicable Accrued Certificate Interest for that Distribution Date;

(D)

from the Available Funds for Collateral Group 4, sequentially, (1) first, concurrently, to the Class 1-A-4 Certificates and Class A-X Certificates, pro rata, based on their respective Accrued Certificate Interest, the applicable Accrued Certificate Interest for that Distribution Date: provided, that for purposes of distributions pursuant to this clause (D) (1), the Accrued Certificate Interest for the Class A-X Certificates will be calculated solely on the basis of that portion of the Class A-X Notional Amount attributable to the Mortgage Loans contributing to Collateral Group 4 and (2) second, to the Class 1-A-5-4 Component, the applicable Accrued Certificate Interest for that Distribution Date;

(E)

from the Available Funds for Collateral Group 5, concurrently, to the Class 2-A-4 and Class 2-A-5 Certificates, pro rata based on their respective Accrued Certificate Interest, the applicable Accrued Certificate Interest for that Distribution Date;

(F)

from the Available Funds for Collateral Group 6, to the Class 2-A-6 and Class 2-A-7 Certificates, pro rata based on their respective Accrued Certificate Interest, the applicable Accrued Certificate Interest for that Distribution Date; and

(G)

from the Available Funds for Collateral Group 7, to the Class 2-A-8 and Class 2-A-9 Certificates and the Class A-X Certificates, pro rata based on their respective Accrued Certificate Interest, the applicable Accrued Certificate Interest for that Distribution Date: provided, that for purposes of distributions pursuant to this clause (G), the Accrued Certificate Interest for the Class A-X certificates will be calculated solely on the basis of that portion of the Notional Amount of the Class A-X certificates attributable to the Mortgage Loans contributing to Collateral Group 7;

in each case (clause (A), (B), (C), (D), (E), (F) and (G) of this paragraph), any shortfall shall be allocated among such Classes described in the related paragraph in proportion to the amount of the Accrued Certificate Interest that would have been distributed in the absence of such shortfall; and

second, concurrently,

(A)

from the Available Funds for Collateral Group 1, concurrently, as follows:

(1)

to the Class A-P Certificates, an amount allocable to principal equal to the A-P Principal Distribution Amount for Collateral Group 1, up to the outstanding Class Principal Balance of the Class A-P Certificates; and

(2)

concurrently, to the Class 1-A-1 Certificates and the Class 1-A-5-1 Component, in an amount up to the Senior Optimal Principal Amount for Collateral Group 1 for such Distribution Date, pro rata, according to Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

(B)

from the Available Funds for Collateral Group 2, concurrently, to the Class 1-A-2 Certificates and the Class 1-A-5-2 Component, the Senior Optimal Principal Amount for Collateral Group 2 for that Distribution Date, pro rata, according to Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

(C)

from the Available Funds for Collateral Group 3, concurrently, to the Class 1-A-3 Certificates and the Class 1-A-5-3 Component, the Senior Optimal Principal Amount for Collateral Group 3 for that Distribution Date, pro rata, according to Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

(D)

from the Available Funds for Collateral Group 4, concurrently, to the Class 1-A-4 Certificates and the Class 1-A-5-4 Component, the Senior Optimal Principal Amount for Collateral Group 4 for that Distribution Date, pro rata, according to Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

(E)

from the Available Funds for Collateral Group 5, concurrently, as follows:

(1) to the Class A-P Certificates, an amount allocable to principal equal to the A-P Principal Distribution Amount for Collateral Group 5, up to the outstanding Class Principal Balance of the Class A-P Certificates; and

(2) concurrently, to the Class 2-A-4 and Class 2-A-5 Certificates, in an amount up to the Senior Optimal Principal Amount for Collateral Group 5 for such Distribution Date, pro rata, according to Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

(F)

from the Available Funds for Collateral Group 6, concurrently, to the Class 2-A-6 and Class 2-A-7 Certificates, the Senior Optimal Principal Amount for Collateral Group 6 for that Distribution Date, pro rata, according to Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

(G)

from the Available Funds for Collateral Group 7, the Senior Optimal Principal Amount for Collateral Group 7 for that Distribution Date, sequentially, as follows:

(1) first, concurrently, to the Class A-LR Certificates and Class A-UR Certificates, pro rata, according to Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

(2) second, concurrently, to the Class 2-A-8 and Class 2-A-9 Certificates, pro rata, according to Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

third, only on any Distribution Date on or prior to the Cross-Over Date,

(A)

to the Class A-P Certificates (i) first, any A-P Recoveries for that Distribution Date for Collateral Group 1 will reduce the Group 1 A-P Deferred Amount until the Group 1 A-P Deferred Amount has been reduced to zero and (ii) second, from the remaining Group 1 Available Funds, up to the remaining Group 1 A-P Deferred Amount for that Distribution Date; and

(B)

to the Class A-P Certificates (i) first, any A-P Recoveries for that Distribution Date for Collateral Group 5 will reduce the Group 5 A-P Deferred Amount until the Group 5 A-P Deferred Amount has been reduced to zero and (ii) second, from the remaining Group 5 Available Funds, up to the remaining Group 5 A-P Deferred Amount for that Distribution Date;

provided, however, that (1) any payments in respect of the A-P Deferred Amounts in excess of A-P Recoveries shall not exceed the Aggregate Subordinate Optimal Principal Amount for such Distribution Date and shall be payable from the Aggregate Subordinate Optimal Principal Amount, first, from the amounts in clause (i) of the definition “Subordinate Optimal Principal Amount,” second, from amounts in clause (ii) of the definition thereof and third, from amounts in clause (iii) of the definition thereof, (2) any distribution to the Class A-P Certificates pursuant to this Section 4.02(a)(i) third shall not reduce the Class Principal Balance of such Class; and (3) no distribution will be made in respect of A-P Deferred Amounts on or after the Cross-Over Date;

fourth, to the Subordinate Certificates from the remaining Available Funds for each Collateral Group in the aggregate, subject to Section 4.02(b) and 4.02(d), in the following order of priority:

(A)

to the Class B-1 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(B)

to the Class B-1 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero;

(C)

to the Class B-2 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(D)

to the Class B-2 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero;

(E)

to the Class B-3 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(F)

to the Class B-3 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero;

(G)

to the Class B-4 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(H)

to the Class B-4 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero;

(I)

             to the Class B-5 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(J)

to the Class B-5 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero;

(K)

to the Class B-6 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(L)

to the Class B-6 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero; and

fifth, to the Class A-LR Certificate, any remaining funds in the Subsidiary REMIC, and to the Class A-UR Certificate, any remaining funds in each remaining REMIC.

On every Distribution Date, the Class 1-A-5 Certificates will be entitled to all distributions of principal and interest allocable to the Class 1-A-5-1, Class 1-A-5-2, Class 1-A-5-3 and Class 1-A-5-4 Components for that Distribution Date.

On any Distribution Date, to the extent the Amount Available for Group 1 Principal is insufficient to make the full distribution required to be made pursuant to clause (i), priority second sub-clause (A) above, (x) the amount distributable on the Class A-P Certificates in respect of principal pursuant to such clause (i), priority second sub-clause (A) above shall be equal to the product of (1) the Amount Available for Group 1 Principal and (2) a fraction, the numerator of which is the A-P Principal Distribution Amount for Collateral Group 1 and the denominator of which is the sum of the A-P Principal Distribution Amount for Collateral Group 1 and the Senior Optimal Principal Amount for Collateral Group 1 and (y) the amount distributable on the Group 1 Certificates in respect of principal shall be equal to the product of (1) the Amount Available for Group 1 Principal and (2) a fraction, the numerator of which is the Senior Optimal Principal Amount for Collateral Group 1 and the denominator of which is the sum of the Senior Optimal Principal Amount for Collateral Group 1 and the A-P Principal Distribution Amount for Collateral Group 1.

On any Distribution Date, to the extent the Amount Available for Group 5 Principal is insufficient to make the full distribution required to be made pursuant to clause (i), priority second sub-clause (E) above, (x) the amount distributable on the Class A-P Certificates in respect of principal pursuant to such clause (i), priority second sub-clause (E) above shall be equal to the product of (1) the Amount Available for Group 5 Principal and (2) a fraction, the numerator of which is the A-P Principal Distribution Amount for Collateral Group 5 and the denominator of which is the sum of the A-P Principal Distribution Amount for Collateral Group 5 and the Senior Optimal Principal Amount for Collateral Group 3 and (y) the amount distributable on the Group 5 Certificates in respect of principal shall be equal to the product of (1) the Amount Available for Group 5 Principal and (2) a fraction, the numerator of which is the Senior Optimal Principal Amount for Collateral Group 5 and the denominator of which is the sum of the Senior Optimal Principal Amount for Collateral Group 5 and the A-P Principal Distribution Amount for Collateral Group 5.

(b)

On each Distribution Date, the amount referred to in clause (i) of the definition of Accrued Certificate Interest for each Class of Certificates (other than the Class A-P Certificates) or Components shall be reduced by (i) the related Class’s pro rata share of Net Prepayment Interest Shortfalls with respect to the Mortgage Loans in the related Collateral Group, based on such Class’s Accrued Certificate Interest for such Distribution Date without taking into account such Net Prepayment Interest Shortfalls and (ii) the related Class’s pro rata share (based on such Class’ pro rata share without taking into account any such reduction) of (A) after the Special Hazard Coverage Termination Date with respect to each Mortgage Loan in the related Collateral Group that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage Termination Date with respect to each Mortgage Loan in the related Collateral Group or Collateral Groups that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Deficient Valuation, (C) each Relief Act Reduction incurred on a Mortgage Loan in the related Collateral Group or Collateral Groups, during the calendar month preceding the month of such Distribution Date and (D) after the Fraud Loss Coverage Termination Date with respect to each Mortgage Loan in the related Collateral Group or Collateral Groups that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.  For purposes of calculating the reduction in the amount referred to in clause (i) of the definition of Accrued Certificate Interest for each Class of Subordinate Certificates in respect of any Collateral Group, such reduction shall be based on the amount of interest accruing at the Required Coupon for such Collateral Group, in each case based on such Class’s proportionate share, based on Class Principal Balance, of the related Group Subordinate Amount for that Distribution Date.

(c)

Notwithstanding the priority and allocation contained in Section 4.02(a)(i) priority fourth, if with respect to any Class of Subordinate Certificates on any Distribution Date, such Class has not satisfied the related Class Prepayment Distribution Trigger, no distribution of amounts pursuant to clauses (ii) and (iii) of the definition of the Subordinate Optimal Principal Amount will be made to any such Classes (the “Restricted Classes”) and such amounts otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates that are not Restricted Classes, having lower numerical Class designations than such Restricted Classes, pro rata based on their respective Class Principal Balances immediately prior to such Distribution Date.  The calculation of any amount to be distributed under this Section 4.02(c) shall be made by the Master Servicer.

(d)

On each Distribution Date, after application of Group 1 Available Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds, Group 6 Available Funds and Group 7 Available Funds in accordance with Section 4.02(a)(i) items first and second, the Trust Administrator shall effect cross-collateralization among each Certificate Group in the following priority:

(i)

Subject to Section 4.02(b), to the extent any Accrued Certificate Interest with respect to any Class of Senior Certificates (other than the Principal Only Certificates) or Components remains unpaid after application of Available Funds for the related Collateral Group in accordance with Section 4.02(a)(i) items first and second, Available Funds for the other Collateral Groups remaining after payments on the Senior Certificates or Components related to such other Collateral Groups (other than the Class A-P Certificates) shall be applied to cover such unpaid Accrued Certificate Interest and, to the extent there are insufficient funds to pay such amounts in full, shall be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest.

(ii)

Prior to the Cross-Over Date, to the extent any Group 1 A-P Deferred Amount and Group 5 A-P Deferred Amount have not been paid from Group 1 Available Funds and Group 5 Available Funds, respectively, the available Subordinate Principal Distribution Amount for the Subordinate Certificates shall be applied to pay any such A-P Deferred Amounts.

(iii)

If on any Distribution Date, one or more Certificate Groups is an Undercollateralized Group, the available Subordinate Principal Distribution Amount for the Subordinate Certificates shall be paid to such Undercollateralized Group or Groups as principal to the Senior Certificates or Components of such Undercollateralized Group or Groups in accordance with the priorities set forth in Section 4.02(a)(i) until the aggregate Class Principal Balance of the Senior Certificates or Components of each such Undercollateralized Group equals the related Group Balance of the related Collateral Group (net of the Group 1 A-P Percentage of the Scheduled Principal Balance of each Discount Loan in such Collateral Group, if any, or Group 5 A-P Percentage of the Scheduled Principal Balance of each Discount Loan in such Collateral Group, if any). If more than one such Certificate Group is an Undercollateralized Group, the available Subordinate Principal Distribution Amount for the Subordinate Certificates shall be distributed between such Undercollateralized Groups pro rata based on the outstanding balances of the respective Certificate Groups.

(iv)

On or after the date on which the Class Principal Balances of all of the Senior Certificates and Components in any Certificate Group have been reduced to zero, amounts otherwise distributable as principal on the Subordinate Certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount, shall be paid pro rata as principal to the remaining Senior Certificates and Components of the other Certificate Group or Groups in accordance with the priorities set forth in Section 4.02(a)(i), provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for the Subordinate Certificates for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage for the Subordinate Certificates or (b) the average outstanding principal balance of the Mortgage Loans delinquent 60 days or more over the last six months (including delinquent Mortgage Loans in bankruptcy, and all Mortgage Loans in foreclosure and REO Properties) as a percentage of the Group Subordinate Amount is greater than or equal to 50%.

(v)

Any application of the Subordinate Principal Distribution Amount pursuant to the preceding paragraphs (ii), (iii) and (iv) will reduce distributions to the Subordinate Certificates of such amount in reverse order of priority pursuant to the priorities set forth in Section 4.02(a)(i) priority fourth.

(e)

[Reserved].

(f)

On each Distribution Date, all Class P Prepayment Charges remitted to the Trust Fund during the related Prepayment Period shall be distributed by the Trust Administrator to the Holders of the Class P Certificates.

(g)

On each Distribution Date, Group Available Funds for each Collateral Group shall be applied to distributions on the Subsidiary REMIC Regular Interests, as described in the Preliminary Statement, in each case in an amount sufficient to make the distributions to the Master REMIC.

(h)

In the event that the Mortgage Loans are purchased at the Master Servicer's election pursuant to Section 10.01(a), the Trust Administrator shall remit the amount of any Fair Market Value Excess by wire transfer of immediately available funds to the holders of the Class A-LR Certificates in accordance with the instructions of the holders of the Class A-LR Certificates.

Section 4.03

Allocation of Realized Losses.

(a)

On or prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, including Excess Losses and the allocation of such total amount as set forth below.  Realized Losses occurring on the Mortgage Loans shall be allocated as follows:

(i)

the applicable A-P Percentage multiplied by the related Applicable Fraction of any Realized Loss on any Discount Loan, including any Excess Loss, shall be allocated to the Class A-P Certificates, until the Class Principal Balance of the Class A-P Certificates is reduced to zero; and

(ii)

the applicable Non-A-P Percentage multiplied by the related Applicable Fraction, of any Realized Loss with respect to any Mortgage Loan (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Balance of each such Class is reduced to zero, and second to the Senior Certificates (or in the case of the Class 1-A-5 Certificates, the Components thereof) of the related Certificate Group (other than the Interest Only and Class A-P Certificates) pro rata based upon their respective Class Principal Balances after giving effect to distributions of principal on such Distribution Date until the Class Principal Balance of each such Class has been reduced to zero or the aggregate Certificate Principal Balance of each such Component has been reduced to zero, as applicable; provided, however, that (A) the sum of (i) losses allocable to the Class 1-A-1 Certificates, up to an aggregate maximum amount of $300,908; (ii) losses allocable to the Class 1-A-2 Certificates, up to an aggregate maximum amount of $1,892,312; (iii) losses allocable to the Class 1-A-3 Certificates, up to an aggregate maximum amount of $2,292,192, and (iv) losses allocable to the Class 1-A-4 Certificates, up to an aggregate maximum amount of $6,575,826, will be allocated, concurrently to the Class 1-A-5-1 Component, Class 1-A-5-2 Component, Class 1-A-5-3 Component and Class 1-A-5-4 Component (in addition to other losses allocated to each such Component), pro rata, based on the Certificate Principal Balance of each such Component, so long as the Certificate Principal Balance of each such Component is greater than zero; (B) the losses allocable to the Class 2-A-4 Certificates, will be instead be allocated to the Class 2-A-5 Certificates until the Class Principal Balance of the Class 2-A-5 Certificates has been reduced to zero; (C) the losses allocated to the Class 2-A-6 Certificates, will instead be allocated to the Class 2-A-7 Certificates until the Class Principal Balance of the Class 2-A-7 Certificates has been reduced to zero; and (D) the losses allocable to the Class 2-A-8 Certificates, will instead by allocated to the Class 2-A-9 Certificates until the Certificate Principal Balance has been reduced to zero, and;

(iii)

the applicable Non-A-P Percentage multiplied by the related Applicable Fraction of any Excess Losses occurring on any Mortgage Loan contributing to any Collateral Group shall be allocated among (A) (1) the Group 1 Certificates, in the case of an Excess Loss on a Mortgage Loan contributing to Collateral Group 1, (2) the Group 2 Certificates, in the case of an Excess Loss on a Mortgage Loan contributing to Collateral Group 2, (3) the Group 3 Certificates, in the case of an Excess Loss on a Mortgage Loan contributing to Collateral Group 3, (4) the Group 4 Certificates, in the case of an Excess Loss on a Mortgage Loan contributing to Collateral Group 4, (5) the Group 5 Certificates, in the case of an Excess Loss on a Mortgage Loan contributing to Collateral Group 5, (6) the Group 6 Certificates, in the case of an Excess Loss on a Mortgage Loan contributing to Collateral Group 6 and (7) the Group 7 Certificates, in the case of an Excess Loss on a Pool 7 Mortgage Loan (other than the Class A-P Certificates in the case of the Group 1 Certificates and Group 5 and the Interest Only Certificates; and (B) each Class of Subordinate Certificates, pro rata based upon their respective Class Principal Balances after giving effect to distributions of principal on such Distribution Date of the Group Subordinate Amount for the Collateral Group which incurred the Excess Loss); and

(b)

The Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the sum of (i) the amount of any payments on the Class A-P Certificates in respect of any A-P Deferred Amounts pursuant to Section 4.02(a) priority third, sub-clause (ii), and (ii) the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Group 1, Group 2, Group 3, Group 4, Group 5, Group 6 and Group 7 Certificates (other than the Interest Only and Class A-P Certificates) and Subordinate Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses with respect to the Mortgage Loans) exceeds the Aggregate Pool Principal Balance for the following Distribution Date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and less the A-P Percentage of any Discount Loans; and

(c)

Any allocation of Realized Losses to a Certificate or a Component or any reduction in the Certificate Principal Balance of a Certificate or a Component pursuant to Section 4.03(a) or (b) above shall be accomplished by reducing the Certificate Principal Balance of such Certificate or Component immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance” herein; provided that no Realized Loss with respect to any Collateral Group shall be allocated to reduce the Certificate Principal Balance of a Senior Certificate in any Certificate Group (other than the Class A-P Certificates) to the extent that such allocation would reduce the aggregate Certificate Principal Balance of all of the Senior Certificates (other than the Interest Only and Class A-P Certificates) and Subordinate Certificates to an amount less than the Aggregate Pool Principal Balance for the following Distribution Date minus any related Deficient Valuations occurring before the Bankruptcy Loss Coverage Termination Date and minus the A-P Percentage of any Discount Loans (such limitation, the “Loss Allocation Limitation”).

(d)

Prior to the Cross-Over Date, with respect to any Non-A-P Recoveries received during the related Prepayment Period with respect to any Mortgage Loans, the Class Principal Balance of one or more Classes of Certificates and the aggregate Certificate Principal Balance of one or more Components that have previously had Realized Losses allocated, will be increased, as follows:

(i)

first, up to the amount of the Non-A-P Recoveries with respect to any Collateral Group, the Class Principal Balance of each Class of Senior Certificates (other than the Class A-P Certificates and Interest Only Certificates)  and the aggregate Certificate Principal Balance of each Component in the Certificate Group corresponding to such Collateral Group will be increased, pro rata, up to the amount of the excess, if any, of (x) unrecovered Realized Losses previously allocated to each such Class or Component, if any over (y) amounts previously applied to the increase of the Class Principal Balance of such Class pursuant to this Section 4.03(d)(i) (any increase of the Class Principal Balance of the Class 1-A-5 Certificates under this clause will be allocated to increase the Class Principal Balance of the Class 1-A-5-1, Class 1-A-5-2, Class 1-A-5-3 and Class 1-A-5-4 Components pro rata, based on Class Principal Balances; and

(ii)

second, up to the amount of the Non-A-P Recoveries related to each Collateral Group remaining after allocation pursuant to the preceding clause (i), the Class Principal Balance of each Class of Subordinate Certificates, in order of seniority, will be increased, by the amount of the excess, if any, of (x) unrecovered Realized Losses previously allocated to each such Class, if any, over (y) amounts previously applied to the increase of the Class Principal Balance of such Class pursuant to this Section 4.03(d)(ii)(4).

(e)

With respect to any Distribution Date on or after the Cross-Over Date, the Trust Administrator shall distribute the amount of any Recovery on a Mortgage Loan received during the calendar month prior to that Distribution Date as follows:

(i)

(A) to the Class A-P Certificates, the A-P Percentage, multiplied by the related Applicable Fraction, of any Recovery on any Mortgage Loan contributing to Collateral Group 1 or Collateral Group 5; and

(ii)

to the Classes of Senior Certificates (other than the Class A-P Certificates and Interest Only Certificates) of the Certificate Group or Certificate Groups corresponding to the Collateral Group to which the Mortgage Loan for which the Recovery was received, pro rata, the amount of the Recovery multiplied by the related Applicable Fraction remaining after distribution pursuant to the preceding clause (i);

provided, however, that any distribution to a Class of Certificates pursuant to this Section 4.03(e) shall not reduce the Class Principal Balance of such Class.

Section 4.04

Distribution Date Statements to Certificateholders.

(a)

Not later than two Business Days prior to each Distribution Date, the Master Servicer shall prepare and make available to the Trust Administrator and not later than each Distribution Date, the Trust Administrator shall make available to each Certificateholder, the Depositor, the Trustee, the Credit Risk Manager and any other interested parties a statement based in part on information provided by each Servicer setting forth the following information with respect to the related distribution (in the case of information furnished pursuant to (i) and (ii) below, the amounts shall be expressed as a dollar amount per one thousand:

(i)

the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments, Class P Prepayment Charges collected on the Mortgage Loans and Liquidation Proceeds included therein;

(ii)

the amount thereof allocable to interest, any unpaid Class Interest Shortfall included in such distribution and any remaining unpaid Class Interest Shortfall after giving effect to such distribution;

(iii)

if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv)

the Certificate Principal Balance as a dollar amount per minimum denomination Certificate and the Certificate Principal Balance or Notional Amount of each Class of Certificates, after giving effect to the distribution of principal on such Distribution Date;

(v)

the Group Balance for each Collateral Group on such Distribution Date;

(vi)

the Senior Percentage and Subordinate Percentage for each Certificate Group for the following Distribution Date;

(vii)

the aggregate amount of the Servicing Fees with respect to such Distribution Date;

(viii)

the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(ix)

the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

(x)

the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date in accordance with the MBA method;

(xi)

with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the last Business Day of the calendar month preceding such Distribution Date and the date of acquisition thereof;

(xii)

the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the calendar month preceding such Distribution Date;

(xiii)

the Senior Prepayment Percentage for each Certificate Group;

(xiv)

the aggregate amount of Realized Losses, by Collateral Group on Mortgage Loans incurred during the preceding calendar month;

(xv)

each Special Hazard Loss Coverage Amount, each Fraud Loss Coverage Amount and each Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

(xvi)

the beginning and ending number and aggregate Stated Principal Balance of the Mortgage Loans;

(xvii)

the related Record Date;

(xviii)

the related Interest Accrual Period;

(xix)

the related Determination Date;

(xx)

the related Distribution Date;

(xxi)

the amount of cash received with respect to the related Interest Accrual Period;

(xxii)

whether any Exchangeable Certificates and/or Exchangeable REMIC Certificates were exchanged during the previous calendar month;

(xxiii)

the Certificate exchanges that occurred during the related Interest Accrual Period;

(xxiv)

the Classes of Exchangeable Certificates that were created during the related Interest Accrual Period;

(xxv)

the balance or notional amount of each Class of Exchangeable Certificates outstanding;

(xxvi)

the Pass-Through Rates of the outstanding Classes of Exchangeable Certificates; and

(xxvii)

the amount of interest and principal paid to the Classes of Exchangeable Certificates, including any shortfalls.

(b)

The Trust Administrator’s responsibility for disbursing the above information to the Master Servicer, the Trustee, the Depositor, the Certificateholders and other interested parties is limited to the availability, timeliness and the accuracy of the information provided by each Servicer.  The Trust Administrator will make a copy of each statement provided pursuant to this Section 4.04 (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders and other interested parties, and other parties to this Agreement via the Trust Administrator’s internet website initially located at “www.ctslink.com”.  Assistance in using the internet website can be obtained by calling the Trust Administrator’s customer service desk at (866) 846-4526.  Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trust Administrator shall have the right to change the way the Distribution Date Statement is distributed in order to make such distribution more convenient and/or more accessible and the Trust Administrator shall provide timely and adequate notification to the Certificateholders and the parties to this Agreement regarding any such changes.

The Trust Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties (including the Servicers) for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

As a condition to access to the Trust Administrator’s internet website, the Trust Administrator may require registration and the acceptance of a disclaimer.  The Trust Administrator will not be liable for the dissemination of information in accordance with this Agreement.

(c)

Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in effect.

ARTICLE V

THE CERTIFICATES

Section 5.01

The Certificates.

The Certificates shall be substantially in the forms attached hereto as Exhibit A through F.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 10.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trust Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trust Administrator shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trust Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02

Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Trust Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trust Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trust Administrator.  Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required by the Trust Administrator.

All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trust Administrator in accordance with the Trust Administrator’s customary procedures.

(b)

(i)  No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer (other than the Depositor or an affiliate of the Depositor) shall certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit J (the “Transferor Certificate”).  Further, such Certificateholder’s prospective transferee will either (i) deliver a letter in substantially the form of either Exhibit K (the “Investment Letter”) or Exhibit L (the “Rule 144A Letter”) or (ii) deliver to the Trust Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trust Administrator and the Master Servicer shall cooperate with the Depositor, in accordance with the Depositor’s request, in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor, to the extent in its possession, such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Depositor, and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(ii) No transfer of an ERISA-Restricted Certificate shall be made (other than to the Depositor or an affiliate of the Depositor) unless the Trust Administrator shall have received in accordance with Exhibit K or Exhibit L (in the event such Certificate is a Private Certificate) or paragraph 13 of Exhibit I (in the event such Certificate is a Residual Certificate), in form and substance satisfactory to such Trust Administrator (i) a representation that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA-Qualifying Underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Trust Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Depositor, the Transferor, the Master Servicer or the Trust Fund, addressed to the Trust Administrator to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Trust Administrator, the Depositor, the Transferor or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Classes.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate, to or on behalf of an employee benefit plan or other retirement arrangement subject to ERISA or the Code in violation of the above restrictions shall be void and of no effect.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trust Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trust Administrator in accordance with the foregoing requirements.

Neither the Trust Administrator nor the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate that is a Book-Entry Certificate, and neither the Trust Administrator nor the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trust Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trust Administrator under subparagraph (b) above, the Trust Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee (other than the Depositor of an affiliate thereof) in the form attached hereto as Exhibit I.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trust Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trust Administrator shall be paid and delivered by the Trust Administrator to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trust Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trust Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Trust Administrator, the Transferor or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trust Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of the Certificates may not be transferred by the Trust Administrator except to another Depository; (ii) the Depository shall maintain Book-Entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trust Administrator shall deal with the Depository as representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trust Administrator may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trust Administrator in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Depositor is unable to locate a qualified successor, (y) the Depositor notifies the Trust Administrator in writing, with the consent of the applicable Depository Participants, that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of a Master Servicer Event of Termination, Certificate Owners representing at least 51% of the Certificate Principal Balance of the Book-Entry Certificates together advise the Trust Administrator and the Depository through the Depository Participants in writing that the continuation of a Book-Entry system through the Depository is no longer in the best interests of the Certificate Owners and the Depository Participants consent to the termination, the Trust Administrator, upon receipt of notice of such event, shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Trust Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trust Administrator shall issue the Definitive Certificates.  None of the Master Servicer, the Depositor nor the Trust Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Trust Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trust Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 5.03

Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.03, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator and its counsel) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04

Persons Deemed Owners.

The Master Servicer, the Trustee, the Trust Administrator and any agent of the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Trust Administrator or the Trustee nor any agent of the Master Servicer, the Trust Administrator or the Trustee shall be affected by any notice to the contrary.

Section 5.05

Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trust Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trust Administrator, then the Trust Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trust Administrator, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trust Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06

Maintenance of Office or Agency.

Certificates may be surrendered for registration of transfer or exchange at Corporate Trust Office of the Trust Administrator.  The Trust Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

Section 5.07

Deposit of Uncertificated REMIC Interests.

The Uncertificated REMIC Interests shall be issued in uncertificated form to the Underwriter pursuant to Section 4 of the Underwriting Agreement and transferred by the Underwriter on the Closing Date to the Trustee to be held in trust pursuant to terms of the Trust Agreement.  U.S. Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Trust Administrator, are hereby directed and authorized to enter into the Trust Agreement.  In entering into the Trust Agreement and performing its obligations thereunder, each of the Trustee and the Trust Administrator shall be entitled to the same rights, protections and indemnities afforded to them under this Agreement in their capacity as Trustee and Trust Administrator, respectively.

ARTICLE VI

THE DEPOSITOR, THE MASTER SERVICER AND THE CUSTODIAN

Section 6.01

Respective Liabilities of the Depositor, the Master Servicer and the Custodian.

The Depositor, the Master Servicer and the Custodian shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02

Merger or Consolidation of the Depositor, the Master Servicer and the Custodian.

The Depositor, the Master Servicer and the Custodian will each keep in full effect its existence, rights and franchises as a corporation or limited partnership, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or legal entity, as the case may be, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Master Servicer or the Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Custodian shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Custodian, shall be the successor of the Depositor, the Master Servicer or the Custodian, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

Section 6.03

Limitation on Liability of the Depositor, the Transferor, the Master Servicer, the Custodian and Others.

None of the Depositor, the Transferor, the Master Servicer, the Custodian or any of the directors, officers, employees or agents of the Depositor, the Transferor, the Master Servicer or the Custodian shall be under any liability to the Trust Fund for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Transferor, the Master Servicer, the Custodian or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Transferor, the Master Servicer, the Custodian or any such Person from any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Transferor, the Master Servicer, the Custodian and any director, officer, employee or agent of the Depositor, the Transferor, the Master Servicer or the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Transferor, the Master Servicer, the Custodian and any director, officer, employee or agent of the Depositor, the Transferor, the Master Servicer or the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) the performance of its duties and obligations and the exercise of its rights under this Agreement or the Certificates which constitute “unanticipated expenses incurred by the REMIC” within the meaning of the REMIC Provisions, or (iii) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Transferor, the Master Servicer and the Custodian shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Transferor, the Master Servicer or the Custodian may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Trust Administrator and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Transferor, the Custodian and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

Section 6.04

Limitation on Resignation of Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor master servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law, or (c) pursuant to Section 6.05.  Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.  No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer’s responsibilities, duties, liabilities and obligations hereunder.

Section 6.05

Sale and Assignment of Master Servicing Rights.

The Master Servicer may sell, assign or delegate its rights, duties and obligations as Master Servicer under this Agreement in their entirety; provided, however, that:  (i) the purchaser or transferee accepting such sale, assignment and delegation (a) shall be a Person qualified to service mortgage loans for Fannie Mae or Freddie Mac, (b) shall have a net worth of not less than $50,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below) or (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, from and after the effective date of such assumption agreement or delegation; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and shall confirm in writing to the Master Servicer and the Trustee that any such sale, assignment or delegation would not result in a withdrawal or a downgrading of the rating on any Class of Certificates in effect immediately prior to such sale, assignment; and (iii) the Master Servicer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been fulfilled and such action is permitted by and complies with the terms of this Agreement.  No such sale, assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Section 6.06

Fees of the Custodian.

The Custodian shall be compensated as separately agreed in writing with the Master Servicer.

ARTICLE VII

DEFAULT

Section 7.01

Events of Default.

“Master Servicer Event of Termination,” wherever used herein, means any one of the following events:

(i)

The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of one Business Day; or

(ii)

The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee or the Trust Administrator by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates; or

(iii)

There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)

The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(v)

The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 6.04; or

(vi)

any failure by the Master Servicer to comply with Sections 3.21 or 3.22.

In each and every such case, so long as such Master Servicer Event of Termination with respect to the Master Servicer shall not have been remedied, the Trustee may, and (i) at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates or (ii) if such Master Servicer Event of Termination is related to a failure by the Master Servicer to make any Advance required to be made by it pursuant to the terms of this Agreement, the Trustee shall, in each case by notice in writing to the Master Servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof; provided, however, with respect to a Master Servicer Event of Termination set forth in clause (vi), the Depositor, at its sole option, but with the consent of the Trustee, may permit a cure period for the Master Servicer to deliver such Assessment of Compliance or Accountant’s Attestation, but in no event later than March 25 of such year.  Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, the Servicing Agreements, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the Mortgage Files and all other property and amounts which are then or should be part of the Issuing Entity or which thereafter become part of the Issuing Entity; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder.  In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given.  The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.10(a)(i) through (xi), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

If the Master Servicer and the Trust Administrator are the same Person, then at any time the Master Servicer is terminated pursuant to Section 7.01 hereof, the Trust Administrator shall likewise be removed as trust administrator hereunder.

Section 7.02

Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, subject to and to the extent provided in Section 3.05, be the successor to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01.  As compensation therefor, the Trustee shall be entitled to investment income on all funds to which the Master Servicer would have been entitled in the Collection Account or Distribution Account if the Master Servicer had continued to act hereunder.  Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, or if it has been requested in writing by Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates to do so, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder.  Any successor to the Master Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to master service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation.  Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05 hereof, act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on Mortgage Loans as it and such successor master servicer shall agree; provided, however, that no such compensation shall be in excess of the compensation permitted the Master Servicer hereunder.  The Trustee and such successor master servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Any successor master servicer as Master Servicer shall give notice to the Servicers of such change of master servicer and shall, during the term of its service as master servicer enforce the requirement of the Servicers to maintain in force the policy or policies pursuant to Section 3.11.

The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the predecessor master servicer, including, without limitation, any costs or expenses (including but not limited to personnel time) associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively.  If the Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Issuing Entity and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to Section 3.10(b)(iii); provided that the Master Servicer shall reimburse the Issuing Entity for any such expense incurred by the Issuing Entity.

Section 7.03

Notification to Certificateholders.

(a)

Upon any termination of or appointment of a successor to the Master Servicer, the Trustee (or the Trust Administrator on its behalf) shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)

Within 60 days after the occurrence of any Master Servicer Event of Termination, the Trustee or the Trust Administrator shall transmit by mail to all Certificateholders notice of each such Master Servicer Event of Termination hereunder actually known to a Responsible Officer of the Trustee or the Trust Administrator, unless such Master Servicer Event of Termination shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01

Duties of Trustee.

The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  In case a Master Servicer Event of Termination has occurred and remains uncured or unwaived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, but only until such time as a successor Master Servicer shall have been appointed hereunder.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement to the extent that forms of such documents have been provided to the Trustee; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such non-conforming instrument in the event the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

unless a Master Servicer Event of Termination of which a Responsible Officer of the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

(iv)

The Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer.

Section 8.02

Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(i)

the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.  The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand.  Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(v)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or the Custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care;

(vi)

the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement;

(vii)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Termination until a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer or the holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates.  In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Master Servicer Event of Termination;

(ix)

the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

Section 8.03

Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document.  The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Trust Administrator.

Section 8.04

Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Trustee.

Section 8.05

Trustee’s Fees and Expenses.

The Trustee shall be compensated as separately agreed with the Master Servicer.  The Trustee and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended (“Control Person”), of the Trustee shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the Certificates, (d) the Trust Agreement or (e) any Assignment Agreement, (ii) incurred in connection with the performance of any of the Trustee’s duties hereunder or under the Trust Agreement or any Assignment Agreement, other than any loss, liability or expense (x) incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or (y) which would not constitute an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii) incurred by reason of any action of the Trustee taken at the direction of the Certificateholders.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.  Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Trustee shall be reimbursed by the Issuing Entity for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trustee, to the extent that the Trustee must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  The Issuing Entity shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

Section 8.06

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

Section 8.07

Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06.  If no successor trustee meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.  Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance by the successor trustee of appointment as provided in Section 8.08 hereof.

Section 8.08

Successor Trustee.

Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

Upon acceptance by a successor trustee of appointment as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates.  If the Depositor fails to mail such notice within 10 days after acceptance by the successor trustee of appointment, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09

Merger or Consolidation of Trustee.

Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 8.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee (as successor master servicer) under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee; and

(iii)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE IX

CONCERNING THE TRUST ADMINISTRATOR AND THE MASTER SERVICER

Section 9.01

Duties of Trust Administrator.

The Trust Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

The Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trust Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trust Administrator shall notify the Certificateholders of such non-conforming instrument in the event the Trust Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

the duties and obligations of the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trust Administrator and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)

the Trust Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trust Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Trust Administrator was negligent in ascertaining the pertinent facts;

(iii)

the Trust Administrator shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Administrator, or exercising or omitting to exercise any trust or power conferred upon the Trust Administrator under this Agreement; and

(iv)

The Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

Section 9.02

Certain Matters Affecting the Trust Administrator.

Except as otherwise provided in Section 9.01:

(i)

the Trust Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trust Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

the Trust Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trust Administrator shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trust Administrator, not reasonably assured to the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding.  Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(v)

the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or the Custodian and the Trust Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trust Administrator with due care;

(vi)

the Trust Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trust Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trust Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement;

(vii)

[reserved];

(viii)

[reserved];

(ix)

the Trust Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trust Administrator reasonable security or indemnity satisfactory to the Trust Administrator against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trust Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

Section 9.03

Trust Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Trust Administrator assumes no responsibility for their correctness.  The Trust Administrator makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trust Administrator’s execution and authentication of the Certificates.  The Trust Administrator shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

Section 9.04

Trust Administrator May Own Certificates.

The Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Trust Administrator.

Section 9.05

Trust Administrator’s Fees and Expenses.

As compensation for its activities hereunder, the Trust Administrator shall be entitled to retain or withdraw from the Distribution Account an amount equal to the Trust Administrator Compensation.  The Trust Administrator and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended (“Control Person”), of the Trust Administrator shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder, (ii) incurred in connection with the performance of any of the Trust Administrator’s duties hereunder, other than any loss, liability or expense (x) incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder or (y) which would not constitute an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), or (iii) incurred by reason of any action of the Trust Administrator taken at the direction of the Certificateholders.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trust Administrator hereunder.  Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trust Administrator’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Trust Administrator shall be reimbursed by the Issuing Entity for all reasonable expenses, disbursements and advances incurred or made by the Trust Administrator in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trust Administrator, to the extent that the Trust Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  The Issuing Entity shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

Section 9.06

Eligibility Requirements for Trust Administrator.

The Trust Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trust Administrator shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.  The entity serving as Trust Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

Section 9.07

Resignation and Removal of Trust Administrator.

The Trust Administrator may at any time resign by giving written notice of resignation to the Depositor and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and acceptance by a successor trust administrator in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06.  If no successor trust administrator meeting such qualifications shall have been so appointed by the Depositor or the Trustee and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trust Administrator may petition any court of competent jurisdiction for the appointment of a successor trust administrator.

If at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trust Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trust Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Trust Administrator, then the Depositor or the Trustee may remove the Trust Administrator and appoint a successor trust administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trust Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor trust administrator.  If the Master Servicer and the Trust Administrator are the same Person, then at any time the Master Servicer is terminated pursuant to Section 7.01 hereof, the Depositor shall also remove the Trust Administrator as trust administrator hereunder.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trust Administrator and appoint a successor trust administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trust Administrator to the Trustee, one complete set to the Trust Administrator so removed and one complete set to the successor so appointed.  Notice of any removal of the Trust Administrator shall be given to each Rating Agency by the successor trust administrator.

Any resignation or removal of the Trust Administrator and appointment of a successor trust administrator pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance by the successor trust administrator of appointment as provided in Section 9.08 hereof.  If the Trust Administrator and the Master Servicer are the same Person, then at any time the Trust Administrator is removed pursuant to this Section 9.07, the Master Servicer shall likewise be terminated as master servicer hereunder.

The Trust Administrator (i) may not be an Originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Trust Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody's (or such rating acceptable to Fitch pursuant to a rating confirmation).  If no successor trust administrator shall have been appointed and shall have accepted appointment within 60 days after Wells Fargo Bank, N.A., as Trust Administrator, ceases to be the trust administrator pursuant to this Section 9.07, then the Trustee shall perform the duties of the Trust Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Trust Administrator.  In such event, the Trustee shall assume all of the rights and obligations of the Trust Administrator hereunder arising thereafter except that the Trustee shall not be (i) liable for losses of the predecessor Trust Administrator or any acts or omissions of the predecessor Trust Administrator hereunder or (ii) deemed to have made any representations and warranties of the Trust Administrator made herein.  The Trustee shall not be accountable for, shall have no liability for and makes no representation as to any acts or omissions hereunder of the Trust Administrator until such time as the Trustee may be required to act as successor Trust Administrator pursuant to this Section 9.07 and thereupon only for the acts or omissions of the Trustee as successor Trust Administrator.

The Trustee or successor trust administrator shall be entitled to be reimbursed from the Master Servicer for all reasonable costs and expenses associated with the transfer of the duties of the Trust Administrator from the predecessor Trust Administrator, including, without limitation, any costs or expenses associated with the complete transfer of all trust administrator data and the completion, correction or manipulation of such trust administrator data as may be required by the Trustee or successor trust administrator to correct any errors or insufficiencies in such trust administrator data or otherwise to enable the Trustee or successor trust administrator to perform the duties of the Trust Administrator properly and effectively.

The Trustee, as successor Trust Administrator, as compensation for its activities hereunder, shall be entitled to retain or withdraw from the Distribution Account an amount equal to the Trust Administrator Compensation.  To the extent such Trust Administrator Compensation is less than the current market rate that the Trustee would charge for providing similar trust administrator services in a similarly structured transaction, as mutually determined by the Trustee and the successor Master Servicer at the time the Trustee becomes the successor Trust Administrator, the successor Master Servicer, out of its own funds, shall pay the Trustee, as successor Trust Administrator, additional compensation in an amount equal to the difference between the Trust Administrator Compensation and such current market rate for such trust administrator services, as separately negotiated by the successor Master Servicer and the Trustee at the time the Trustee becomes the successor Trust Administrator.

Section 9.08

Successor Trust Administrator.

Any successor trust administrator appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trust administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trust administrator shall become effective and such successor trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trust administrator herein.  The Depositor, the Trustee, the Master Servicer and the predecessor trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trust administrator all such rights, powers, duties, and obligations.

No successor trust administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trust administrator shall be eligible under the provisions of Section 9.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

Upon acceptance by a successor trust administrator of appointment as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trust administrator hereunder to all Holders of Certificates.  If the Depositor fails to mail such notice within 10 days after acceptance by the successor trust administrator of appointment, the successor trust administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 9.09

Merger or Consolidation of Trust Administrator.

Any corporation or other entity into which the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any corporation or other entity succeeding to the business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 9.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10

[Reserved].

Section 9.11

Tax Matters.

It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of such REMIC and that in such capacity it shall:

(a)

prepare, submit to the Trustee for execution, and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby, including without limitation, the calculation of any original issue discount using the Prepayment Assumption;

(b)

apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or other acceptable method for such REMIC and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)

make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)

provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee described in clauses (i)-(iv) of the definition thereof, or an agent (including a broker, nominee or other middleman) of a non-Permitted Transferee (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(e)

to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions;

(f)

not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status;

(g)

not permit the creation of any interests in such REMIC other than as set forth in the Preliminary Statement;

(h)

not receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement);

(i)

receive any income attributable to any asset which is neither a “qualified mortgage” nor a “permitted investment” within the meaning of the REMIC Provisions;

(j)

not receive any contributions to such REMIC after the Startup Day that would be subject to tax under Section 860G(d) of the Code;

(k)

not dispose of any assets of such REMIC at a gain if such disposition would be a “prohibited transaction” within the meaning of Section 860F(a)(2) of the Code;

(l)

pay, from the sources specified in the next to last paragraph of this Section 9.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from causing the withholding of payment of such tax, if permitted by law, pending the outcome of such proceedings);

(m)

ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

(n)

maintain records relating to such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

The Holder of the largest Percentage Interest of the Class A-LR Certificates shall act as “tax matters person” within the meaning of Treasury Regulations Section 1.860F-4(d) for the Subsidiary REMIC and the Holder of the largest Percentage Interest of the Class A-UR Certificates shall act as “tax matters person” within the meaning of Treasury Regulations Section 1.860F-4(d) for each remaining REMIC created pursuant to this Agreement.  The Master Servicer is hereby designated as agent of such Class A-LR or Class A-UR Certificateholder for such purposes (or if the Master Servicer is not so permitted, such Holder shall be the tax matters person in accordance with the REMIC Provisions).  In such capacity, the Master Servicer shall, as and when necessary and appropriate, represent the related REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of such REMIC, and otherwise act on behalf of such REMIC in relation to any tax matter or controversy involving it.

In order to enable the Master Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Master Servicer within ten (10) days after the Closing Date all information or data that the Master Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans.  Thereafter, the Depositor shall provide to the Master Servicer promptly upon written request therefor, any such additional information or data that the Master Servicer may, from time to time, reasonably request in order to enable the Master Servicer to perform its duties as set forth herein.  The Depositor hereby indemnifies the Master Servicer for any losses, liabilities, damages, claims or expenses of the Master Servicer arising from any errors or miscalculations of the Master Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Master Servicer on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contribution to such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Master Servicer, the Trustee or the Trust Administrator, respectively, if any such other tax arises out of or results from a breach by the Master Servicer, the Trustee or the Trust Administrator, respectively, of any of its obligations under this Agreement, (ii) the Transferor, if any such tax arises out of or results from the Transferor’s obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iii) in all other cases, or in the event that the Trustee, the Trust Administrator, the Master Servicer or the Transferor fails to honor its obligations under the preceding clause (i) or (ii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.10(b).

The parties intend that the portion of the Trust Fund constituting the Grantor Trust, consisting of the Class P Prepayment Charges, shall constitute, and that the affairs of the Grantor Trust shall be conducted so as to qualify such portion as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Master Servicer shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished the respective amounts described above to the Class P Certificateholders, in the time or times and in the manner required by the Code.

Section 9.12

Periodic Filings.

The Master Servicer shall reasonably cooperate with the Depositor to enable the Issuing Entity to satisfy its reporting requirements under the Exchange Act.

(a)

(i)

Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall prepare and file on behalf of the Issuing Entity any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Trust Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit T hereto to the Depositor and Trust Administrator and be directed and approved by and at the direction of the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except to the extent of its obligations set forth in the next paragraph.

(ii)

For so long as the Issuing Entity is subject to the Exchange Act reporting requirements, within 5 calendar days after the related Distribution Date, (i) certain parties set forth on Exhibit T shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  Wells Fargo, in its capacity as the Trust Administrator only, has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)

After preparing the Form 10-D, the Trust Administrator shall use its reasonable best efforts to forward electronically a copy of the Form 10-D to the Depositor for review no later than 10 calendar days after the related Distribution Date; provided that the Trust Administrator shall only be required to forward such Form 10-D to the Depositor, where such Form 10-D contains Additional Form 10-D Disclosure.  No later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 10-D.  A duly authorized representative of the Master Servicer shall sign each Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 9.12(e)(ii).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Trust Administrator.  Each party to this Agreement acknowledges that the performance by the Trust Administrator and the Master Servicer of its duties under this Section 9.12 related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 9.12.  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 9.12(a) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreements, the Custodial Agreement or any other applicable agreement.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iv)

Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days."  The Depositor hereby instructs the Trust Administrator, with respect to each Form 10-D, to check "yes" for each item unless the Trust Administrator has received timely prior written notice from the Depositor that the answer should be "no" for an item.  The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Trust Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be “no” as a result of filings that relate to other securitization transactions of the Depositor for which the Trust Administrator does not have the obligation to prepare and file Exchange Act reports.  The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(b)

(i)  On or before the 90th day after the end of each fiscal year of the Issuing Entity or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year), commencing in March 2008, the Trust Administrator shall prepare and file on behalf of the Issuing Entity a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement and each Servicing Agreement, (A) an annual compliance statement for each Servicer, the Master Servicer, the Trust Administrator and any Servicing Function Participant engaged by any such party (each, together with the Custodian, a “Reporting Servicer”), as described under Section 3.21 of this Agreement and the under the related Servicing Agreements; provided, however, that the Trust Administrator may omit from the Form 10-K any annual compliance statement that the Trust Administrator and the Depositor agree is not required to be filed with such Form 10-K pursuant to Regulation AB; (B)(I) each annual Assessment of Compliance with Servicing Criteria for each Reporting Servicer, as described under Section 3.22(a) of this Agreement and the related Servicing Agreements and (II) if any Reporting Servicer’s Assessment of Compliance with Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; provided, however, that the Trust Administrator may omit from the Form 10-K any Assessment of Compliance or Accountant’s Attestation described in clause (C) below that the Trust Administrator and the Depositor agree is not required to be filed with such Form 10-K pursuant to Regulation AB; (C)(I) the Accountant’s Attestation for each such Reporting Servicer, as described under Section 3.22(b) of this Agreement, or the applicable section of any Servicing Agreement, and (II) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such Accountant’s Attestation is not included and an explanation why such Accountant’s Attestation is not included, and (D) a Sarbanes-Oxley Certification as described in Section 9.12(b)(iv). Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit U hereto to the Depositor and the Trust Administrator and be directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure except to the extent of its obligations as set forth in the next paragraph.

(ii)

For so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than March 10 (with a 5 calendar day cure period, but in no event later than March 15th) of each year, commencing in 2008, (A) certain parties set forth on Exhibit U shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure as set forth on Exhibit U, if applicable, together with an Additional Disclosure Notification and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. Wells Fargo, in its capacity as the Trust Administrator only, has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit U of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.  In order to allow the parties to comply with the requirements of this section, on or before March 1 of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in 2008, the Depositor will provide all parties to the Pooling and Servicing Agreement with a list of (i) each Servicer contemplated under §1108 of Regulation AB, (ii) the Trustee, (iii) each originator contemplated by §1110 of Regulation AB, (iv) significant obligor contemplated by §1112 of Regulation AB, (v) enhancement or support provider contemplated under §§1114 or 1115 or Regulation AB and (vi) any other material parties related to the Issuing Entity contemplated by §1101(d)(1) of Regulation AB.

(iii)

After preparing the Form 10-K, the Trust Administrator shall use reasonable best efforts to forward electronically a copy of the Form 10-K to the Depositor no later than March 23rd of the related year.  The Depositor shall use reasonable best efforts to notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K no later than March 25th of the related year.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 10-K.  A senior officer of the Master Servicer in charge of the master servicing function shall sign, or, in the event that the Loans serviced by CitiMortgage are deemed by the Depositor to be material under the provisions of Regulation AB, a senior officer of the Depositor shall sign the Form 10-K.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 9.12(e)(ii).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Trust Administrator.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 9.12(b) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 9.12(b), Section 3.21, Section 3.22(a) and Section 3.22(b).  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 9.12(b) related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Servicing Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv)

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), as set forth in Exhibit N attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Depositor, the Master Service and the Trust Administrator shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10 (with a 5 calendar day cure period) of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit U, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer of the Master Servicer in charge of the master servicing function shall serve, or, in the event that the Loans serviced by CitiMortgage  are deemed by the Depositor to be material under the provisions of Regulation AB, a senior officer of the Depositor shall serve as the Certifying Person on behalf of the Issuing Entity.  Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 443-367-3307.  In the event any such party or any Servicing Function Participant engaged by the parties is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 9.12(b)(iv) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

(v)

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Trust Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to the questions should be “no” as a result of Exchange Act filings of the Depositor which the Trust Administrator does not have the obligation to prepare and file, including but not limited to the initial Form 8-K for this transaction.  The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-K.

Notwithstanding the foregoing, (i) the Master Servicer and the Trust Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement.

(c)

(i)

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), if requested by the Depositor, and to the extent it receives the Form 8-K Disclosure Information described below, the Trust Administrator shall prepare and file on behalf of the Issuing Entity any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-Ks in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit V to the Depositor and the Trust Administrator and be directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except to the extent of its obligations set forth in the next paragraph.

(ii)

For so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than the close of business (New York time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties specified on Exhibit V shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on the Form 8-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii)

After preparing the Form 8-K, the Trust Administrator shall use reasonable best efforts to forward electronically a copy of the Form 8-K to the Depositor no later than Noon New York City time on the third Business Day after the Reportable Event.  The Depositor shall use reasonable best efforts to notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K no later than the close of business on the third Business Day after the Reportable Event.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 8-K.  A duly authorized representative of the Master Servicer shall sign each Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 9.12(e)(ii).  Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 8-K filed by it.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 9.12 related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 9.12.  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 9.12(c) related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Form 8-K Disclosure Information pursuant to the related Servicing Agreements or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)

(i) On or prior to January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

(ii)

In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly notify the Depositor.  In the case of Form 10-D and Form 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Distribution Date Statement).  Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trust Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, Form 10-D/A or Form 10-K/A; provided, the Trust Administrator will only be required to notify the Depositor of an amendment to any Form 10-D where such amendment contains Additional Form 10-D Disclosure.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by a duly authorized officer (or in the case of a Form 10-K a senior officer) of the Master Servicer.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 9.12(d) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute  and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any servicer, the Custodian, or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendment to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

ARTICLE X
TERMINATION

Section 10.01

Termination upon Liquidation or Purchase of All Mortgage Loans.

(a)

 The obligations and responsibilities of the Depositor, the Transferor, the Master Servicer, the Trust Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (i) the purchase, in accordance with this Section 10.01, of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (x) the aggregate Clean-up Call Mortgage Loan Price for all the Mortgage Loans and (y) the aggregate Clean-up Call REO Property Price for all the REO Properties, and (ii) the later of (x) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (y) the distribution to the Holders of the Certificates of all amounts required to be distributed to them pursuant to this Agreement.  In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date.  The right of the Master Servicer to elect to exercise its termination rights pursuant to this clause (a) shall be conditioned upon the Aggregate Pool Principal Balance, at the time of any such repurchase, aggregating less than ten percent (10%) of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

(b)

Within two (2) Business Days after the Master Servicer has elected to exercise its termination rights pursuant to Section 10.01(a), the Master Servicer shall deliver a bid notice for the Mortgage Loans and the REO Properties to UBS Securities LLC and at least two other institutions that are regular purchasers and/or sellers in the secondary market of residential whole Mortgage Loans.  The bid notice shall specify the Mortgage Loans and the REO Properties that are being sold, and identify the aggregate Clean-up Call REO Property Price required to be paid for the REO Properties and the other information necessary for the bidders to make bids.  The Master Servicer shall also be entitled to submit a bid for the Mortgage Loans and the REO Properties.  All bids must be submitted to the Master Servicer on a date determined by the Master Servicer, which date shall be set forth in the bid notice.  Only cash bids may be accepted.  With respect to the Mortgage Loans to be purchased, if one or more bids that exceed the aggregate Par Call Price are received, the Fair Market Value Call Price for the Mortgage Loans shall be equal to the price bid by the highest bidder, and such bidder shall complete the purchase of the Mortgage Loans and the REO Properties from the Trust Fund at the aggregate Clean-up Call Mortgage Loan Price for the Mortgage Loans and the aggregate Clean-up Call REO Property Price for the REO Properties before the final Distribution Date. With respect to the Mortgage Loans to be purchased, if fewer than three bids are received or no bid exceeds the aggregate of the Par Call Price for the Mortgage Loans, the Fair Market Value Call Price shall be zero and the Master Servicer shall complete the purchase of the Mortgage Loans and the REO Properties from the Trust Fund at the aggregate Clean-up Call Mortgage Loan Price for the Mortgage Loans and the aggregate Clean-up Call REO Property Price for the REO Properties before the final Distribution Date.

Section 10.02

Final Distribution on the Certificates.

If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Master Servicer shall direct the Trust Administrator promptly to send a final distribution notice to each Certificateholder.  If the Master Servicer elects to exercise its termination rights pursuant to clause (a) of Section 10.01, at least 5 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trust Administrator of the date the Master Servicer intends to exercise its termination rights.

Notice of any termination of the Trust Fund, or of the exercise of the Master Servicer’s termination rights, specifying the Distribution Date on which related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator by letter to related Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 5th day of the month of such final distribution.  Any such notice shall specify (a) the Distribution Date upon which final distribution on the related Certificates will be made upon presentation and surrender of such Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the related Certificates at the office therein specified.  The Trust Administrator will give such notice to each Rating Agency at the time such notice is given to related Certificateholders.

Upon presentation and surrender of the related Certificates, the Trust Administrator shall cause to be distributed to the Certificateholders of each related Class, in the order set forth in Section 4.02 hereof, all amounts required to be distributed to it pursuant to Section 4.02 and, in the case of the Certificateholders of the same Class, in proportion to their respective Percentage Interests, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Principal Balance thereof plus (a) accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest bearing Certificate and (b) any Group 1 A-P Deferred Amount and Group 5 A-P Deferred Amount, as applicable, in the case of the Class A-P Certificates, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trust Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trust Administrator may take reasonable steps, or may appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets of the Master REMIC which remain subject hereto, and then the Class A-LR and Class A-UR Certificateholders as the beneficial owner of the residual interest issued by the REMICs created under this Agreement shall be entitled to all unclaimed funds and other assets of each related REMIC created under this Agreement, which remain subject hereto, and Certificateholders who have not surrendered Certificates shall look only to such Class A-LR and Class A-UR Certificateholders with respect to any such unclaimed funds and other assets.

Section 10.03

Additional Termination Requirements.

(a)

In the event of the purchase pursuant to Section 10.01, the Subsidiary REMIC shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 10.03(a) will not (i) result in the imposition of taxes on “prohibited transactions” as defined in section 860F of the Code on any REMIC created under this Agreement, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

The notice given by the Master Servicer under Section 10.02 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Subsidiary REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders).  The Master Servicer shall also specify such date in a statement attached to the final tax return of the Subsidiary REMIC created under this Agreement; and

(ii)

At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trust Administrator shall sell all of the assets of the Subsidiary REMIC to the purchaser specified in Section 10.01 for cash at the purchase price specified in Section 10.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 10.02.

(b)

Upon the purchase pursuant to Section 10.01, if no other REMIC would remain outstanding following such purchase, each remaining REMIC shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 10.03(b) will not (i) result in the imposition of taxes on “prohibited transactions” as defined in section 860F of the Code on any REMIC created under this Agreement, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

The notice given by the Master Servicer under Section 10.02 shall provide that such notice constitutes the adoption of a plan of complete liquidation of each remaining REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders).  The Master Servicer shall also specify such date in a statement attached to the final tax return of each remaining REMIC; and

(ii)

At or after the time of adoption of any such plan of complete liquidation for each such remaining REMIC and at or prior to the final Distribution Date of the Subsidiary REMIC, the Trust Administrator shall sell all of the assets of each such remaining REMIC for cash.

(c)

By its acceptance of a Residual Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate any REMIC created pursuant to this Agreement.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01

Amendment.

This Agreement may be amended from time to time by the Depositor, the Transferor, the Master Servicer, the Custodian, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus Supplement, (iii) to add to the duties of the Depositor, the Trustee, the Trust Administrator, the Transferor, the Custodian or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel addressed to the Trust Administrator (which Opinion of Counsel shall be an expense of the party requesting the amendment, or if the Trust Administrator requests the amendment, the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  The Trust Administrator, the Trustee, the Depositor, the Transferor, the Custodian, the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC created under this Agreement as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trust Administrator has been provided an Opinion of Counsel addressed to the Trust Administrator and the Master Servicer, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.  In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator, the Transferor, the Custodian and the Trustee without the consent of the Certificateholders to comply with the provisions of Regulation AB.

Section 9.12 of this Agreement may also be amended by the Depositor, the Transferor, the Master Servicer, the Trust Administrator and the Trustee without the consent of any of the Certificateholders, and without the need for any Opinions of Counsel or Rating Agency confirmation, in the event that new guidelines or procedures are issued by the Securities and Exchange Commission with respect to the preparation and filing of the Form 10-K and the Certification required to be attached thereto as referenced in Section 9.12(d).

This Agreement may also be amended from time to time by the Depositor, the Transferor, the Master Servicer, the Custodian, the Trust Administrator and the Trustee, and with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the preceding clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee and the Trust Administrator shall not consent to any amendment to this Agreement (other than pursuant to the second preceding paragraph) unless it shall have first received an Opinion of Counsel addressed to the Trustee and the Trust Administrator, which opinion shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax under the REMIC Provisions on any REMIC or the Certificateholders or cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Nothing in this Agreement shall require the Trustee or the Trust Administrator to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund), satisfactory to the Trust Administrator that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 11.01.  Notwithstanding anything to the contrary in this Section 11.01, the Trustee, the Custodian, the Trust Administrator, the Master Servicer and the Transferor shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission; provided, that at all times the parties to this Agreement shall comply with Regulation AB.

Section 11.02

Recordation of Agreement; Counterparts.

This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Issuing Entity on direction by the Trust Administrator (acting at the written direction of a Majority in Interest of the Certificateholders), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.04

Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee.  It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 11.05

Notices.

(a)

The Trust Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)

Any material change or amendment to this Agreement;

(ii)

The occurrence of any Master Servicer Event of Termination that has not been cured;

(iii)

The resignation or termination of the Master Servicer, the Custodian, the Trust Administrator or the Trustee and the appointment of any successor;

(iv)

The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

(v)

The final payment to Certificateholders.

In addition, the Master Servicer shall promptly make available to each Rating Agency copies of the following:

(i)

Each annual statement as to compliance described in Section 3.21;

(ii)

Each annual independent public accountants’ servicing report described in Section 3.22; and

(iii)

Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02 or 2.03.

(b)

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention:  General Counsel, (b) in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other address as the Master Servicer may hereafter furnish to each other party to this Agreement in writing, and in the case of Wells Fargo in its capacity as Custodian, Wells Fargo Bank, N.A., 1015 10th Avenue Southeast, Minneapolis, Minnesota 55414 (c) in the case of the Trustee, the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to each other party to this Agreement in writing, (d) in the case of the Transferor, UBS Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention:  General Counsel, (e) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, and (f) in the case of the Trust Administrator, the Corporate Trust Office, or such other address as the Trust Administrator may hereafter furnish to each other party to this Agreement in writing.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 11.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07

Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02 and this Section 11.07, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.  Pursuant to Section 6.05, the Master Servicer shall be permitted to pledge its rights as servicer hereunder to a lender, provided that no such pledge shall permit the termination of the Master Servicer as Master Servicer unless a successor servicer meeting the requirements of Sections 6.04 and 7.02 hereunder shall have assumed the rights and obligations of the Master Servicer hereunder.

Section 11.08

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Trust Administrator a written notice of a Master Servicer Event of Termination and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or the Trust Administrator to institute such action, suit or proceeding in its own name as Trustee or Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee or the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder and the Trustee and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 11.09

Inspection and Audit Rights.

The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Servicer to permit any representative of the Depositor or the Trustee during the Master Servicer’s or Servicer’s, as the case may be, normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer or the Servicer, as the case may be, relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer or the Servicer, as the case may be, hereby authorize said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Servicer.

Section 11.10

Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.11

Compliance With Regulation AB.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.21, 3.22 and 9.12 of this Agreement is to facilitate compliance by the Transferor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply, to the extent practicable from a timing and information systems perspective and at the expense of the Depositor, with requests made by the Transferor or the Depositor for delivery of additional or different information as the Transferor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 11.12

Tax Status and Reporting.

(a)

It is the intended that the arrangement pursuant to which the Class P Certificates are issued and Prepayment Charges paid to the Class P Certificates be considered a “grantor trust” under the Code and a WHFIT that is a WHMT. The Trust Administrator will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Trust Administrator to do so is provided to the Trust Administrator on a timely basis.  The Trust Administrator can assume that the DTC is the only middleman listed as the registered holder for the Class P Certificates.  The Trust Administrator shall not be liable for any tax reporting penalties that may arise under the WHFIT Regulations as a result of the Depositor incorrectly determining the status of the portion of theTrust Fund allocable to the Class P Certificates as a WHFIT.

(b)

The Trust Administrator shall report required WHFIT information using the accrual method.  The Trust Administrator shall make available WHFIT information to holders annually.  In addition, the Trust Administrator will not be responsible or liable for providing subsequently amended, revised or updated information to any holder, unless requested by the holder.

(c)

The Trust Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Trust Administrator, (ii) incomplete, inaccurate or untimely information being provided to the Trust Administrator or (iii) the inability of the Trust Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year.  Each owner of a Class P Certificate representing, in whole or in part, beneficial ownership of an interest in a WHFIT, by acceptance of its interest in such Certificate, will be deemed to have agreed to provide the Trust Administrator with information regarding any sale of such Certificate, including the price, amount of proceeds and date of sale.  Absent receipt of such information, and unless informed otherwise by the Depositor, the Trust Administrator may assume there is no secondary market trading of WHFIT interests.

(d)

To the extent required by the WHFIT Regulations, the Trust Administrator shall use reasonable efforts to publish on an appropriate website the CUSIPs for the Class P Certificates that represent ownership of a WHFIT.  The Trust Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received.  Absent the receipt of a CUSIP, the Trust Administrator shall use a reasonable identifier number in lieu of a CUSIP.  The Trust Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

(e)

For federal income tax purposes, the grantor trust created hereunder shall have a calendar year taxable year.  The Trust Administrator shall prepare or cause to be prepared and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities, income tax information returns for each taxable year with respect to the grantor trust.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Depositor, the Trustee, the Trust Administrator, the Transferor, the Master Servicer, the Credit Risk Manager and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor

By:

             /s/ Zachary A. Phelps

Name:      Zachary A. Phelps

Title:        Associate Director

By:

             /s/ Jennie Tom

Name:      Jennie Tom

Title:        Associate Director

UBS REAL ESTATE SECURITIES INC., as Transferor

By:

             /s/ Zachary A. Phelps

Name:      Zachary A. Phelps

Title:        Associate Director

By:

             /s/ Jennie Tom

Name:      Jennie Tom

Title:        Associate Director

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

             /s/ Roxanne Rouleau

Name:      Roxanne Rouleau

Title:        Vice President

WELLS FARGO BANK, N.A., as Master Servicer, Trust Administrator and Custodian

By:

             /s/ Raymond Delli Colli

Name:      Raymond Delli Colli

Title:        Vice President

WELLS FARGO BANK, N.A., as Credit Risk Manager

By:

             /s/ Raymond Delli Colli

Name:      Raymond Delli Colli

Title:        Vice President

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

On the 26th day of October, 2007 before me, a notary public in and for said State, personally appeared before me each of the above-named Zachary Phelps and Jennie Tom, in each case, known to me to be an Associate Director and an Associate Director, respectively, of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be, in each case, the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___Anthony Beshara III________
Notary Public

[SEAL]

My commission expires:

____June 27, 2010___________________

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

On the 29th day of October, 2007 before me, a notary public in and for said State, personally appeared before me each of the above-named Zachary Phelps and Jennie Tom, in each case, known to me to be an Associate Director and an Associate Director, respectively, of UBS Real Estate Securities Inc., one of the corporations that executed the within instrument, and also known to me to be, in each case, the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___Anthony Beshara III________
Notary Public

[SEAL]

My commission expires:

____June 27, 2010___________________

STATE OF NEW YORK

)

)

ss.:

COUNTY OF KINGS

)

On the 29th day of October, 2007 before me, a notary public in and for said State, personally appeared Raymond Delli Colli  known to me to be a Vice President  of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___Janet M. Jolley________
Notary Public

[SEAL]

My commission expires:

____January 3, 2009___________________

STATE OF MINNESOTA

)

)

ss.:

COUNTY OF RAMSEY

)

On the 29th day of October, 2007 before me, a notary public in and for said State, personally appeared Roxanne Rouleau  known to me to be a Vice President of U.S. Bank National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___Trisha L. Willett________
Notary Public

[SEAL]

My commission expires:

____January 31, 2012______________

SCHEDULE I
Mortgage Loan Schedule

(Available Upon Request)

SCHEDULE II
MASTR Asset Securitization Trust 2007-1
Mortgage Pass-Through Certificates
Series 2007-1

Representations and Warranties as to the Mortgage Loans

UBS Real Estate Securities Inc. (the “Transferor”) hereby makes with respect to those Mortgage Loans sold by it to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the following representations and warranties as of the Closing Date or, if so specified herein, as of the Cut-off Date.

(i)

The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

(ii)

Immediately prior to the transfer and assignment contemplated herein, the Transferor was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

(iii)

The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Master Servicer with, any Mortgage establishes in the Transferor a valid and subsisting first lien on the property described therein and the Transferor has full right to sell and assign the same to the Trustee;

(iv)

Neither the Transferor nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Master Servicer pursuant to Section 2.01;

(v)

All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Transferor has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

(vi)

The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Transferor’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(vii)

The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Transferor;

(viii)

Except for Mortgage Loans secured by co-op shares and Mortgage Loans secured by residential long term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Transferor’s knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(ix)

The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

(x)

To the best of the Transferor’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(xi)

All payments required to be made up to but not including the Due Date immediately preceding the Cut-off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the Closing Date;

(xii)

The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Transferor’s knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

(xiii)

Each Loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, all applicable anti-predatory and abusive lending laws;

(xiv)

The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

(xv)

The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Transferor is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Transferor’s interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Transferor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

(xvi)

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense;

(xvii)

To the best of the Transferor’s knowledge no foreclosure action has been commenced or is currently threatened, with respect to the Mortgage Loan and the Transferor has not waived any default, breach, violation or event of acceleration;

(xviii)

No Mortgage Note or Mortgage is subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

(xix)

Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

(xx)

Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

(xxi)

To the best of the Transferor’s knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxii)

Each Mortgaged Property consists of a one to four unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by co-op shares, leases or occupancy agreements;

(xxiii)

The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(xxiv)

With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

(xxv)

In the event that the Mortgagor is an inter vivos “living” trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

(xxvi)

If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence; (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(xxvii)

The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(xxviii)

The Mortgage Loan was underwritten in accordance with the underwriting guidelines of the related Loan Seller in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxix)

The Loan Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for sale to the Transferor;

(xxx)

With respect to each Mortgage Loan, the Transferor is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned;

(xxxi)

As of the Cut-off Date, the range of original Loan-to-Value Ratios of the Mortgage Loans is 10.31% to 95.00% and 17 Mortgage Loans, representing 2.04% of the Cut-off Date Pool Balance, had Loan-to-Value Ratios at origination in excess of 8.00%.  Each such Mortgage Loan is subject to a Primary Insurance Policy;

(xxxii)

With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and, at the time such Mortgage Loan was originated, each prepayment penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

(xxxiii)

With respect to each Mortgage Loan, the related Servicing Agreement requires the related Servicer to deposit into the related Protected Account an amount equal to all payments of principal and interest on such Mortgage Loan that are delinquent at the close of business on the related Determination Date and not previously advanced by such Servicer.  The obligation of such Servicer to advance such payments as to such Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless such Servicer deems such advance to be nonrecoverable from liquidation proceeds, REO disposition proceeds, condemnation proceeds or insurance proceeds with respect to such Mortgage Loan;

(xxxiv)

 No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.  No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

(xxxv)

With respect to each Mortgage Loan, either (a) an appraisal acceptable to FNMA or FHLMC has been obtained or (b) an appraisal on Form 1004 or Form 2055 with an interior inspection has been obtained; and

(xxxvi)

No loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 6.0 Revised, Appendix E).

EXHIBIT A

(FORM OF CLASS A-P CERTIFICATE)

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS A PRINCIPAL ONLY CERTIFICATE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF INTEREST.

Certificate No.:	[1]
Cut-off Date:	October 1, 2007
First Distribution Date:	November 25, 2007
Last Scheduled Distribution Date:	November 25, 2037
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ASSET SECURITIZATION TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class A-P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  October __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT B

(FORM OF CLASS A-X CERTIFICATE)

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.:	[1]
Cut-off Date:	October 1, 2007
First Distribution Date:	November 25, 2007
Last Scheduled Distribution Date:	November 25, 2037
Pass-Through Rate:	[_____]%
Initial Notional Amount of this Certificate (“Denomination”):	$[_______]
Initial Notional Amount of all Certificates of this Class:	$[_________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ASSET SECURITIZATION TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class A-X

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  October __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT C-1

(FORM OF CLASS A-[LR][UR] CERTIFICATE)

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).  TRANSFERS OF THIS CERTIFICATE TO ANY PERSON WHO IS NOT A PERMITTED TRANSFEREE, AS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT IS PROHIBITED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED TO THE AGREEMENT.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR DELIVERS TO THE TRUST ADMINISTRATOR A REPRESENTATION LETTER OR OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO ERISA OR THE CODE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	1
Cut-off Date:	October 1, 2007
First Distribution Date:	November 25, 2007
Last Scheduled Distribution Date:	November 25, 2037
Pass-Through Rate:	[ _____ ]%
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$50
Initial Certificate Principal Balances of all Certificates of this Class:	$50
CUSIP:	[____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ASSET SECURITIZATION TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class A-[__]R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that UBS Securities LLC is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”).   Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-[_]R Certificate at the Corporate Trust Office of the Trust Administrator.

No transfer of a Class A-[_]R Certificate shall be made unless the Trust Administrator shall have received:  (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf or with the assets of, any such plan or arrangement, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Class A-[_]R Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Class A-[_]R Certificate is covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Class A-[_]R Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of such parties, the applicable Servicer or the Trust Fund.  (Such representations shall be deemed to have been made to the Trust Administrator by the Transferee’s acceptance of a Class A-[_]R Certificate and by a beneficial owner’s acceptance of its interest in a Class A-[_]R Certificate.)  Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-[_]R Certificate to or on behalf of an employee benefit plan or other retirement arrangement subject to ERISA or the Code without the Opinion of Counsel satisfactory to the Trust Administrator as described above shall be void and of no effect.

Each Holder of this Class A-[_]R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-[_]R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-[_]R Certificate may be transferred without delivery to the Trust Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-[_]R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trust Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-[_]R Certificate must agree not to transfer an Ownership Interest in this Class A-[_]R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-[_]R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  October __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT C-2

(FORM OF CLASS P CERTIFICATE)

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

NEITHER AN ERISA-RESTRICTED CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUST ADMINISTRATOR THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR DELIVERS TO THE TRUST ADMINISTRATOR A REPRESENTATION LETTER OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  (SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF AN ERISA-RESTRICTED CERTIFICATE AND BY A BENEFICIAL OWNER’S ACCEPTANCE OF ITS INTEREST IN SUCH CERTIFICATE.) NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF AN ERISA-RESTRICTED CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO ERISA OR THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:

P

Cut-off Date:

October 1, 2007

First Distribution Date:

November 25, 2007

Last Scheduled Distribution Date:

November 25, 2037

Percentage Interest:

100%

CUSIP:

[________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ASSET SECURITIZATION TRUST 2007-1

Mortgage Pass-Through Certificates, Series 2007-1

Class P

evidencing  a  percentage  interest  in  the Class  P Prepayment Charges

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator, the Trustee, the Custodian, or Credit Risk Manager referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [_______________] is the registered owner of the Percentage Interest evidenced by this Certificate in the Class P Prepayment Charges with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”) and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”). Distributions on this Certificate will be made from Class P Prepayment Charges pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer or there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel addressed to the Trust Administrator that such transfer may be made pursuant to an exemption from the Securities Act. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Master Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation (letter) from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA Qualifying Underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of such parties, the Master Servicer, the Trust Administrator or the Trust Fund.  (Such representations shall be deemed to have been made to the Trust Administrator by the Transferee’s acceptance of an ERISA-Restricted Certificate and by a beneficial owner’s acceptance of its interest in a Certificate of this Class.) Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan or other retirement arrangement subject to ERISA or the Code without the Opinion of Counsel satisfactory to the Trust Administrator as described above shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  October __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT D

(FORM OF CLASS B CERTIFICATE)

[For Classes B-1, B-2 and B-3 Only] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[For Classes B-4, B-5, and B-6 Only] [THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

[For Classes B-4, B-5, and B-6 Only] [THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.]

NEITHER AN ERISA-RESTRICTED CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUST ADMINISTRATOR THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR DELIVERS TO THE TRUST ADMINISTRATOR A REPRESENTATION LETTER OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  (SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF AN ERISA-RESTRICTED CERTIFICATE AND BY A BENEFICIAL OWNER’S ACCEPTANCE OF ITS INTEREST IN SUCH CERTIFICATE.) NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF AN ERISA-RESTRICTED CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO ERISA OR THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUST ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	[1]
Cut-off Date:	October 1, 2007
First Distribution Date:	November 25, 2007
Last Scheduled Distribution Date:	November 25, 2037
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[___________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[___________]
CUSIP:	[___________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ASSET SECURITIZATION TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class B-[__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [CEDE & CO.] [UBS Securities LLC] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[For Classes B-4, B-5, and B-6 Only]  [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer.  In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trust Administrator an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer, the Trust Administrator or the Depositor.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation (letter) from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA Qualifying Underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of such parties, the Master Servicer, the Trust Administrator or the Trust Fund.  (Such representations shall be deemed to have been made to the Trust Administrator by the Transferee’s acceptance of an ERISA-Restricted Certificate and by a beneficial owner’s acceptance of its interest in a Certificate of this Class.) Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan or other retirement arrangement subject to ERISA or the Code without the Opinion of Counsel satisfactory to the Trust Administrator as described above shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: October __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT E

(FORM OF CLASS SENIOR CERTIFICATE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

[For Interest-Only Certificates Only] [THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.]

Certificate No.:	[1]
Cut-off Date:	October 1, 2007
First Distribution Date:	November 25, 2007
Last Scheduled Distribution Date:	November 25, 2037
Pass-Through Rate:	[________%][Variable in accordance with the Agreement]
[Initial Certificate Principal Balance of this Certificate (“Denomination”):]	$[____________]
[Initial Certificate Principal Balances of all Certificates of this Class:]	$[____________]
[Initial Notional Amount of this Certificate (“Denomination”):]	$[____________]
[Initial Notional Amount of all Certificates of this Class:]	$[____________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ASSET SECURITIZATION TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class [_]-A-[_]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

Mortgage Asset Securitization Transactions, Inc., as Depositor

[Omit for Interest-Only Certificates] [Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.]  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) , as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: October __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT F

(Form of Reverse of Certificates)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ASSET SECURITIZATION TRUST 2007-1

Mortgage Pass-Through Certificates, Series 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Asset Securitization Trust 2007-1, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Master Servicer, the Trust Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the offices that the Trust Administrator designates for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the Pool Principal Balance is less than 10% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Master Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ for the account of ______________________________________________________________, account number ______________, or, if mailed by check, to __________________________.  Statements should be mailed to ________________________________________________ ______________________________________________________________________________ _____________________________________________________________________________.

This information is provided by,

the assignee named above, or                                                                                                            ,

as its agent.

STATE OF

)

)

ss.:

COUNTY OF

)

On the

day of _______, 200_   before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT G

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

U.S. Bank National Association, as trustee
60 Livingston Avenue, EP-MN-WS3D,

St. Paul, Minnesota 55107-2292

Attn: Structured Finance/MASTR 2007-1

Re:

Pooling and Servicing Agreement among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator, as custodian, and as credit risk manager, and U.S. Bank National Association, as trustee, in connection with MASTR Asset Securitization Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1.

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Custodian acting on behalf of the Trustee with respect to the related Mortgage Loans, hereby certifies that, as to each related Mortgage Loan listed in the Mortgage Loan Schedule (other than any related Mortgage Loan paid in full or any related Mortgage Loan listed on the attached schedule) it has received:

(i)

(a) the original Mortgage Note or (b) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed; and

(ii)

a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each related Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Custodian makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each related Mortgage File of any of the related Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[NAME OF CUSTODIAN],

as Custodian

By:

Name:

Title:

EXHIBIT H

FORM OF FINAL CERTIFICATION OF CUSTODIAN

[date]

U.S. Bank National Association, as trustee
60 Livingston Avenue, EP-MN-WS3D,

St. Paul, Minnesota 55107-2292

Attn: Structured Finance/MASTR 2007-1

UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, NY 10019

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

Re:

Pooling and Servicing Agreement among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator, as custodian, and as credit risk manager, and U.S. Bank National Association, as trustee, in connection with MASTR Asset Securitization Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1.

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Custodian acting on behalf of the Trustee with respect to the related Mortgage Loans, hereby certifies that, as to each related Mortgage Loan listed in the Mortgage Loan Schedule (other than any related Mortgage Loan paid in full or any related Mortgage Loan listed on the attached schedule) it has received:

(i)

the original Mortgage Note endorsed in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note.

(ii)

The original recorded Mortgage.

(iii)

A duly executed assignment of the Mortgage in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, or, if the Depositor has certified or the Custodian otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

(iv)

The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Depositor.

(v)

The original or duplicate original lender’s title policy and all riders thereto.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (4), (9), (16) and (21) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Custodian on behalf of the Trustee has made no independent examination of any documents contained in each related Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Custodian on behalf of the Trustee makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each related Mortgage File of any of the related Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[NAME OF CUSTODIAN],

as Custodian

By:

Name:

Title:

EXHIBIT I

FORM OF CLASS A-[_]R TRANSFER AFFIDAVIT

MASTR ASSET SECURITIZATION TRUST 2007-1

Mortgage Asset Securitization Transactions, Inc.
Mortgage Pass-Through Certificates
Series 2007-1

STATE OF

)

)

ss.:

COUNTY OF

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of _______, the proposed Transferee of an Ownership Interest in a Class A-[_]R Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 2007 (the “Agreement”) among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit.  The Transferee has no knowledge that any such affidavit is false.

3.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organizations; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.

The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false; provided, that a pass-through entity which is an “electing large partnership” under the Code will be subject to tax in all events.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.) The Transferee further understands that it may incur tax liabilities with respect to the holding of the Certificate in excess of cash flows generated thereby.

5.

The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trust Administrator a certificate substantially in the form set forth as Exhibit I to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.

The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.  The Transferee historically has paid its debts as they have become due and intends to do so in the future.  The Transferee understands that the taxable income and tax liability with respect to this Certificate will exceed distributions with respect to the Certificate in some or all periods and intends to pay all taxes with respect to the Certificate as they become due.

8.

The Transferee’s taxpayer identification number is __________.

9.

The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) or is not a U.S. Person and has furnished the Transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form.

10.

The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.

The Transferee will not cause income with respect to the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

12.

Check one of the following paragraphs:

□ The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)

the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)

the present value of the expected future distributions on such Certificate; and

(iii)

the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

□ The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)

the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii)

at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)

the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5); and

(iv)

the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

□ None of the above.

13.

The Transferee is either:  (i) not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) if the purchaser is an insurance company, the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificate is covered under Sections I and III of PTCE 95-60, or (iii) the Transferee has delivered to the Trust Administrator an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.

*         *         *

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____________ day of __________________, 200_.

PRINT NAME OF TRANSFEREE

By:

Name:

Title:

[Corporate Seal]

ATTEST:

_________________________________

[Assistant] Secretary

Personally appeared before me the above-named _______, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this                  day of _______, 200_.

NOTARY PUBLIC

My Commission expires the ______ day of ________________, 200_.

EXHIBIT 1
to EXHIBIT I

Certain Definitions

“Disqualified Organization”:  A Person specified in clauses (i)-(iv) of the definition of “Permitted Transferee.”

“Ownership Interest”:  As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

“Permitted Transferee”:  Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in this clause (v) have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on September 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any residual certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable treaty, of such Person or any other U.S. Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

EXHIBIT 2
to EXHIBIT I

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trust Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trust Administrator under subparagraph (b) above, the Trust Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trust Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trust Administrator shall be paid and delivered by the Trust Administrator to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trust Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trust Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Loan Seller, the Transferors, the Master Servicer or the Trust Administrator, to the effect that the elimination of such restrictions will not cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trust Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

EXHIBIT J

FORM OF TRANSFEROR CERTIFICATE

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue

Minneapolis, Minnesota  55479

Attention:

Re:

Mortgage Asset Securitization Transactions, Inc., MASTR Asset Securitization Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1, Class A-[_]R

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act of 1933, as amended and (b) to the extent we are disposing of a Class A-[_]R Certificate, (i) we have no knowledge the Transferee is not a Permitted Transferee, (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no reason to believe that the Transferee will not pay taxes with respect to the Class A-[_]R Certificate when due, and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Transfer Affidavit are false.

Very truly yours,

Print Name of Transferor

By:

Authorized Officer

EXHIBIT K

FORM OF INVESTMENT LETTER (NON-RULE 144A)

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention:

Re:

Mortgage Asset Securitization Transactions, Inc., MASTR Asset Securitization Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1, Class [__________]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) in the case of an ERISA-Restricted Certificate, either (i) we are not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA Qualifying Underwriting, if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) we have provided the Trust Administrator with a satisfactory Opinion of Counsel as required in the Agreement to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT L

FORM OF RULE 144A LETTER

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention:

Re:

Mortgage Asset Securitization Transactions, Inc., MASTR Asset Securitization Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1, Class [_______________]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) in the case of an ERISA-Restricted Certificate, either (i) we are not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA Qualifying Underwriting, if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) we have provided the Trust Administrator with a satisfactory Opinion of Counsel as required in the Agreement to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1
to EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

(For Transferees Other Than Registered Investment Companies)

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

•

Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

•

Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

•

Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

•

Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

•

Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

•

State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

•

ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

•

Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

•

Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

•

Business Development Company.  Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:
Date:

ANNEX 2
to EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

(For Transferees That are Registered Investment Companies)

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT M

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:

Wells Fargo Bank, N.A.

1015 10th Avenue S.E.

Minneapolis, MN  55414-0031

Attn:   Inventory Control—MASTR 2007-1

Re:

Pooling and Servicing Agreement, dated as of October 1, 2007, by and among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator, as custodian and as credit risk manager, and U.S. Bank National Association, as trustee.

In connection with the administration of the related Mortgage Loans held by you as Custodian pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.  If such Mortgage Loan is being repurchased, we hereby certify that the Purchase Price for such Mortgage Loan has been paid.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______

1.

Mortgage Paid in Full

_______

2.

Foreclosure

_______

3.

Substitution

_______

4.

Other Liquidation (Repurchases, etc.)

_______

5.

Nonliquidation

Reason:____________________________________

Address to which Custodian should

Deliver the Mortgage File:

__________________________________________

__________________________________________

__________________________________________

By:_______________________________________

            (authorized signer)

Issuer:_____________________________________

Address:___________________________________

  ___________________________________

Date:______________________________________

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

____________________________________

_________________

Signature

Date

Documents returned to Custodian:

____________________________________

_________________

Custodian

Date

EXHIBIT N

FORM OF SARBANES-OXLEY CERTIFICATION

[DATE]

[Name of Depositor] [Depositor’s Address]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re:

MASTR Asset Securitization Trust, Series 2007-1

I, [identify the certifying individual], certify that:

1.

I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of MASTR Asset Securitization Trust, Series 2007-1 (the “Exchange Act periodic reports”);

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.

[I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and]

5.

All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date:

[Signature]

[Title]

EXHIBIT O

[RESERVED]

EXHIBIT P

[RESERVED]

EXHIBIT Q

FORM OF ASSESSMENT OF COMPLIANCE

[Name of Trust] (the “Trust”)

Mortgage Pass-Through Certificates

Series 20[__]-[__]

I, [name of certifying individual], a duly elected and acting officer of [__________________________] (the “Assessing Party”), certify pursuant to Section 3.22 of the Pooling and Servicing Agreement to the Depositor, [the Trust Administrator] and each Person, if any, who “controls” the Depositor [or the Trust Administrator] within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.

I am responsible for assessing compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year. For purposes of this assessment, I have used the Servicing Criteria as set for in Item 1122 of Regulation AB.

2.

Based on my knowledge, the Assessing Party was in compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year other than [state any material instance of noncompliance with respect thereto during such period].  This assessment is based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Loans serviced by it.

3.

Based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it, the following Servicing Criteria are not applicable to the Assessing Party: [____________].

4.

A registered public accounting firm has issued an attestation report on the Assessing Party’s assessment of compliance for the period consisting of Relevant Year.

Capitalized terms used but not defined herein have the meanings assigned in the pooling and servicing agreement dated as of October 1, 2007 (the “Pooling and Servicing Agreement”) among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, trust administrator, as custodian and as credit risk manager, and U.S. Bank National Association, as trustee.

[__________________],
as Assessing Party

By:

[Name]
[Title]

[Date]

EXHIBIT R

[RESERVED]

EXHIBIT S

ADDITIONAL DISCLOSURE NOTIFICATION*

[Wells Fargo Bank, N.A., as Trust Administrator

Old Annapolis Road

Columbia, Maryland 21045

Attn:  Corporate Trust Services-  MASTR ASSET SECURITIZATION TRUST 2007-1—SEC REPORT PROCESSING]

[Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019]

RE:  Additional Form [10-D][10-K][8-K] Disclosure Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of October 1, 2007, among Mortgage Asset Securitization Transactions, Inc., as Depositor, UBS Real Estate Securities Inc., as Transferor, Wells Fargo Bank N.A., as Master Servicer, Trust Administrator and Custodian, and U.S. Bank National Association, as Trustee, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],

as [role]

By:

Name:

Title:

*  To be sent via email to cts.sec.notifications@wellsfargo.com and by facsimile to 410-715-2380 in addition to overnight mail to the address above.

EXHIBIT T

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Master Servicer Servicer Trust Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3:  Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Trust Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trust Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Trust Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT U

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Trust Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

EXHIBIT V

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties with respect to any agreement entered into by such party

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties with respect to any agreement entered into by such party
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

Depositor Master Servicer Trust Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to document defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Trust Administrator/Trustee/Depositor (with respect to each, only to the extent it is a party to any such documents)
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Trust Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Trust Administrator/Depositor/ Servicer Trustee (as to itself or the Master Servicer)
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

Depositor/Trust Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Trust Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties as to material nonpublic information disclosed by such party
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT W

[RESERVED]

EXHIBIT X

Assessments of Compliance and Attestation Reports Servicing Criteria1

Reg. AB Item 1122(d) Servicing Criteria	WELLS FARGO BANK, N.A.
General Servicing Considerations
monitoring performance or other triggers and events of default	X
monitoring performance of vendors of activities outsourced	X
maintenance of back-up servicer for pool assets
fidelity bond and E&O policies in effect	X
Cash Collection and Administration
timing of deposits to custodial account	X
wire transfers to investors by authorized personnel	X
advances or guarantees made, reviewed and approved as required	X
accounts maintained as required	X
accounts at federally insured depository institutions	X
unissued checks safeguarded	X
monthly reconciliations of accounts	X
Investor Remittances and Reporting
investor reports	X
remittances	X
proper posting of distributions	X
reconciliation of remittances and payment statements	X
Pool Asset Administration
maintenance of pool collateral	X
safeguarding of pool assets/documents	X
additions, removals and substitutions of pool assets
posting and allocation of pool asset payments to pool assets reconciliation of servicer records
modifications or other changes to terms of pool assets
loss mitigation and recovery actions
records regarding collection efforts
adjustments to variable interest rates on pool assets
matters relating to funds held in trust for obligors
payments made on behalf of obligors (such as for taxes or insurance)
late payment penalties with respect to payments made on behalf of obligors records with respect to payments made on behalf of obligors
recognition and recording of delinquencies, charge-offs and uncollectible accounts	X
maintenance of external credit enhancement or other support

1 The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria.  Refer to Regulation AB, Item 1122(d) for a full description of servicing criteria.

Assessments of Compliance and Attestation Reports Servicing Criteria1

Reg. AB Item 1122(d) Servicing Criteria	SERVICER	TRUSTEE	CUSTODIAN/ PAYING AGENT/ MASTER SERVICER/ TRUST ADMINISTRATOR
General Servicing Considerations
monitoring performance or other triggers and events of default	X		X
monitoring performance of vendors of activities outsourced	X		X
maintenance of back-up servicer for pool assets	X
fidelity bond and E&O policies in effect	X		X
Cash Collection and Administration
timing of deposits to custodial account	X		X
wire transfers to investors by authorized personnel	X		X
advances or guarantees made, reviewed and approved as required	X		X
accounts maintained as required	X		X
accounts at federally insured depository institutions	X		X
unissued checks safeguarded	X		X
monthly reconciliations of accounts	X		X
Investor Remittances and Reporting
investor reports	X		X
remittances	X		X
proper posting of distributions	X		X
reconciliation of remittances and payment statements	X		X
Pool Asset Administration
maintenance of pool collateral	X		X
safeguarding of pool assets/documents	X		X
additions, removals and substitutions of pool assets	X
posting and allocation of pool asset payments to pool assets	X
reconciliation of servicer records	X
modifications or other changes to terms of pool assets	X
loss mitigation and recovery actions	X
records regarding collection efforts	X
adjustments to variable interest rates on pool assets	X
matters relating to funds held in trust for obligors	X
payments made on behalf of obligors (such as for taxes or insurance)	X
late payment penalties with respect to payments made on behalf of obligors	X
records with respect to payments made on behalf of obligors	X
recognition and recording of delinquencies, charge-offs and uncollectible accounts	X		X
maintenance of external credit enhancement or other support

Footnotes

1* The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria.  Refer to Regulation AB, Item 1122 for a full description of servicing criteria.